Exhibit 10(ag)
                           Reinbursement Agreements
                            supporting bond issues







                               Exhibit 10 (ag)
                           Reinbursement Agreements
                           Supporting Bond Issues




                           REIMBURSEMENT AGREEMENT

                                    among

                            LANNETT COMPANY, INC.

                                WILLIAM FARBER

                                     AND

                          FIRST UNION NATIONAL BANK
                             (taxable bond issue)


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                          Dated as of April 30, 1999


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                                   EXHIBITS


EXHIBIT  2.01              Form of Letter of Credit


EXHIBIT  2.05              Schedule of Annual Principal
                           Payments Under Loan Agreement


EXHIBIT  4.04              Request for Disbursement


EXHIBIT  5.01              Affiliates and Tradenames


EXHIBIT  5.05              Litigation


EXHIBIT  5.07              Contingent Liabilities


EXHIBIT  5.09              Existing Liens and Encumbrances


EXHIBIT     6.01           Insurance Requirements







                           REIMBURSEMENT AGREEMENT


         AGREEMENT made as of the 30th day of April, 1999, by and among LANNETT COMPANY, INC., a Delaware corporation, with its principal place of business at 9000 State Road, Philadelphia, PA (the "Borrower"), William Farber ("Guarantor") and FIRST UNION NATIONAL BANK a national banking association with offices at 123 S. Broad Street, Philadelphia, PA (the "Bank").


                                  BACKGROUND

         A. The Borrower has decided to finance a certain debt by the issuance of $2,300,000 aggregate principal amount of its Variable Rate Demand/Fixed Rate Taxable Bonds (Lannett Company, Inc. Project) Series of 1999 (the "Bonds") pursuant to a Trust Indenture dated as of April 30, 1999 (the "Indenture") between the Borrower and First Union National Bank, as trustee (the "Trustee").

         B. The project being financed with the bonds involves (i) the refinancing of certain debt, (ii) the repayment of deferred interest due to shareholder, William Farber, (iii) payment of the costs and expenses of the financing and of a portion of the costs and expenses of the Tax-Exempt Bonds(collectively the "Project").

         C. Borrower has requested the Bank to issue to and for the benefit of the Trustee, and for the account of the Borrower, an Irrevocable Direct Pay Letter of Credit in the initial stated amount of $2,349,276.72 to secure the payment of the principal of $2,300,000 and up to forty-six (46) days of interest accrued on the Bonds (the "Letter of Credit").

         D. The Bank is willing to issue the Letter of Credit to and for the benefit of the Trustee, and for the account of the Borrower, on the terms and subject to the conditions set forth below.

         NOW THEREFORE, in consideration of the foregoing and of the covenants and mutual agreements set forth below, and intending to be legally bound, the parties agree:


                                  ARTICLE I

                         DEFINITIONS AND OTHER TERMS

         SECTION 1.01 Certain Defined Terms. In addition to other terms defined elsewhere in this Agreement, the following terms as used in this Agreement shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         Accounts has the meaning given to that term in the Uniform Commercial Code, and includes Contract Rights.

         Agreement means this Reimbursement Agreement, as the same may be amended, modified or supplemented from time to time.

         Annual Fee has the meaning given to that term in Section 2.03.

         Annual Payment Date has the meaning given in Section 2.02.

         Bank means FIRST UNION NATIONAL BANK

         Bond Documents means the Indenture and the Bonds, and all agreements, documents, and instruments (other than the Reimbursement Documents) now or hereafter executed or delivered in connection with the Indenture or the Loan Agreement or the issuance of the Bonds.

         Bonds has the meaning given to that term in the Background of this Agreement.

         Borrower means Lannett Company, Inc.

         Borrower's Account means Borrower's operating account.

         Business Day means a day other than (i) a Saturday or Sunday, (ii) a day on which commercial banks in the Commonwealth of Pennsylvania, or State of New York, are authorized or required to close, or (iii) a day in which the New York Stock Exchange is closed.

         Capital Lease Obligations shall mean, collectively, the obligations to pay rent or other amounts under any lease of or other arrangement conveying the right to use real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person pursuant to and in accordance with GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         Chattel Paper has the meaning given to that term in the Uniform Commercial Code.

         Closing Date means the date of the issuance of the Bonds under and pursuant to the Indenture.

         Collateral means all of the property and assets of the Borrower, the Guarantor[s], as the case may be, described in Sections 3.01 or 3.03 or in the Collateral Documents.

         Collateral Documents means the Security Agreement described in
Section 3.01, and the Assignments and the Pledge Agreement described in
Section 3.03, and all other agreements, documents, lien instruments, and certificates heretofore or hereafter delivered by the Borrower and Guarantor to the Bank granting to the Bank a security interest, lien or other encumbrance upon any property or assets of the Borrower (as security for the Indebtedness).

         Commitment Fee has the meaning given to that term in Section 2.03.

         Construction has the meaning given to that term in the Background Section of the Agreement.

         Construction Documents has the meaning given to that term in Subsection 4.02(s).

         Construction Permits has the meaning given to that term in Subsection 4.02(r).

         Conversion Date has the meaning given to that term in the Indenture.

         Contract Right means any right to payment under a contract not yet earned by performance and not evidenced by an Instrument or Chattel Paper.

         Credit Obligation means any obligation for the payment of borrowed monies (other than monies borrowed from the Bank) or the deferred purchase price of property or services.

         Current Assets has the meaning set forth in Section 6.10.

         Current Liabilities has the meaning set forth in Section 6.10.

         Current Ratio has the meaning set forth in Section 6.10.

         Debt Service Coverage Ratio has the meaning set forth in Section
6.10.

         Default Rate has the meaning given to that term in Subsection
2.04(b).

         Documents has the meaning given to that term in the Uniform Commercial Code.

         Drawing has the meaning given to that term in the Letter of Credit, which shall be a drawing in respect of the payment of principal and/or interest on the Bonds.

         Effective Net Worth Ratio has the meaning given to that term in
Section 6.10.

         Environmental Laws collectively means and includes all present and future laws and any amendments (whether common law, statute, rule, order, regulation or otherwise), permits, and other requirements or guidelines of governmental authorities relating to the environment and environmental conditions or to any Hazardous Substance or Hazardous Substance Activity (including, without limitation, CERCLA, the Federal Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss.6901, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. ss.6901, et seq., the Federal Water Pollution Control Act, 33 U.S.C. ss.1251, et seq., the Clean Air Act, 33 U.S.C. ss.7401, et seq., the Clean Air Act, 42 U.S.C. ss.7401, et seq., the Toxic Substances Control Act, 15 U.S.C. ss.2601-2629, the Safe Drinking Water Act, 42 U.S.C. ss.300f-300j, the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. ss.1101, et seq., and any so-called "Super Fund" or "Super Lien" law, environmental laws administered by the Environmental Protection Agency, the Pennsylvania Solid Waste Management Act, 35 P.S. ss.ss.6018.101-108, the Pennsylvania Hazardous Sites Cleanup Act, 35 Pa. C.S.A. ss.ss.6020.101, et seq., any similar state and local laws and regulations, all amendments thereto and all regulations, orders, decisions, and decrees now or hereafter promulgated thereunder).

         Equipment has the meaning given to that term in the Uniform Commercial Code, and includes fixtures.

         ERISA means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, and the regulations and published interpretations thereof.

         ERISA Affiliate means any trade or business, whether or not incorporated, which together with the Borrower or Guarantor, as the case may be, would be treated as a single employer under Section 4001 of ERISA.

         Event of Default has the meaning given to that term in Section 7.01.

         Expiry Date has the meaning given to that term in Section 2.01.

         First Mortgage has the meaning given to that term in Section 3.02 of this Agreement.

         General Intangibles has the meaning given to that term in the Uniform Commercial Code.

         Guarantor means William Farber.

         Guaranty Agreement has the meaning given to that term in Section
3.04.

         Hazardous Substances means "hazardous substances" (as defined in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sec. 9601 et seq., and the New Jersey Industrial Site Recovery Act N.J.S.A.13: 1K-5 et seq., "hazardous wastes" (as defined in the Resource Conservation and Recovery Act, 42 U.S.C. Sec. 6901 et seq.), "toxic substances" (as defined in the Toxic Substances Control Act, 15 U.S.C. Sec. 2601 et seq.), and all other pollutants and contaminants regulated or controlled by, or required to be removed or remediated under any Environmental Law.

         Improvements has the meaning given to that term in Section 6.17(i) of this Agreement.

         Indebtedness means (i) all indebtedness and other liabilities and obligations now or hereafter owing by the Borrower to the Bank under this Agreement or the other Reimbursement Documents to which the Borrower is party, (ii) all Swap Obligations of Borrower to the Bank or any of its affiliates now existing or hereinafter incurred, and (iii) all other indebtedness and other liabilities and obligations of the Borrower to the Bank (including any past, present or future advances, readvances, substitutions, extensions, renewals, interest, late charges, penalties, and fees of any and all types), whether primary or secondary, absolute or contingent, direct or indirect, joint, several, or independent, voluntary or involuntary, similar or dissimilar, related or unrelated (including overdrafts), now or hereafter existing, due or to become due, or held or to be held by the Bank for its own account or as agent for others, whether created directly or acquired by negotiation, assignment or otherwise.

         Indenture has the meaning given to that term in the Background of this Agreement and includes any amendments, modifications, or supplements to the Indenture.

         Instruments has the meaning given to that term in the Uniform Commercial Code.

         Interest Payment Date has the meaning given to that term in the Indenture.

         Internal Revenue Code means the Internal Revenue Code of 1986, as the same may be amended from time to time, and the regulations and published interpretations thereof.

         Inventory has the meaning given to that term in the Uniform Commercial Code.

         Letter of Credit has the meaning given to that term in the Background of this Agreement.

         Line of Credit Facility means a certain facility given by the Bank to Borrower pursuant to the terms of a certain Loan Agreement dated March 11, 1999 between Bank and Borrower, as amended.

         Mortgage has the meaning given to that term in Section 3.02 of this Agreement.

         Mortgaged Property means the Property.

         Multi-employer Plan means a Plan described in Section 4001(a)(3) of ERISA that covers employees of the Borrower or Guarantor, as the case may be, or of an ERISA Affiliate.

         PBGC means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         Plan means any plan established, maintained, or to which contributions have been made, by the Borrower or Guarantor, as the case may be, or by an ERISA Affiliate.

         Plans and Specifications has the meaning given to that term in the Background section of this Agreement.

         Pledged Bonds has the meaning given to that term in the Indenture.

         Potential Default shall mean any event or condition which with notice or the passage of time, or both, would constitute an Event of Default.

         Prime Rate means the floating annual rate of interest that is designated from time to time by the Bank as its Prime Rate and used by the Bank as a reference base with respect to different interest rates charged to borrowers; it being understood that such rate may not be the lowest rate of interest at which the Bank makes loans to borrowers.

         Principal Installment Payment Day has the meaning given to that term in Section 2.02(a)(i).

         Prohibited Transaction means any transaction set forth in Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

         Project has the meaning given to that term in the Background Section of this Agreement.

         Project Fund has the meaning given in Section 6.05.

         Property has the meaning given to the term in the background section of the Tax Exempt Reimbursement Agreement.

         Protected Area has the meaning given to that term in Section 5.14.

         Regular Rate has the meaning given to that term in Section 2.04(a).

         Reimbursement Documents means this Agreement, the Mortgage, and the Collateral Documents, and any other agreements, documents, or instruments now or hereafter executed or delivered by or on behalf of the Borrower to the Bank in connection with the issuance of the Letter of Credit.

         Reportable Event means any of the events set forth in Section 4043 of ERISA.

         Senior Debt has the meaning given to that term in Section 6.10.

         Shareholder Debt means the debt to William Farber as shown in the financial statements dated December 31, 1998.

         Sinking Fund Account has the meaning given to that term in Section
2.05.

         Stated Amount has the meaning given to that term in the Letter of Credit.

         Subordinated Indebtedness means all indebtedness of a Borrower, the payment of which is subordinated to the Indebtedness on terms approved in writing in advance by the Bank.

         Subsidiary means, with respect to a parent corporation, each corporation of which more than fifty (50%) of its outstanding capital stock with ordinary voting power is at the time owned by the parent corporation or by one or more other Subsidiaries of the parent corporation or by a combination of the parent corporation and other Subsidiaries.

         Substitute Letter of Credit shall have the meaning set forth with the Indenture.

         Swap Agreement means an ISDA Master Agreement which may be entered into between the Borrower and the Bank or any affiliate of the Bank, including the Schedule and Confirmations (and such terms are defined in the ISDA Master Agreement), and any future amendments, restatements, modifications or supplements thereof or thereto.

         Swap Obligations means all obligations and liabilities of the Borrower to the Bank or any affiliate thereof under the Swap Agreement and any related documents or any other swap transaction.

         Total Liabilities has the meaning set forth in Section 6.10.

         Tax-Exempt Bonds means Tax-Exempt Variable Rate Demand Fixed Rate Revenue Bonds issued by the Philadelphia Authority for Industrial
Development, $3,700,000.00 Bond Issue (Lannett Company, Inc. Project) Series
1999.

         Tax-Exempt Reimbursement Agreement means that certain Reimbursement Agreement between the parties of even date herewith, pursuant to which the Bank has issued a letter of credit with respect to certain tax exempt bonds issued by the Philadelphia Authority for Industrial Development.

         Trustee has the meaning given to that term in the Background of this Agreement and includes any successor trustee under the Indenture to which the Letter of Credit is transferred in accordance with its terms.

         Uniform Commercial Code means the Uniform Commercial Code of Pennsylvania, as the same may be amended from time to time.

         SECTION 1.02.  Accounting and Other Terms.

                  (a) All accounting terms not specifically defined in this Agreement shall be construed, and all calculations with respect to accounting or financial matters shall be computed, in accordance with generally accepted accounting principles, applied in a manner consistent with the application of the principles in the preparation of the financial statements mentioned in
Section 5.04.

                  (b) All terms used and not otherwise defined in this Agreement that are defined in the Uniform Commercial Code shall have the meanings given to them in the Uniform Commercial Code.


                                  ARTICLE II

                               LETTER OF CREDIT

         SECTION 2.01. The Letter of Credit. Subject to the terms and conditions of this Agreement, the Bank agrees to have issued and delivered the Letter of Credit, in the initial Stated Amount of $2,349,276.72 and substantially in the form attached as Exhibit 2.01, to and for the benefit of the Trustee and for the account of the Borrower, upon the Closing Date. The Letter of Credit shall expire on the close of business on October 31, 2002 (the "Expiry Date"), or, if such day is not a Business Day, on the next succeeding Business Day. Borrower may request a one (1) year extension of the Expiry Date by submitting a written request to the Bank at least sixty (60) days prior to the first year anniversary date from the date of the issuance of the Letter of Credit. If the Bank agrees to the extension of the Expiry Date, the new Expiry Date may also be extended in accordance with the procedure set forth in the previous sentence. Anything in this section to the contrary notwithstanding, the Bank shall have no obligation to grant any renewal or extension of the Letter of Credit.

         SECTION 2.02.  Reimbursement and Other Payments.

                  (a) The Borrower shall pay to the Bank, immediately after the honoring by the Bank of a Drawing under the Letter of Credit and without any further notice, demand or declaration hereunder, (1) a sum (and interest on such sum as provided in clause (3) below) equal to the amount so drawn under the Letter of Credit; (2) any and all reasonable charges and expenses that the Bank may pay or incur relating to the Letter of Credit; and (3) interest on any and all amounts unpaid by the Borrower when due hereunder from the date such amounts become due until payment in full, payable on demand, calculated in accordance with the provisions of Section 2.03 below. Notwithstanding the foregoing, but subject in all events to the Borrower's reimbursement obligations, Borrower agrees to pay to the Bank in advance, the following amounts at the following times, to be held by the Bank as security for all of Borrower's reimbursement and other obligations hereunder:

                           (i) Principal. An amount equal to the principal
due on the Bonds on May 1 of each year in accordance with Exhibit 2.02 ("Annual Payment Date") shall be deposited by the Borrower in advance in the Sinking Fund Account in twelve (12) equal installments, the first such installment payable on June 1 and additional installments payable on the first day of each month thereafter (the "Principal Installment Payment Date").

                           (ii) Redemption. An amount equal to any principal,
premium, if any, and interest due on the Bonds as a result of an optional or mandatory redemption pursuant to the Indenture shall be deposited by Borrower in advance at least thirty (30) days prior to the date established for redemption in the Sinking Fund Account.

                           (iii) Interest. Prior to the Conversion Date, an
amount equal to the interest due on the Bonds on each Interest Payment Date shall be deposited by the Borrower at the Bank in advance on the first day of the month preceding such Interest Payment Date; provided that with respect to interest due on the Bonds on the first Interest Payment Date following the Closing Date, if less than one (1) full calendar month will elapse between the Closing Date and the first Interest Payment Date thereafter, then an amount equal to the interest due on such Interest Payment Date shall be paid on the Closing Date. Subsequent to the Conversion Date, an amount equal to one-sixth (1/6) of the amount of interest due on the Bonds on the Interest Payment Date under the Indenture shall be deposited by the Borrower in the Sinking Fund Account on the first day of each month.

                           (iv) Tender Purchase Price. The Borrower shall pay
to the Bank any Drawing in respect of the tender purchase price due on any Bonds immediately upon receipt of notice from the Bank of such Drawing.

                           (v) Reimbursement After Drawing. The Bank shall
have the right to be reimbursed immediately after a Drawing by debiting the accounts where the Borrower's funds are deposited pursuant to subparts
(i)-(iii) hereof.

                  (b) If any enactment, promulgation or adoption of or change in any law, regulation, or rule or, in the interpretation or administration or governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall (i) impose, modify or deem applicable any reserve, special deposit or similar requirement (including a request or requirement which affects the manner in which the Bank allocates capital resources to its commitments, including its obligations under this Agreement and the Letter of Credit), (ii) subject the Bank to any tax or change the basis of taxation of the Bank (other than a change in a rate of tax based on overall net income of the Bank), or (iii) impose on the Bank any other condition regarding this Agreement or the Letter of Credit, and if the result of any event referred to in clause (i), (ii) or
(iii) shall be to increase the direct or indirect cost to the Bank amounts receivable by the Bank under this Agreement (which increase in cost or reduction in amounts receivable shall be determined by the Bank's reasonable allocation of such cost increase or reduction in amounts receivable resulting from such event), then within ten (10) Business Days after demand by the Bank, the Borrower shall pay to the Bank, from time to time as specified by the Bank, additional amounts that in the aggregate shall be sufficient cost or reduction in amounts receivable. A certificate setting forth in reasonable detail such increased cost incurred or reduction in amounts receivable by the Bank as a result of any event mentioned in clause (i), (ii) or (iii) shall be submitted by the Bank to the Borrower, and such certificate shall be conclusive, as to the amount(s) thereof, absent manifest error.

         SECTION 2.03.  Fees.

                  (a) The Borrower shall pay a commitment fee at Closing in the amount of 0.25 percent (0.25%) per annum of the Stated Amount of the Letter of Credit.

                  (b) The Borrower shall pay an opening commission charge at Closing in the amount of seventy-five dollars ($75.00).

                  (c) The Borrower shall pay to the Bank an annual fee (computed on the basis of the actual number of days in the calendar year divided by 360) at the rate of one percent (1%) per annum of the Stated Amount of the Letter of Credit (the "Annual Fee"). The Annual Fee shall be calculated on each (based on the Stated Amount on such day) and shall be payable in advance on each November 1; the Annual Fee, for the period beginning on the date of issuance of the Letter of Credit and ending on October 31, 2000, shall be payable on the date of issuance of the Letter of Credit. The amount of the Annual Fee shall not be reduced, and no portion of the Annual Fee shall be refunded regardless of the date on which the Bonds are repaid; provided, however, if prior to the expiration of any annual period for which the Annual Fee has been paid, the Letter of Credit is surrendered to the Bank for cancellation upon redemption of the Bonds as a whole, and so long as no Event of Default has occurred and is continuing, then a portion of the Annual Fee shall be refunded based on the number of days in such annual period that the Letter of Credit is no longer outstanding and available for drawing by the Trustee.

                  (d) The Borrower shall pay to the Bank, on demand, all reasonable transaction charges that the Bank may make for a drawing under the Letter of Credit and all reasonable costs expenses that the Bank may incur or pay relating to the Letter of Credit, including, without limitation a fifty dollar ($50.00) fee per Drawing (subject to increase). The Borrower also shall pay to the Bank, upon each transfer of the Letter of Credit in accordance with the terms of the Letter of Credit, a transfer fee of two thousand five hundred dollars ($2,500.00) together with all reasonable costs and expenses incurred by the Bank in connection with such transfer. The Borrower also shall pay to the Bank, upon any amendment of the Letter of Credit in accordance with the terms of the Letter of Credit, an amendment fee of fifty dollars ($50.00) together with all reasonable costs and expenses. Should the Letter of Credit be terminated prior to its expiration date as a result of the delivery of a Substitute Letter of Credit by another bank or financial institution other than the Bank, the Borrower shall pay to the Bank, upon demand, a termination fee of five thousand dollars ($5,000.00).

         SECTION 2.04.  Interest.

                  (a) All amounts due to the Bank under this Agreement (including all amounts due under Sections 2.02 and 2.03) shall be accompanied by interest thereon, from the date such amounts become due until paid in full at an annual rate equal to the Bank's Prime Rate plus one percent (1%) (the "Regular Rate") (before and after judgment). Interest shall be computed on the basis of the actual number of days in the calendar year divided by 360 and the rate of interest shall change automatically and simultaneously as of the date of each change in the Bank's Prime Rate.

                  (b) Upon the occurrence of any Event of Default, interest shall accrue on amounts due under this Agreement at an annual rate (before and after judgment) equal to the Bank's Prime Rate plus three percent (3%) per annum (the "Default Rate").

         SECTION 2.05.  Sinking Fund Account.

         (a) The Borrower shall establish and maintain an interest-bearing deposit account with the Bank into which the Borrower shall deposit with the Bank all the sums required to be deposited pursuant to Section 2.02 (a)(i) through (iii) (the "Sinking Fund Account").

         (b) The Sinking Fund Account established pursuant to this Section
2.05 shall be under the sole control of the Bank, and the Borrower shall have no right to withdraw any funds in such deposit account or to use any funds in such deposit account except in payment of the liabilities and obligations owing by the Borrower to the Bank under this Agreement or the other Reimbursement Documents (including the obligation of the Borrower to reimburse the Bank for amounts drawn under the Letter of Credit). As additional security for the payment, performance, and discharge of all liabilities and obligations of the Borrower under this Agreement or the other Reimbursement Documents, Borrower assigns to the Bank, and grants to the Bank a first priority security interest in and lien upon and right of set-off against, the deposit account established pursuant to this Section 2.05 and, at any time and from time to time at the request of the Bank, the Borrower shall execute and deliver any assignments, documents, and instruments reasonably requested by the Bank to further evidence or perfect such assignment and such security interest, lien and right of set-off.

         SECTION 2.06. Obligations Absolute. The obligations of the Borrower under this Article II shall be absolute and unconditional and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including the following circumstances: (i) any lack of validity or enforceability of the Letter of Credit, the Bond Documents, or any agreement, document or instrument relating thereto; (ii) any amendment or waiver of or any consent to or departure from the Letter of Credit, the Bond Documents or any agreement, document, or instrument relating thereto; (iii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against the Trustee (or any persons or entities for whom the Trustee may be acting), the Bank, or any other person or entity, whether in connection with any unrelated transactions described in this Agreement, or any unrelated transactions; or (iv) any of the circumstances contemplated in clauses (1) through (7), of paragraph (a) of Section 2.08. The Borrower understands and agrees that no payment by the Borrower or any third party under any other agreement (whether voluntary or otherwise) shall constitute a defense to their obligations under this Agreement, except to the extent that the Bank has been indefeasibly paid in full.

         SECTION 2.07. Indemnification. To the extent permitted by applicable law, the Borrower agrees to indemnify and hold harmless the Bank and its directors, officers, employees and agents from and against any and all claims, damages, losses, liabilities, costs or expenses (including reasonable attorneys' fees) which the Bank may incur or which may be claimed against the Bank by any person or entity whatsoever by reason of or in connection with
(a) the issuance and sale of the Bonds (including any actual or alleged misstatements or omissions in any placement memorandum relating to the offering of the Bonds), (b) the issuance or a transfer of, or payment or failure to pay under, the Letter of Credit (c) any breach by the Borrower of any representation, warranty, covenant, term or condition in, or the occurrence of any default under the Reimbursement Documents or the Bond Documents, including all reasonable claims or liabilities arising as a result of any such breach or default, and (d) involvement of the Bank in any legal suit, investigation, proceeding, inquiry or action as a consequence, direct or indirect, of the issuance by the Bank of the Letter of Credit or its entering into this Agreement, or any other event or transaction contemplated by any of the foregoing; provided however, the Borrower shall not be required to indemnify the Bank for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused solely by (i) the willful misconduct or gross negligence of the Bank, (ii) the wrongful and willful failure by the Bank to pay under the Letter of Credit after the presentation to it by the Trustee of a draft and certificate strictly complying with the terms and conditions of the Letter of Credit, unless the Bank in good faith believes that it is prohibited by law or other legal authority from making such payment or (iii) any untrue statement contained in information furnished in writing by the Bank to the Borrower for use in any placement memorandum.

         SECTION 2.08.  Liability of Bank.

                  (a) As between the Borrower and the Bank, Borrower assumes all risks of the acts or omissions of the Trustee with respect to the Trustee's use of the Letter of Credit. Neither the Bank nor any of its officers, directors, employees, or agents shall be liable or responsible for:
(1) the use which may be made of the Letter of Credit or for any act or omissions of the Trustee in connection with the Letter of Credit; (2) the form, validity, sufficiency, accuracy or genuineness of any documents (including any documents presented under the Letter of Credit), or of any statement in or endorsement on such documents, even if any such documents, statements or endorsements should in fact prove to be in any or all respects invalid, insufficient, fraudulent, forged, inaccurate, or untrue; (3) the payment by the Bank against presentation of documents which do not comply with the terms of the Letter of Credit, or any other failure by the Trustee to comply fully with conditions required in order to effect a drawing under the Letter of Credit; (4) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign the Letter of Credit or the rights or benefit under or proceeds of the Letter of Credit, in whole or in part, which may prove to be invalid or ineffective for any reason; (5) errors, omissions, interruptions, losses or delays in transmission or delivery of any messages by mail, cable, telegraph, telex, telephone or otherwise; (6) any loss or delay in the transmission or otherwise of any document or draft required in order to make a drawing under the Letter of Credit; or (7) any other circumstances whatsoever in making or failing to make payment under the Letter of Credit; except only that the Borrower shall have a claim against the Bank, and the Bank shall be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Borrower which the Borrower proves were caused solely by (i) the willful misconduct or gross negligence of the Bank or (ii) the wrongful and willful failure by the Bank to pay under the Letter of Credit after the presentation to it by the Trustee of a draft and certificate strictly complying with the terms and conditions of the Letter of Credit, unless the Bank in good faith believes that it is prohibited by law or other legal authority from making such payment. In furtherance and not in limitation of the foregoing, the Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; provided, however, that if the Bank should receive written notification from both the Trustee and the Borrower that documents conforming to the terms of the Letter of Credit presented to the Bank are not to be honored, the Bank agrees that it will not honor such documents.

                  (b) Except for the obligations of the Bank under the Letter of Credit, the Bank shall have no liability to the Borrower or any other person or entity as a result of any reduction of the credit rating or any deterioration in the financial condition of the Bank. No such reduction or deterioration shall reduce or in any way diminish the obligations of the Borrower to the Bank under this Agreement, including the obligation of the Borrower to pay the Annual Fee to the Bank or to reimburse the Bank for any drawing under the Letter of Credit.


                                 ARTICLE III

                                  COLLATERAL

         SECTION 3.01. Security Interests. As security for the payment, performance and discharge of the Indebtedness, the Borrower grants to the Bank (and ratifies and confirms the grant of): (i) a first priority security interest in and lien upon all Accounts, Contract Rights, General Intangibles, Chattel Paper, Inventory, Instruments, Documents, Equipment, and other assets in which the Borrower now has or hereafter may acquire any interest, wherever located, and in all proceeds and products thereof, as more fully described in, and under the terms and conditions of the Security Agreement all dated as of even date herewith, from Borrower to the Bank, and (ii) a security interest in and lien upon, and right of set-off against, all funds or other assets of the Borrower now or at any time hereafter on deposit with or in the possession of the Bank or owing by the Bank to the Borrower and in all assets of the Borrower in which the Bank now has or at any time hereafter may obtain a lien, mortgage, or security interest for any reason.

         SECTION 3.02. Mortgage. As security for the payment, performance, and discharge of all liabilities and obligations of the Borrower under this Agreement or the other Reimbursement Documents, or otherwise arising in connection with the Letter of Credit, Borrower shall execute and deliver to the Bank, contemporaneously with the execution and delivery of this Agreement, in form and substance satisfactory to the Bank, a mortgage and security agreement (the "First Mortgage") on the Property and all buildings, structures, renovations, alterations, additions, and improvements, and all machinery, equipment, fixtures, and other personal property (including appliances, furniture, furnishings and equipment) installed in or on, or used in connection with, such property. The lien of the Mortgage shall be a first priority lien on the Mortgaged Property except (i) possible prior liens for taxes not yet due and payable and (ii) easements and restrictions presently of record and approved by the Bank.

         SECTION 3.03. Assignments and Pledge Agreement. As security for the payment, performance and discharge of all liabilities and obligations of the Borrower under this Agreement or the other Reimbursement Documents, or otherwise arising in connection with the Letter of Credit: (i) the Borrower shall assign to the Bank all of its right, title, and interest in and to all present and future leases, rental agreements and other tenancies of the Mortgaged Property, as more fully described in and under the terms and conditions of the Assignment of Leases and Rents dated the date of this Agreement from the Borrower to the Bank; (ii) the Borrower shall assign to the Bank all of its title, right and interest in and to the Construction Documents, as more fully described in and under the terms of the Assignment of Construction Documents dated as of the date of this Agreement from Borrower to the Bank, (iii) the Borrower shall assign to the Bank, and grant to the Bank a first priority security interest in, all of its right, title, and interest in and to the Pledged Bonds, as more fully described in and under the terms and conditions of the Pledge and Security Agreement dated the date of this Agreement between the Borrower and the Bank; and (iv) the Borrower shall assign to the Bank, and grant to the Bank a first priority security interest in and lien upon, all of its right, title, and interest in and to the Sinking Fund Account and all assets in said Account as more fully described in and under the terms and conditions of the Assignment and Security Agreement dated the date of this Agreement from the Borrower to the Bank.

         SECTION 3.04. Guaranty Agreement. As security for the payment, performance and discharge of liabilities and obligations of the Borrower hereunder and under the Tax Exempt Reimbursement Agreement up to the amount of $1,000,000, the Guarantor shall execute a guaranty and surety agreement (the "Guaranty Agreement"), guaranteeing the performance of said obligations, provided, however, that, upon receipt of the financial reporting information of Borrower for fiscal year ending June 30, 2001, the Guaranty Agreement shall terminate if (a) Borrower is in compliance of all the terms of this Agreement, including, without limitation, the financial covenants set forth in Section 6.10 hereof, and (b) neither Borrower nor Guarantor is in default of any other terms of this Agreement or the Reimbursement Documents.

         SECTION 3.05.  Further Assurances.

                  (a) The Borrower shall execute and deliver to the Bank from time to time such financing statements and such additional instruments or documents as the Bank may deem necessary in its discretion to perfect, protect, maintain or enforce its security interests in or other rights or claims to the Collateral or the Mortgaged Property, and shall pay the costs of filing or recording the same in such offices as the Bank may designate.

                  (b) The Borrower shall deliver to the Bank, in form and substance satisfactory to the Bank, instruments from all owners and all mortgagees of all premises at which the Collateral (or any books and records pertaining to the Collateral) may be located, by which such owners and mortgagees waive any right to distrain or disclaim any interest in the Collateral.

         SECTION 3.06. Records and Reports. The Borrower shall keep accurate and complete records of the Collateral and shall furnish the Bank with any information about the Collateral as Bank may from time to time reasonably request.

         SECTION 3.07. Insurance; Discharge of Taxes. The Borrower authorizes the Bank, from time to time, without notice to the Borrower, to: (i) obtain insurance covering any of the Collateral and the Mortgaged Property, if the Borrower fails to do so; (ii) discharge taxes, liens, security interests or other encumbrances at any time levied or placed on any of the Collateral and the Mortgaged Property, if the Borrower fails to do so; and (iii) pay for the maintenance and preservation of any of the Collateral and the Mortgaged Property, if the Borrower fails to do so. The Borrower shall reimburse the Bank, on demand, for any payment made or any expense incurred by it pursuant to this authorization. The Borrower may assign to the Bank all rights to receive the proceeds of insurance covering the Collateral and the Mortgaged Property and authorize the Bank to direct any insurer to pay all such proceeds directly to the Bank, and to endorse in the names of the Borrower on any draft for such proceeds.


                                  ARTICLE IV

                            CONDITIONS OF LENDING

         SECTION 4.01. Events. As conditions precedent to the issuance of the Letter of Credit, the following events shall have occurred:

                  (a) The Indenture and the other Bond Documents shall have been duly executed and delivered and shall be in form and substance satisfactory to the Bank.

                  (b) All conditions precedent to the issuance of the Bonds shall have occurred and the Company shall have duly executed and delivered the Bonds to the Trustee.

                  (d) The Borrower shall have paid to the Bank the commitment fee due under subsection 2.03(a) and the Annual Fee due under subsection 2.03(b).

         SECTION 4.02. Documents. As conditions precedent to the issuance of the Letter of Credit, Borrower shall have delivered or caused to be delivered to the Bank, in form and substance satisfactory to the Bank:

                  (a) The Reimbursement Agreement.

                  (b) The Mortgage.

                  (c) The Collateral Documents.

                  (d) Certified copies of a resolution adopted by the Board of Directors of Borrower authorizing the execution, delivery and performance of the Reimbursement Documents and the Bond Documents to which Borrower and/or Guarantor are a party.

                  (e) Certified copies of the articles of incorporation and bylaws (and all amendments thereto) of Borrower, along with a certificate of authority issued by the Commonwealth of Pennsylvania, and certificates of good standing of Borrower (issued not more than thirty (30) days prior to the Closing Date) evidencing its good standing as a corporation under the laws of the states of Delaware and Pennsylvania.

                  (f) All letter of credit applications and related documents required to be executed by the Bank.

                  (g) Omitted.

                  (h) An opinion of counsel for the Borrower as to the matters set forth in Sections 5.01 through 5.03, 5.05, 5.10 and 5.16, and such other matters requested by the Bank.

                  (i) A certificate of an executive officer of Borrower as to the matters set forth in Sections 5.01 through 5.19, and such other matters requested by the Bank.

                  (j) Certificates of insurance meeting the requirements set forth in Section 6.01 and the Collateral Documents.

                  (k) A subordination agreement with respect to the Shareholder Debt;

                  (l) A commitment for title insurance from a title insurance company satisfactory to the Bank, insuring that the lien of the Mortgage on the Property is a first priority lien (free and clear of mechanics' liens, municipal liens, and other encumbrances and objections, except as may be approved by the Bank) and containing such endorsements and affirmative coverages as the Bank may reasonably require.

                  (m) A survey of the Mortgaged Property, showing the location of all improvements, driveways, fences, encroachments, and easements, recorded and unrecorded, of every nature (including, without limitation, all easements and encroachments raised or exceptions on the title report) and all other matters that would be disclosed by an inspection of the Mortgaged Property and the public records.

                  (n) An appraisal of the Property (based on completion of the Construction) conducted by a certified and licensed appraiser approved by the Bank and conforming to the requirements of the Financial Institution Reform, Recovery, and Enforcement Act of 1989, indicating a fair market value of the Mortgaged Property satisfactory to the Bank.

                  (o) A Phase I environmental survey for the Property prepared by a consultant approved by the Bank (the "Phase I Survey") showing that (i) the Property is not now being used, and has not been used in the past except as disclosed in the Phase I Survey, for any activities involving, directly or indirectly, the use, generation, treatment, storage, or disposal of any hazardous or toxic chemical, material, substance, or waste of any kind or nature (other than in the ordinary course of business and in compliance with all applicable environmental Laws) and (ii) the Property does not represent an environmental risk to the Bank.

                  (p) Satisfactory evidence (including certificates from appropriate governmental authorities) that the Mortgaged Property and the proposed Construction complies with all applicable zoning and other laws and regulations and that there are not outstanding notices of uncorrected violations of zoning, building, safety, fire, and other laws, ordinances, codes, and regulations.

                  (q) Satisfactory evidence that all permits and approvals required to proceed with the Construction required by the local municipality, (the "Construction Permits") have been issued, except for the building permit.

                  (r) Satisfactory evidence that all approvals or consents required by any covenants or restrictions of record in order to proceed with the Construction have been obtained.

                  (s) A copy of the construction contract, architectural contract, engineering contract and all other agreements relating to the Project all with the prior approval and in form satisfactory to the Bank, and all Construction Permits (collectively, the "Construction Documents"), except for the building permit.

                  (t) Approval of the Plans and Specifications by the Bank.

                  (u) Waivers of liens from the general contractor(s) and, if requested by Bank, from subcontractors properly executed and recorded in Philadelphia County.

                  (v) A performance and payment bond from the general contractor or contractors engaged to perform the Construction for the amount of its contract, if required by the Bank.

                  (w) The funds required pursuant to Section 2.05 hereof for deposit in the Sinking Fund Account.

                  (x) Counterparts of the Indenture and all other Bond Documents and all opinions, certificates, approvals, and other items executed and delivered in connection with the issuance of the Bonds.

                  (y) Such additional documents or instruments and such additional approvals and opinions as the Bank may have reasonably requested under the terms of the Reimbursement Documents, the Bond Documents, or otherwise.

         SECTION 4.03. Conditions Precedent - Letter of Credit. As additional conditions precedent to the issuance of the Letter of Credit, the following statements shall be true and correct:

                  (a) The representations and warranties made by the Borrower in this Agreement and the other Reimbursement Documents are true and correct on and as of the date of issuance with the same effect as though made on and as of that date.

                  (b) No Event of Default or Potential Default has occurred and is continuing or will result from the issuance of the Letter of Credit.

         SECTION 4.04. Conditions Precedent - Disbursements. As conditions precedent to the approval by the Bank under the Indenture of the initial disbursement and each subsequent disbursement of the proceeds of the Bonds to Borrower from the Project Fund:

                  (a) All conditions precedent to the issuance of the Letter of Credit in Sections 4.01, 4.02 and 4.03 shall have been satisfied in a manner acceptable to the Bank.

                  (b) The representations and warranties made by the Borrower in this Agreement and the other Reimbursement Documents shall be true and correct on and as of the date of disbursement with the same effect as though made on and as of that date.

                  (c) No Event of Default or Potential Default shall have occurred and be continuing or shall result from the funding of the disbursement.

                  (d) No material adverse change as determined by the Bank in its sole discretion shall have occurred in the condition of the Borrower, financial or otherwise, since the date of this Agreement.

                  (e) Borrower shall have delivered to Bank an endorsement to the title insurance policy for the Property insuring Bank's lien to the completed part of the Construction.

                  (f) Borrower shall have delivered to Bank a requisition and request for the disbursement in the form attached hereto as Exhibit 4.04, together with a Request for Payment by the contractor(s) engaged in the Construction on AIA Form 703, and with such supporting invoices and documents as the Bank may reasonably require, all in form and substance satisfactory to the bank, shall have been furnished by the general contractor(s) of Borrower, indicating that the request for disbursement is based on the work completed to date, less retainage, and such requisition shall have been reviewed and approved by the Bank.

                  (g) Satisfactory evidence that the building permit has been issued provided that satisfaction of this condition is not required for the initial disbursement.

                  (h) The Bank shall have inspected the Construction and approved the disbursement.

                  (i) The Borrower shall have delivered to the Bank such additional instruments or documents and such additional approvals and opinions as the Bank may have reasonably requested under the terms of the Reimbursement Documents, the Bond Documents, or otherwise.

                                  ARTICLE V

                        REPRESENTATIONS AND WARRANTIES

         In order to induce the Bank to enter into this Agreement and to issue the Letter of Credit, the Borrower and Guarantor represent and warrant to the Bank as follows:

         SECTION 5.01.  Existence.

                  Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite power and authority, corporate or otherwise, to conduct its business and to own and operate its properties, and is duly qualified as a foreign corporation to do business in, and is in good standing in, the Commonwealth of Pennsylvania and in all other jurisdictions in which failure to qualify could have a material adverse effect on its financial condition or business. Borrower does not have any subsidiaries or affiliated companies, or in the past five years has used any trade or other fictitious names, except as described in the schedule attached as Exhibit 5.01.

         SECTION 5.02.  Authorization.

         Borrower and Guarantor have all requisite power and authority to execute, deliver and perform the applicable Reimbursement Documents and the Bond Documents to which each is a party. The execution, delivery and performance by Borrower of the applicable Reimbursement Documents and the Bond Documents to which it is a party have been duly authorized by all necessary corporate action and do not and will not violate any provision of law or of the articles of incorporation or bylaws of Borrower or result in a breach or constitute a default under any agreement, indenture or instrument to which Borrower or Guarantor is a party, or by which their properties may be bound or affected.

         SECTION 5.03. Validity. The Reimbursement Documents and the Bond Documents to which the Borrower or Guarantor is a party are legal, valid and binding obligations of the Borrower or Guarantor, as the case may be, enforceable in accordance with their respective terms, subject to the application by a court of general principles of equity and to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally.

         SECTION 5.04. Financial Statements. The financial statements of the Borrower and Guarantor as of December 31, 1998, previously furnished to the Bank, have been prepared in accordance with generally accepted accounting principles, consistently applied, are substantially complete and correct, and present fairly the financial condition of the Borrower and Guarantor as of that date and the results of its operations for the period then ended. Since December 31, 1998, there has been no material adverse change in the condition of the Borrower, financial or otherwise, from that set forth in such financial statements.

         SECTION 5.05. Litigation. Except as disclosed in the schedule attached as Exhibit 5.05, there are no actions or proceedings pending or, to the knowledge of Borrower and Guarantor threatened against or affecting either Borrower or Guarantor, or any of their properties before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which are substantial in amount or which, if determined adversely, would have a material adverse effect on the financial condition or business of Borrower or the Guarantor or their ability to perform their obligations under the Reimbursement Documents or the Bond Documents.

         SECTION 5.06. Agreements and Orders. Neither Borrower nor Guarantor is in default in the performance of any agreement of which it may be party or by which its properties may be bound or with respect to any order, writ, injunction, or decree of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

         SECTION 5.07. Contingent Liabilities. Neither Borrower nor Guarantor has any material or substantial contingent obligations or liabilities, for taxes or otherwise, that are not disclosed in the financial statements mentioned in Section 5.04 or set forth on the schedule attached as Exhibit 5.07.

         SECTION 5.08. Taxes. Borrower and Guarantor have filed all tax returns and reports required to be filed as of the date of this Agreement and have paid all taxes, assessments and charges imposed upon them or their operations or properties, or which they are required to withhold and pay over (including payroll withholding taxes).

         SECTION 5.09. Ownership and Encumbrances. Borrower has good title, or valid leasehold interests in, all of its properties and assets, real and personal. None of the properties and assets of Borrower are subject to any lien, encumbrance, security interest or other claim of any nature, except liens and encumbrances in favor of the Bank and existing liens and encumbrances disclosed in all financial statements mentioned in Section 5.04 or set forth on the schedule attached as Exhibit 5.09.

         SECTION 5.10. Consents. No authorization, consent, approval, license, exemption by or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary to the valid execution, delivery or performance by Borrower or Guarantor of the Reimbursement Documents or the Bond Documents to which it is a party (excepting only such authorizations, consents, approvals, licenses, filings, and registrations that have been obtained or accomplished on or prior to the date of this Agreement).

         SECTION 5.11.  ERISA.

                  (a) To the extent applicable, Borrower is in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed, nor has any Plan been terminated; no circumstances exist which constitute grounds under Section 4042 of ERISA Affiliate entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administrate, a Plan, nor has the PBGC instituted any such proceedings; neither the Borrower nor any ERISA Affiliate has completely or partially withdrawn under
Section 4201 or 4204 of ERISA from a Multiemployer Plan; except as previously disclosed in writing by the Borrower to the Bank, Borrower and each ERISA Affiliate has met its minimum funding requirements under ERISA with respect to all of its Plans and the present value of all vested benefits under each Plan does not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA and the regulations thereunder for calculating the potential liability of the Borrower or any ERISA Affiliate to the PBGC or the Plan under Title IV of ERISA; and neither any Borrower nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA.

                  (b) The Borrower does not maintain any employee benefit plan covered by Title IV of ERISA.

         SECTION 5.12. Operations of Business. Borrower possesses (i) all licenses, permits, and other governmental authorizations and (ii) all trademarks, trade names, copyrights, patents, or rights in any of the foregoing, adequate for the conduct of its business as now conducted and presently proposed to be conducted, and, to the best of the knowledge, information, and belief of the Borrower, without conflict with the material rights or claimed rights of others.

         SECTION 5.13. Disclosure. No representation or warranty made by Borrower in this Agreement or the other Reimbursement Documents is false or misleading in any material respect or omits to state any material fact necessary in order to make the statements by Borrower in this Agreement or the other Reimbursement Documents. Borrower has disclosed to the Bank in writing every fact that materially and adversely affects its business or financial condition or its ability to perform its obligations under the Reimbursement Documents or the Bond Documents.

         SECTION 5.14.  Environmental Laws.

                     (a) Except as permitted under Section 6.20, no property owned or leased by Borrower or any subsidiary of Borrower, is in violation of any Environmental Laws, no Hazardous Substances are present on said property and neither Borrower nor any subsidiary of Borrower, has been identified in any litigation, administrative proceedings or investigation as a responsible party for any liability under and Environmental Laws.

                     (b) Borrower has received all permits and filed all notifications necessary to carry on its business under and in compliance with all applicable Environmental Laws. Neither Borrower nor Guarantor has any knowledge of, or has given any written or oral notice to the Environmental Protection Agency or any state or local agency regarding, any actual or imminently threatened removal, spill, release or discharge of Hazardous Substances on properties owned or leased by the Borrower or either Guarantor or in connection with the conduct of its business and operations. Neither Borrower nor Guarantor has any knowledge of, or has received any notice that it is potentially responsible for, costs of clean-up of any actual or imminently threatened spill, release or discharge of Hazardous Substances.

                     (c) Upon request by the Bank, Borrower shall provide evidence in form and substance acceptable to the Bank that the Property complies with all applicable Environmental Laws.

                     (d) No part of the Property contains, is located in or abuts floodplain, navigable water or any other body of water, tideland, marshland, wetland or other area (collectively, "Protected Area") which is subject to special state, federal or municipal regulation, control or protection, except as previously disclosed to Bank; and Borrower shall comply with all laws, ordinances and regulations pertaining to Protected Areas, to the extent applicable to the Property.

         SECTION 5.15. Margin Stock. Borrower is not engaged in, nor does it have as one of its substantial activities, the business of extending or obtaining credit for the purpose of purchasing or carrying "margin stock" (as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System) and no proceeds of the Bonds will be used for such purpose or for the purpose of purchasing or carrying any shares of margin stock.

         SECTION 5.16. Perfection of Liens. Upon the filing or recording of financing statements and other documents or lien instruments in all places in the Commonwealth of Pennsylvania and elsewhere as are necessary to perfect to security interests, liens, and other encumbrances created or granted by this Agreement or the Collateral Documents, no further action (including the filing or recording of any documents or instrument) is or will be necessary in order to establish, perfect or maintain the security interests, liens, and other encumbrances created or granted by this Agreement or the Collateral Documents.

         SECTION 5.17. Securities Laws. To the extent applicable, all shares of capital stock, all partnership interests, and all other securities of the Borrower have been offered and sold in accordance with the registration requirements of all applicable federal and state securities laws, or in compliance with any exemptions afforded thereunder.

         SECTION 5.18. Other Agreements. Neither Borrower nor Guarantor is a party to any indenture, loan, or credit agreement, or of any lease or other agreement or instrument, or subject to any charter or corporate restriction, which could have a material adverse effect on their business, properties, assets, or condition, financial or otherwise, or their ability to perform their obligations under the Reimbursement Documents or the Bond Documents to which they are a party, except for the Line of Credit Facility.

         SECTION 5.19. Labor Disputes and Casualties. Borrower is not affected by any fire, explosion, accident, strike, lockout, or other labor dispute, drought, storm, hail, earthquake, embargo, act of public enemy, or other casualty (whether or not covered by insurance) which could materially and adversely affect its business, properties, assets, or condition, financial or otherwise, or its ability to perform its obligations under the Reimbursement Documents or the Bond Documents to which it is a party.

         SECTION 5.20. Year 2000 Compliance. The advent of the year 2000 shall not adversely affect the Borrower's operations or their information technology or related systems. Without limiting the generality of the foregoing, (i) the information technology systems utilized by Borrower are designed to be used prior to, during, and after the calendar year 2000 A.D.,
(ii) the information technology systems utilized by Borrower will not abnormally end or provide invalid or incorrect results as a result of date data, and (iii) the information technology systems utilized by Borrower are designed or programmed to ensure year 2000 A.D. compatibility, including date data, century recognition, leap year, calculations which accommodate same century and multi-century formulae in date values, and date data interface values that reflect the century.


                                  ARTICLE VI

                                  COVENANTS

         As long as any portion of the Indebtedness is or remains outstanding and unpaid, or the Bank has any obligations under this Agreement or the Letter of Credit, the Borrower and Guarantor covenant and agree that, unless the Bank otherwise consents in writing:

              SECTION 6.01. Insurance. Borrower shall maintain insurance with respect to its business and assets in such amounts, including but not limited to the Collateral and the Property, and in the amounts set forth in Exhibit
6.01. Such insurance shall be with such companies as may be satisfactory to the Bank in its reasonable discretion, it being understood that insurance comparable to insurance customarily maintained by companies operating similar businesses as the Borrower shall be satisfactory. All policies of insurance covering the Collateral and the Property shall insure the Bank as its interest may appear and shall bear a lender's loss payable and thirty (30) day notice of cancellation or material change endorsements in favor of the Bank.

         SECTION 6.02. Reports. The Borrower and Guarantor shall furnish to the Bank:

                  (a) as soon as possible, and in any event within five (5) Business Days after Borrower becomes aware of the occurrence of any Event of Default or Potential Default, a written statement by an executive officer of the Borrower or by Guarantor, as the case may be, setting forth details of the Event of Default or Potential Default and the action which is proposed to be taken with respect thereto;

                  (b) as soon as possible, and in any event within five (5) Business Days after receiving knowledge thereof, written notice of any action, suit and proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting Borrower or a Guarantor which involves $100,000 or more or would materially adversely affect the business, properties or condition, financial or otherwise, of the Borrower or a Guarantor, if adversely determined.

                  (c) as soon as possible and in any event prior to entering into any proposed change order or amendment relating to any of the Construction Documents, and it shall not execute such change order or amendment without the prior written approval of the Bank.







         SECTION 6.03.  Bond Documents.

                  (a) The Borrower shall: (i) observe and perform all agreements, conditions, undertakings, and covenants in the Bond Documents to be observed or performed by the Borrower; and (ii) obtain the consent of the Bank whenever the Borrower is required to obtain the consent of the Trustee under the Bond Documents.

                  (b) The Borrower shall not: (i) permit, consent to, or enter into any amendment or modification of or supplement to the Bond Documents; or (ii) assign or transfer, voluntarily or involuntarily, by operation of law or otherwise, any of its right, title, or interest in and to the Bond Documents (other than to the Trustee or the Bank pursuant to the Reimbursement Documents or the Bond Documents).

         SECTION 6.04.  Use of Bond Proceeds.

                  (a) The Borrower shall use the proceeds of the Bonds solely to finance the Project, as follows: (i) $1,429,395.97 for refinancing; (ii) $750,000 for the repayment of deferred interest due to shareholder; and (iii) $120,604.03 to pay the costs and expenses of the Bonds and a portion of costs and expenses of the Tax Exempt Bonds.

                  (b) To the extent and/or the proceeds are not used at Closing they shall be deposited in the Project Fund established in accordance with the terms of the Indenture. Upon Bank's request, the Borrower shall direct the Trustee to invest the proceeds of the Project Fund in an account of the Bank.

         SECTION 6.05 Financial Condition. Borrower and Guarantor shall maintain, in the Bank's judgment, a satisfactory financial condition, and shall notify the Bank promptly in writing of any adverse changes in its financial condition, operations or the Collateral as shown in its financial statement dated December 31, 1999 and submitted to the Bank.

         SECTION 6.06. Maintenance of Records. Borrower and Guarantor shall maintain accounting records in accordance with generally accepted accounting principles consistently applied with ledger and account cards and/or computer tapes and computer discs, computer printouts and computer records pertaining to the Collateral and the Mortgaged Property which contain information as may from time to time be requested by Bank. Borrower and Guarantor shall maintain complete, accurate and current records concerning all of the Collateral and the Mortgaged Property. Borrower and Guarantor shall not modify or change its method of accounting or enter into, modify or terminate any agreement presently existing, or at any time hereafter entered into with any third party accounting firm and/or service bureau for the preparation and/or storage of Borrower's or Guarantor's accounting records without the prior written consent of Bank and without such accounting firm and/or service bureau agreeing unconditionally to provide information regarding the Collateral and Borrower's or Guarantor's financial condition to Bank.

         SECTION 6.07. Inspections. Borrower shall permit Bank and any of its employees, officers or agents, during Borrower's usual business hours, or the usual business hours of third persons having control thereof, to have access to and examine (i) the Collateral, (ii) the Mortgaged Property, and (iii) all of Borrower's books and records, and to make copies therefrom.

         SECTION 6.08. Financial Statements. Borrower and Guarantor shall deliver to Bank the following:

                     (a) within 120 days after the end of the fiscal year of Borrower, audited annual financial statements on a consolidated and consolidating basis prepared by independent certified public accountants of Borrower approved by Bank, on the basis of generally accepted accounting principles;

                     (b) within 45 days after the end of each calendar quarter period, Borrower's 10Q reports filed with the Securities and Exchange Commission;

                     (c) within 120 days after the end of each calendar year, personal financial statements and tax returns of Guarantor;

                     (d) within 90 days after the end of each fiscal year, an annual budget and projections for the new fiscal year;

                     (e) such certificates of non-default as Bank may request from time to time; and

                      (f) such other information concerning its business, property and financial affairs of
Borrower and Guarantor as Bank may request from time to time.

         SECTION 6.09. Bank's Costs. Borrower shall immediately reimburse Bank for all sums expended by Bank in connection with the execution, delivery, amendment, administration, termination, defense and presentation of rights under, and enforcement of this Agreement.

         SECTION 6.10. Financial Covenants. Prior to the termination of Borrower's obligations hereunder, the Borrower shall comply with the following financial covenants at all times, to be reviewed by the Bank periodically as set forth below:

         (a) Senior Debt to Effective Net Worth Ratio. Borrower shall maintain a ratio of Senior Debt divided by Effective Net Worth of not more than 2.00 to 1.00 at each fiscal year, tested annually. "Senior Debt" shall mean the sum of total liabilities, including capitalized leases and all reserves for deferred taxes and other deferred sums appearing on the liabilities side of the balance sheet, in accordance with generally accepted accounting principles applied on a consistent basis, excluding debt subordinated to the Bank. "Effective Net Worth" shall mean total assets (less intangibles) minus Total Liabilities. "Total Liabilities" shall mean all liabilities of Borrower, excluding debt fully subordinated to the Bank on terms and conditions acceptable to Bank, and including capitalized leases and all reserves for deferred taxes and other deferred sums appearing on the liabilities side of a balance sheet, in accordance with generally accepted account principles applied on a consistent basis.

         (b) Effective Net Worth. Borrower shall, at fiscal year ending 6/30/99, maintain an Effective Net Worth of not less than four million dollars ($4,000,000.00), at fiscal year ending 6/30/00 maintain an Effective Net Worth of not less than five million seven hundred fifty thousand dollars ($5,750,000.00), and at fiscal year ending 6/30/01 maintain an Effective Net Worth of not less than seven million, five hundred thousand dollars ($7,500,000.00), tested annually. Thereafter, to the extent that the Letter of Credit is extended, the Borrower shall maintain Effective Net Worth as required by the Bank.

         (c) Debt Service Coverage Ratio. Borrower shall maintain a Debt Service Coverage Ratio of not less than 1.50 to 1.00, tested quarterly on a rolling four-quarter basis. "Debt Service Coverage Ratio" shall mean the sum of earnings before interest, taxes, depreciation, and amortization divided by the sum of interest expense and current maturities of long term debt and capital leases.

         (d) Current Ratio. Borrower shall maintain a Current Ratio of not less than 1.50 to 1.0, tested quarterly. "Current Ratio" shall mean the ratio of Current Assets to Current Liabilities. "Current Assets" and "Current Liabilities" shall mean all assets (less intangibles) and liabilities which are so classified in accordance with generally accepted accounting principles.

         All determinations under this Section 6.10 shall be made in accordance with generally accepted accounting principles consistently applied.

         SECTION 6.11. Warranties. Each warranty and representation contained in this Agreement shall be automatically deemed repeated with each request for an advance hereunder and shall be conclusively presumed to have been relied on by Bank regardless of any investigation made or information possessed by Bank. The warranties, representations and agreements set forth herein shall be cumulative and in addition to any and all other warranties, representations and agreements which Borrower shall give, or cause to be given, to Bank, either now or hereafter.

         SECTION 6.12. Maintenance of Collateral. Borrower shall keep and maintain the Collateral and Mortgaged Property in good condition and repair so that the value and operating efficiency thereof shall at all times be maintained and preserved. Borrower shall keep and maintain all items of equipment as personal property notwithstanding the manner of their annexation to the Mortgaged Property and their adaptability to the uses and purpose for which the Mortgaged Property is used.

         SECTION 6.13. Accuracy of Information. All financial statements and information relating to Borrower and Guarantor which may hereafter be delivered by Borrower or Guarantor to Bank shall be true and correct and have been prepared in accordance with generally accepted accounting principles consistently applied.

         SECTION 6.14. Bank Expenditures. If the Borrower fails at any time to obtain insurance covering any of the Collateral or the Mortgaged Property, maintain or preserve the Collateral or the Mortgage Property, discharge taxes or Liens at any time placed upon the Collateral or the Mortgaged Property, or pay or perform any of its obligations hereunder, Bank shall have the right, in its sole discretion and without liability to Borrower or any other person or entity, to do any or all of the foregoing. Any such expenditures by Bank shall be added to the balance due hereunder, bear interest at the Default Rate and shall be secured by the Collateral and the Mortgaged Property.

         SECTION 6.15. Payment of Taxes, Assessments, etc. Borrower shall make due and timely payment or deposit of all federal, state and local taxes, assessments or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof. Borrower will make timely payment or deposit of all F.I.C.A. payments and withholding taxes required of it by all applicable laws and will upon request furnish Bank with proof satisfactory to Bank that Borrower has made such payments or deposits.

         SECTION 6.16. Maintenance of Existence. Compliance with Laws. Borrower and any Subsidiary shall each do or cause to be done all things necessary to preserve and keep in full force and effect its respective existence, rights, and franchises. Borrower and Guarantor shall not be in violation of any laws, ordinances, governmental rules and regulations to which it is subject, and will not fail to obtain or maintain any licenses, permits, franchises or other governmental authorization necessary to the ownership and use of its property and the Collateral and the Mortgaged Property or to the conduct of its business, which violation or failure to obtain might materially adversely affect any business, operations, Collateral, Mortgaged Property, or condition (financial or otherwise) of Borrower.

                  SECTION 6.17. Omitted.

         SECTION 6.18 Compliance with Covenants. Borrower shall not be in violation of any covenants or restrictions affecting the Property.

         SECTION 6.19. Negative Covenants. Borrower covenants and agrees that it will not, without Bank's prior written consent:

                  (a) Grant or permit or permit any Subsidiary to create, assume, or suffer to exist, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind upon the Property or any of its other assets, whether now owned or hereafter acquired, except:

                           (i) Capital Lease Obligations and purchase money
liens on and security interests in equipment hereafter acquired securing Debt not in excess of $100,000 at any time, provided that such liens and security interests attach only to the equipment so acquired and do not encumber any other property of the Borrower or any Subsidiary;

                           (ii) liens for taxes not yet payable or being
contested in good faith by appropriate proceedings for which adequate reserves have been provided on the books of the Borrower or a Subsidiary;

                           (iii) mechanics', materialmen's, warehousemen's,
carriers' or other like liens arising in the ordinary course of business of the Borrower or any Subsidiary, if any, arising with respect to obligations which are not overdue for a period longer than thirty (30) days or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided on the books of the Borrower or a Subsidiary;

                           (iv) pledges or deposits in connection with
workers' compensation, unemployment insurance, or other forms of governmental insurance or benefits or deposits or pledges to secure the performance of bids, tenders, contracts, leases, public or statutory obligations, surety or appeal bonds or other deposits or pledges for purposes of a like general nature or given in the ordinary course of a business by the Borrower or any Subsidiary;

                           (v) the Subordinated Indebtedness; and

                           (vi) other encumbrances consisting of zoning
restrictions, easements, rights-of-way, restrictions on the use of real property or minor irregularities in the title thereto, which do not arise in connection with the borrowing of, or any obligation for the payment of, money and which in the aggregate, do not materially detract from the value of the Premises or the business, properties or assets of the Borrower or any Subsidiary.

                  (b) Sell, lease, relocate or otherwise transfer or dispose of any Collateral or Mortgaged Property except only the sale or lease of inventory in the ordinary course of Borrower's business or the replacement of equipment with other equipment of a value at least equal to that of the replaced equipment and purchased by Borrower free of any lien or encumbrance;

                  (c) Liquidate or merge or consolidate with or into any other business organization;

                  (d) Acquire the stock or assets of any other business organization;

                  (e) Enter into any transaction not in the usual course of Borrower's business or otherwise permitted hereunder;

                  (f) Guarantee or otherwise become in any way liable with respect to the obligations of any other person or entity;

                  (g) Make any change in Borrower's financial structure or in any of its business objectives, purposes or operations which would adversely affect the ability of Borrower to repay its obligations hereunder;

                  (h) Incur any debts outside the ordinary course of Borrower's business.

                  (i) Make any advance or loan to any other person or entity except in the ordinary course of business;

                  (j) Prepay its indebtedness to any other person or entity;

                  (k) Permit the transfer of controlling interest by William Farber in the Borrower or any change in the chairman of the board of directors or the chief operating officer of Borrower without prior written consent of the Bank;

                  (m) Accept prepayment of rent under any lease for the Mortgaged Property or permit any tenant to offset or credit sums due and payable by Borrower to such tenant against rents, as the case may be, for more than thirty (30) days in advance;

                  (n) Make any distributions of dividends to its shareholders or of profits to its partners (except to the extent required in order to pay personal income taxes of partners or of shareholders of a subchapter S corporation);

                  (o) Enter into any new lease or amend any existing lease for the Mortgaged Property;

                  (p) Permit any judgment against Borrower in excess of $100,000 to remain unsatisfied for a period in excess of fifteen (15) days.

         6.20.    Environmental Matters.

                  (a) Borrower covenant and agree that (i) Borrower shall not, and shall not permit any other person to, locate, store, generate, manufacture, process, distribute, use, treat, transport, handle, dispose of, emit, discharge or release any Hazardous Substance in the operation of its business or on the Mortgaged Property, except that Borrower may use, store and dispose of Hazardous Substances in the ordinary course of Borrower's business in reasonable quantities and in compliance with Environmental Laws);
(ii) Borrower shall immediately notify Bank of any violation of or potential liability under the Environmental Laws; (iii) Borrower shall immediately comply with any order, action or demand of any governmental agency or legal or administrative agency having jurisdiction thereof to clean and remove any Hazardous Substance from the Mortgaged Property or from the operation of its business an to pay for such clean up, removal and associated costs, fines and penalties; and (iv) Borrower shall otherwise comply with all Environmental Laws and laws relating to the storage, handling and disposing of petroleum products.

                  (b) At any time Bank shall have the right, but not the obligation, to conduct or cause to be conducted by any other person designated by Bank, an environmental audit or similar assessment concerning the Borrower's compliance with Environmental Laws and to ascertain the existence of Hazardous Substances on the Mortgaged Property. Borrower shall pay all costs and expenses associated with such audit or assessment. Bank and its designees are authorized to enter upon the Premises to perform such audit or assessment and to conduct all tests necessary including above and below ground tests. If such audit, assessment or other inquiry reveals the existence of any Hazardous Substances or noncompliance with Environmental Laws, Bank, at Borrower's expense, shall have the right, but not the obligation, to cause Borrower's properties to be treated by persons designated by Bank, as is necessary in Bank's opinion, to cause the Borrower's operations on the Mortgaged Property to comply with Environmental Laws and to be free of Hazardous Substances. Any cost or expense arising from any audit, assessment or other inquiry and from any treatment not paid by Borrower may be paid by Bank. Borrower will pay to Bank immediately, and without demand, all sums of money advanced by Bank pursuant to this paragraph together with interest on any such advance at the Default Rate and all such sums and interest thereon shall be secured hereby.

                  (c) Borrower shall defend, indemnify, and hold harmless Bank and its directors, officers, agents and employees, from any and all liabilities (including strict liability), actions, demands, penalties, losses, costs, or expenses (including without limitation attorneys' fees and expenses, and remedial costs), suits, costs of any settlement or judgment, and claims of any and every kind whatsoever which may now or in the future be paid, incurred, or suffered by or asserted against Bank by any person or entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, or release from the Borrower's operations or the Mortgaged Property of any Hazardous Substances or arise our of or result from the environmental condition of the Mortgaged Property or the violation of any Environmental Laws regardless of whether or not caused by or within the control of Borrower or Bank. The representations, covenants, warranties, and indemnification's contained in this Section and in Section
5.14 shall survive the termination of this Agreement.

         SECTION 6.21 Litigation. The Borrower and any Subsidiary and Guarantor shall give the Bank prompt written notice of any existing or pending litigation against the Borrower or any Subsidiary or of any event of or default hereunder or under the Mortgage or under any other obligation of the Borrower, whether or not referred to herein or existing at the date hereof, and of any other matter known to the Borrower which might materially and adversely affect the Borrower's ability to pay and perform its obligations hereunder.

         SECTION 6.22 ERISA. The Borrower and any Subsidiaries of Borrower which have or adopt employee benefit plans shall comply in all material respects with the applicable provisions of the Employment Retirement Income Security Act of 1974, as amended ("ERISA") and shall not permit or suffer any Reportable Event (as that term is defined in ERISA) to continue with respect to any such plan.

         SECTION 6.25 Borrower's Account. Borrower shall maintain at all times Borrower's Account at the Bank and shall advise Bank immediately if Borrower's Account number is changed.

         SECTION 6.26 Other Information. The Borrower and Guarantor and any Subsidiary of Borrower shall furnish the Bank with such other information concerning their respective business and financial affairs as the Bank shall reasonably request from time to time and shall each permit the Bank at all reasonable times and upon reasonable notice to examine and make extracts from each of their books and records.

         SECTION 6.27 Additional Equity Contribution. The Borrower shall provide, from sources other than the Bonds, the funds necessary to pay the total cost of the Construction in excess of the amounts available to the Borrower from the Bond proceeds. If, at any time, the Bank shall determine that the undisbursed balance of the Bond proceeds will be insufficient to pay the total cost of constructing the Improvements (including all related soft costs), the Borrower shall promptly provide the Bank with evidence satisfactory to the Bank that the Borrower has sufficient funds available to pay the increased costs as they are incurred, and the Bank reserves the right to require the Borrower to deposit with the Bank, within fifteen (15) Business Days after any request by Bank, sufficient funds to complete the Construction prior to consenting to any further disbursements of the Bond proceeds.


                                 ARTICLE VII

                                   DEFAULT

         SECTION 7.01 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default" under this
Agreement:

                  (a) Failure by the Borrower to pay any principal, interest, or other amounts due under this Agreement or the other Reimbursement Documents (including but not limited to payments due under Section 2.05 hereof), when and in the manner due; or

                  (b) Failure by the Borrower to observe or perform any agreements, conditions, undertakings or covenants in this Agreement or the other Reimbursement Documents to be observed or performed by the Borrower or Guarantor, other than the obligations set forth in 7.01(a) hereof, and such failure (if it can be cured to the satisfaction of the Bank) is not cured within twenty (20) days after the earlier of (i) notice of such failure has been given to the Borrower by the Bank or (ii) notice of such failure should have been given to the Bank by the Borrower under Section 6.03; provided that if the failure to perform is of such a nature that it can be cured, as determined by the Bank, but not within the 20 day period, such longer period as it is required to cure the default, but, in any case, not to exceed sixty
(60) days from the initial date of notice of default to Borrower, so long as Borrower initiates corrective action within such twenty (20) day period and diligently pursues such action to a conclusion satisfactory to Bank); or

                  (c) Any representation or warranty made in this Agreement or the other Reimbursement Documents or furnished by the Borrower in connection with making this Agreement or the other Reimbursement Documents or in compliance with their provisions, proves to have been false or erroneous in any material respect when made; or

                  (d) Either the Borrower becomes insolvent or unable to pay its debts as they mature, or files a voluntary petition or suffers any involuntary petition to be filed against it under any provision of any state or federal bankruptcy or insolvency statute, or makes an assignment for the benefit of its creditors, or applies for or consents to the appointment of a receiver or custodian for its assets, and with respect to the filing of an involuntary petition, such petition is not dismissed within thirty (30) days after the filing thereof; or

                  (e) Any attachment or garnishment is initiated or filed against either the Borrower or the Guarantor; or

                  (f) Borrower (i) fails to pay any Credit Obligation owing by the Borrower, or any interest or premium thereon, when due (whether such Credit Obligation has become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise) and such failure continues after any applicable grace period specified in any agreement or instrument relating to the Credit Obligation, or (ii) fails to perform any term, covenant or agreement on its part to be performed under any agreement or instrument relating to any Credit Obligation when required to be performed and such failure continues after any applicable grace period specified in such agreement or instrument, if the effect of such failure to perform is to accelerate, or to permit the acceleration of, with the giving of notice, if required, the maturity of such Credit Obligation; or

                  (g) Any of the following events occurs or exists with respect to Borrower or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under
Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; (v) complete or partial withdrawal under Section 4201 or 4202 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, could in the opinion of the Bank subject the Borrower to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC or otherwise (or any combination thereof) which in the aggregate would have a material adverse effect on the financial connection, properties, or operations of the Borrower; or

                  (h) A material adverse change occurs in the business or financial condition of the Borrower which is unacceptable to the Bank (in a reasonable and good faith exercise of its discretion) from the condition most recently disclosed to the Bank in any manner, or the Bank in a reasonable and good faith exercise of its discretion deems itself or the Collateral or the Mortgaged Property insecure for any reason whatsoever; or

                  (i) The Collateral Documents or the Mortgage at any time and for any reason cease (i) to create valid and perfected security interests, liens and encumbrances in and to the Collateral or the Mortgaged Property in accordance with the lien priority specified in this Agreement (other than loss of perfection as a result of acts or omissions of the Bank or (ii) to be in full force and effect or are declared null and void, or the validity or enforceability thereof is contested by either Borrower; or

                  (j) Any one or more of the Reimbursement Documents at any time and for any reason cease to be in full force and effect or are declared null and void, or the validity or enforceability thereof is contested by either Borrower, or either Borrower denies that it has any further liability or obligation thereunder; or

                  (k) A default or event of default otherwise occurs under the other Reimbursement Documents (subject, to the extent applicable thereto, to the notice and cure provisions in paragraphs (a), (b), (d) and (e), above, of this Section 7.01); or

                  (l) An "Event of Default" occurs under the Indenture (as those terms are defined in the Indenture) or a default or event of default otherwise occurs under any other Bond Documents (subject to any applicable notice and cure provisions contained in the Bond Documents); or

                  (m) Borrower (i) fails to pay any obligation owing by the Borrower on the Line of Credit Facility or the Tax Exempt Reimbursement Agreement or any other Indebtedness, or any interest or premium thereon, when due (whether such obligation has become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise) and such failure continues after any applicable grace period specified in any agreement or instrument relating to the Line of Credit Facility or the Tax Exempt Reimbursement Agreement or any other Indebtedness, or (ii) fails to perform any term, covenant or agreement on its part to be performed under any agreement or instrument relating to any Line of Credit Facility or the Tax Exempt Reimbursement Agreement or any other Indebtedness when required to be performed and such failure continues after any applicable grace period specified in such agreement or instrument, if the effect of such failure to perform is to accelerate, or to permit the acceleration of the Line of Credit Facility or the Tax Exempt Reimbursement Agreement or any other Indebtedness; or

                  (n) A default of the Borrower under the Swap Agreement or any Swap Obligations.

                  During any cure or grace period set forth in this Section 7.01, the Bank shall refrain from the exercise of any remedies provided it upon default in Section 7.02; provided, however, that the Bank may, during such period: (i) exercise its right to set off against assets or accounts of the Borrower or the Guarantor in its possession or control; and (ii) take all actions with respect to the Collateral or the Mortgaged Property necessary for the protection of the Collateral or the Mortgaged Property and its interest therein against third parties, including, if required, the exercise of the remedies under the provisions of Section 7.02.

         SECTION 7.02.  Remedies Upon Default.

                  (a) Upon the occurrence of any Event of Default, the Bank, in addition to the rights specifically granted in this Agreement, may at its election exercise the rights and remedies under the other Reimbursement Documents, in accordance with their respective provisions, and the rights and remedies now or hereafter existing in equity, at law, by virtue of statute or otherwise.

                  (b) Upon the occurrence of any Event of Default:

                      (i) In the case of an Event of Default other than an Event of Default referred to in paragraph (d) of Section 7.01, the Bank may, by written notice to the Borrower, and to the Trustee within five (5) Business Days after a drawing under the Letter of Credit, refuse to reinstate the Letter of Credit and/or declare the then outstanding principal of and accrued and unpaid interest on the Bonds to be immediately due and payable, whereupon such amounts shall be immediately due and payable; in which event, the Bank shall notify the Trustee of such acceleration and shall pay to the Trustee pursuant to the Letter of Credit an amount equal to the outstanding principal of and the accrued and unpaid interest on the Bonds on such date of acceleration, whereupon the Letter of Credit shall be terminated automatically, all without presentment, demand, protest, or other formalities to the Borrower all of which are expressly waived by the Borrower or

                      (ii) In the case of an Event of Default referred to in clause (d) of Section 7.01, the then outstanding principal of and accrued and unpaid interest on the Bonds shall become automatically due and payable in which event the Bank shall notify the Trustee of such acceleration and shall pay to the Trustee pursuant to the Letter of Credit an amount equal to the unpaid principal of and accrued and unpaid interest on the Bonds on such date of acceleration, whereupon the Letter of Credit shall be terminated automatically, all without presentment, demand, protest or other formalities to the Borrower all of which are expressly waived by the Borrower.

                  (c) Upon the occurrence of any Event of Default, and upon notice by the Bank, Borrower shall immediately deposit cash or its equivalent with the Bank an amount equal to the aggregate contingent liability of the Bank under the Letter of Credit, and the Bank shall hold all monies so delivered to it in a cash collateral account under its sole control as collateral; security for the liabilities and obligations of the Borrower under the Reimbursement Documents, and shall apply those monies as necessary to reimburse the Bank after the Bank has honored any drawing under the Letter of Credit.

                  (d) Upon the occurrence of any Event of Default, the Bank may declare the Stated Amount of the Letter of Credit to be immediately due and payable, whereupon the Stated Amount of the Letter of Credit and all accrued interest thereon shall become immediately due and payable, without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Borrower.

                  (e) Upon the occurrence of any Event of Default, the Bank may notify the Trustee of such occurrence and cause the Trustee to declare the principal amount of the Bonds then outstanding, together with all accrued and unpaid interest thereon, to be immediately due and payable, whereupon the same shall become immediately due and payable pursuant to Section 8.02 of the Indenture, and the Bank may exercise, or cause to be exercised, any and all rights and remedies as the Trustee and the Bank may have under the Reimbursement Documents or the Bond Documents or at law, in equity, by virtue of statue, or otherwise.


                                 ARTICLE VIII

                                MISCELLANEOUS

         SECTION 8.01 No Waiver; Cumulative Remedies. No course of dealing and no failure or delay of the Bank in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof or shall affect any other or future exercise thereof or the exercise of any other right, power or remedy nor shall any single or partial exercise of any such right, power or remedy or any abandonment or discontinuance of such exercise preclude any other or further exercise thereof or of any other right, power or remedy under this Agreement. The rights, powers and remedies of the Bank in this Agreement are cumulative and not exclusive of any rights, powers, or remedies which the Bank may otherwise have.

         SECTION 8.02 Marshalling. The Bank shall not be required to marshall any present or future security for, or guaranties or sureties of, the Indebtedness or to resort to any security or any guaranty or surety in any particular order, and the Borrower waives, to the fullest extent that it lawfully may, (i) any right it may have to require the Bank to pursue any particular remedy before proceeding against the Borrower and (ii) any right to the benefit of, or to direct the application of the proceeds of the Collateral or the Mortgaged Property until the Indebtedness has been paid in full.

         SECTION 8.03. Amendments and Waivers. The provisions of this Agreement may be modified or amended only by a written agreement entered into by the Borrower and the Bank, and may be waived only by a written waiver signed by the Bank. No waiver, modification or amendment shall extend to or affect any obligation not expressly waived, modified or amended, or impair any right of the Bank related to such obligation.

         SECTION 8.04.  Notices.

                  (a) All notices, requests, demands and other communications that this Agreement requires or permits shall be in writing, and shall be sent or given by overnight courier providing delivery receipt, or by certified mail, return receipt requested, or by telecopy, (except that notices required to be given under Section 7.01 hereof may not be given by telecopier) addressed as follows:


               To Borrower:  Lannett Company, Inc.
                             9000 State Street
                             Philadelphia, PA   19136
                             Attn: Jeffrey M. Moshal, Vice President Finance

               To Guarantor: William Farber
                             c/o Lannett Company, Inc.
                             9000 State Street
                             Philadelphia, PA   19136

               With a copy to:   J. Randolph Lawlace, Esquire
                                 Fox, Rothschild, O'Brien & Frankel
                                 2000 Market Street, 10th Floor
                                 Philadelphia, PA 19103-3291

               To Bank:

               FIRST UNION NATIONAL BANK
               123 South Broad Street
               Philadelphia, PA 19109
               Attention: Jane Sobieski, Vice President or Kevin Dow,
                          Vice President

               With copy to:

               Obermayer Rebmann Maxwell & Hippel LLP
               One Penn Center, 19th Floor
               1617 John F. Kennedy Blvd.
               Philadelphia, PA 19103
               Attention:  Anastasius Efstratiades, Esquire

                  (b) All notices, requests, demands and other communications provided in accordance with the provisions of this Agreement shall be effective: (i) if given by hand delivery, when delivered; (ii) if sent by overnight courier or telecopier, when received; and (iii) if sent by certified mail, return receipt requested, the third day after sending.

         SECTION 8.05. Costs and Expenses. The Borrower agrees to pay on demand (a) all reasonable costs and expenses of the Bank in connection with the preparation, execution, delivery and administration of this Agreement and the other Reimbursement Documents, and all other instruments and documents to be delivered under or in connection with this Agreement, and any waivers or supplements or amendments thereto, including the reasonable fees and expenses of counsel, fees and expenses of appraisers, accountants, and other professionals, costs of property and lien searches, and costs of field audits; and (b) all reasonable costs and expenses of the Bank in connection with the enforcement of this Agreement and the other Reimbursement Documents, and all other instruments and documents to be delivered under or in connection with this Agreement, including the reasonable fees and expenses of counsel and the reasonable fees and expenses of appraisers, accountants, and other professionals. Such costs and expenses shall include all reasonable costs and expenses (including the reasonable fees and expenses of counsel for the Bank) incurred in connection with: (A) the protection, exercise or enforcement of the Bank's rights with respect to the Collateral or the Mortgaged Property; and (B) the assertion, protection, exercise or enforcement of the Bank's rights in any proceeding under the United States Bankruptcy Code, including without limitation the preparation, filing and prosecution of (i) proofs of claim, (ii) motions for relief from the automatic stay, (iii) motions for adequate protection and (iv) complaints, answers and other pleadings in adversary proceedings by or against the Bank or relating in any way to any of the Collateral. Such costs and expenses also shall include the reasonable fees and expenses of counsel for the Bank in advising the Bank as to its rights and responsibilities under this Agreement or the other Reimbursement Documents or under the Letter of Credit and in representing the Bank in any legal proceeding in which the Trustee seeks to enforce payment by the Bank under the Letter of Credit or the Borrower seeks to restrain the Bank from making payment under the Letter of Credit.

         SECTION 8.06.  Miscellaneous Payment Provisions.

                  (a) All payments to be made by the Borrower under this Agreement or the other Reimbursement Documents shall be made to the Bank in immediately available funds without set-off, counterclaim, deduction or withholding, at the offices of the Bank or at such other place as may be directed by the Bank.

                  (b) Whenever any payment to be made by the Borrower under this Agreement or the other Reimbursement Documents is stated to be due on a day that is not a Business Day, such payment shall be made on the next day that is a Business Day, and such extension of time shall be involved in the computation of interest and fees due from the Borrower (under Sections 2.03 and 2.04 of this Agreement).

                  (c) If at any time any payment made by the Borrower under this Agreement or the other Reimbursement Documents is rescinded or must otherwise be returned by the Bank for any reason, including, but not limited to, the insolvency, bankruptcy, or reorganization of the Borrower, the security interest and liens granted to the Bank and the rights of the Bank shall be reinstated as though payment had not been made.

                  (d) If any payment to be made by the Borrower under this Agreement or the other Reimbursement Documents is not paid on or before the fifteenth (15) calendar day after the due date thereof, then in addition to and not in limitation of any other rights or remedies available to the Bank, the Bank may impose a late charge of equal to the greater of $15.00 or five percent (5.00%) of the amount due on the due date (the "Late Charge"), provided that the Late Charge will not be applied to a payment of the entire outstanding principal and accrued interest due pursuant to a acceleration under Section 7.02 hereof.

                  (e) Borrower authorizes the Bank to charge their deposit accounts at the Bank for the payment, when due, of amounts due under this Agreement or the other Reimbursement Documents.

         SECTION 8.07. Participation. The Bank may grant participations to one or more banks in the Letter of Credit and the Reimbursement Documents and, to the extent of any such participation, unless otherwise stated therein, the assignee and participant shall have the same rights and benefits under this Agreement and the other Reimbursement Documents as it would have if it were the Bank under this Agreement and the other Reimbursement Documents.

         SECTION 8.08. Governing Law. This Agreement shall be governed in all respects by the laws in effect in the Commonwealth of Pennsylvania (without regard to the principles of conflicts of law) and for all purposes shall be construed in accordance with such laws.

         SECTION 8.09. Headings and Table of Contents. The headings and tables of contents in this Agreement are for convenience of reference only, and shall not affect the construction or interpretation of this Agreement or constitute a part of this Agreement.

         SECTION 8.10. Rules of Construction. Unless otherwise expressly provided in this Agreement or unless the context otherwise requires: (i) the singular means the plural, and the plural means the singular; (ii) the use of any gender includes all genders; (iii) all references to Sections and Exhibits are references to Sections and Exhibits of this Agreement; and (iv) all references to any time of the day are references to Eastern Standard Time or Eastern Daylight Savings Time, as in effect in Philadelphia, Pennsylvania. The use of the words "includes" or "including" shall be construed as words of illustration only, and not as words of limitation.

         SECTION 8.11. Continuing Representations. All agreements, representations, warranties and covenants made by the Borrower in this Agreement or the other Reimbursement Documents or in any certificate or other document delivered to the Bank in connection with this Agreement, shall be continuing as long as any liabilities and obligations of the Borrower under this Agreement or the other Reimbursement Documents shall remain outstanding and unpaid; provided, however, that the covenants set forth in Sections 2.06, through 2.08, 8.05, and 8.14 through 8.17 shall survive the payment of such liabilities and obligation.

         SECTION 8.12. Binding Effect. This Agreement shall be binding upon and operate for the benefit of the Borrower and the Bank, and their respective successors and assigns; provided, however, that the Borrower may not assign, transfer, or delegate any of its rights or obligations without the prior written consent of the Bank.

         SECTION 8.13. Records. The amounts due and owing under this Agreement and the other Reimbursement Documents and the unpaid interest and fees accrued thereon or in connection therewith shall at all times be ascertained from the records of the Bank, which shall be conclusive evidence of such amounts, absent manifest error.

         SECTION 8.14. Indemnity. The Borrower shall indemnify the Bank against any loss or expense (including, without limitation, attorneys' fees) which the Bank may sustain or incur as a consequence of any default by the Borrower in the performance or observance of any term, condition, covenant, or undertaking contained in this Agreement or the other Reimbursement Documents to be observed or performed by the Borrower (including, without limitation, the failure to pay when due, by acceleration or otherwise, any principal, interest, fee, or other amount due under this Agreement or the other Reimbursement Documents).

         SECTION 8.15. WAIVER OF JURY TRIAL. BORROWER AND GUARANTOR WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, OR THE OTHER LOAN DOCUMENTS, OR ANY PROCEEDING IN ANY WAY ARISING OUT OF OR RELATED TO ANY OF THE FOREGOING, AND BORROWER AND GUARANTOR EACH AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         SECTION 8.16. CONSENT TO JURISDICTION AND VENUE. BORROWER AND GUARANTOR SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COMMONWEALTH OF PENNSYLVANIA FOR THE DETERMINATION OF ANY CONTROVERSY ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR THE OTHER LOAN DOCUMENTS, AND BORROWER AND GUARANTOR EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT, OR OTHER PROCESS IN AN ACTION IN ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COMMONWEALTH OF PENNSYLVANIA AND AGREES THAT ALL SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED

         SECTION 8.17. CONFESSION OF JUDGMENT. UPON THE OCCURRENCE OF ANY EVENT OR DEFAULT, BORROWER IRREVOCABLY AUTHORIZES THE PROTHONOTARY OR ANY ATTORNEY OF ANY COURT OF RECORD IN PENNSYLVANIA OR ELSEWHERE TO APPEAR FOR AND CONFESS JUDGMENT AGAINST THE BORROWER FOR ANY AND ALL AMOUNTS UNPAID UNDER THIS AGREEMENT, INCLUDING INTEREST THEREFROM TO DATE OF PAYMENT (SUCH AMOUNT AND THE OCCURRENCE OF SUCH EVENT OF DEFAULT TO BE EVIDENCED BY A COMPLAINT OR AN AFFIDAVIT SIGNED BY AN OFFICER OF THE BANK) TOGETHER WITH FEES OF COUNSEL, DISBURSEMENTS AND COSTS OF SUIT, RELEASING ALL ERRORS AND WAIVING RIGHTS OF APPEAL. IF A COPY OF THIS NOTE, VERIFIED BY AFFIDAVIT, SHALL HAVE BEEN FILED IN SUCH PROCEEDING, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY. BORROWER WAIVES THE RIGHT TO ANY STAY OF EXECUTION AND THE BENEFIT OF ALL EXEMPTION LAWS NOW OR HEREAFTER IN EFFECT. NO SINGLE EXERCISE OF THIS WARRANT AND POWER TO CONFESS JUDGMENT SHALL BE DEEMED TO EXHAUST THIS POWER, WHETHER OR NOT ANY SUCH EXERCISE SHALL BE HELD BY ANY COURT TO BE INVALID, VOIDABLE OR VOID, BUT THIS POWER SHALL CONTINUE UNDIMINISHED AND MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS THE BANK SHALL ELECT UNTIL ALL AMOUNTS DUE UNDER THIS AGREEMENT SHALL HAVE BEEN PAID IN FULL.

         SECTION 8.18. Liability of Bank. The Borrower agrees that the Bank shall not have any liability (in tort or otherwise) for any lost profits or other consequential damage sustained by the Borrower as a result of any action taken or omitted by the Bank or any of its officers, agents, or employees in connection with the administration or enforcement of this Agreement or the other Reimbursement Documents.

         SECTION 8.19. Interpretation. This Agreement and the other Reimbursement Documents shall be construed as one agreement and shall be interpreted so as to expand, rather than contract, the rights of the Bank; provided, however, that in the event of inconsistency, the provisions of this Agreement shall supersede and control the provisions of the other
Reimbursement Documents.

         SECTION 8.20. Integration. This Agreement and the other Reimbursement Documents, together with the Credit Agreement, constitute the entire agreement and understanding between the Borrower and the Bank related to the issuance of the Letter of Credit. Borrower acknowledges that, in entering into this Agreement, not relying on any statement, representation, warranty, covenant, or agreement of any kind made by the Bank or any employee or agent of the Bank, other than the agreements of the Bank set forth in this Agreement.

         SECTION 8.21. Conflicts. In case of conflict between any provision of this Agreement and any provision in any of the Reimbursement Documents, the provisions of this Agreement shall prevail.









         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                 LANNETT COMPANY, INC
Attest:

_________________________        BY:________________________________
                                    Name:
                                    Title:
(Corporate Seal)


Witness:

-------------------------           --------------------------------
                                    William Farber



Attest:                             FIRST UNION NATIONAL BANK


__________________________          BY:________________________________
(Seal)                              Name:
                                    Title:







                                 EXHIBIT 2.01

                           FORM OF LETTER OF CREDIT


                          See tab #7 in this binder







                                 EXHIBIT 2.02

               SCHEDULE OF ANNUAL PAYMENTS UNDER THE INDENTURE






                                 EXHIBIT 4.04



                   REQUEST FOR CONSENT TO DISBURSEMENT NO.


         The undersigned, being the ______________ of Lannett Company, Inc. ("Borrower") hereby requests FIRST UNION NATIONAL BANK or its successors pursuant to the terms of a certain Reimbursement Agreement (the "Agreement") as of dated _________________, by and between FIRST UNION NATIONAL BANK ("Bank") and the Borrower, to disbursement from the funds held by the Bank the sum of $______________ to Borrower, in connection with which request the Borrower hereby certifies to Bank as follows (all terms used herein and defined in the Agreement shall have the meanings assigned to them in the Agreement):

                  (1) that Borrower has fully complied with all of the provisions of the Agreement and satisfied the following conditions:

                      (a) All conditions precedent to the issuance of the Letter of Credit and to disbursements in Sections 4.01, 4.02, 4.03 and 4.04 of the Agreement have been satisfied.

                      (b) The representations and warranties made by the Borrower in the Agreement and the other Reimbursement Documents are true and correct on and as of the date of this request for disbursement.

                      (c) No Event of Default or Potential Default has occurred and be continuing or shall result from the funding of the disbursement.

                      (d) No material adverse change has occurred in the condition of the Borrower, financial or otherwise, since the date of the Agreement.

                      (e) Without limiting the generality of the foregoing, the Borrower certifies:

                          (i) The Contractors listed have delivered certain
requests for payment on AIA Form 703 which are attached hereto for review and approval by the Bank:

   Name of Contractor        Amount of Request          Amount of Retainage
   ------------------        -----------------          -------------------





Total:



                      (f) Other project expenses included in this request (supported by attached documentation) are as follows:




         IN WITNESS WHEREOF, and intending to be legally bound hereby, the Borrower has duly executed this request for disbursement on this _____ day of _____________, 199_.



                                       LANNETT COMPANY, INC.

                                       By: ____________________________
                                           Name:
                                           Title:












                                 EXHIBIT 5.01

                          AFFILIATES AND TRADENAMES

                            REGISTERED TRADEMARKS


                                     None






                                 EXHIBIT 5.05

                                  LITIGATION


                                     None







                                 EXHIBIT 5.07

                            CONTINGENT LIABILITIES

                                    None.







                                 EXHIBIT 5.09

                       EXISTING LIENS AND ENCUMBRANCES



Attach Schedule B-II of marked up Title Commitment






                                 EXHIBIT 6.01
                            INSURANCE REQUIREMENTS

         Borrower shall at all times provide, maintain and keep in force the following policies of insurance:

                        (a) Insurance against loss or damage to the Property by fire and any of the risks covered by insurance of the type now known as "fire and extended coverage", in an amount not less than the full replacement cost of the Improvements (exclusive of the cost of excavations, foundations, and footings below the lowest basement floor), whichever is greater; and with not more than $1,000.00 deductible from the loss payable for any casualty. The policies of insurance carried in accordance with this subparagraph (a) shall contain the "Replacement Cost Endorsement".

                        (b) Comprehensive public liability insurance
(including coverage for elevators and escalators, if any, on the Property and, if any construction of new improvements occurs after execution of this Agreement, completed operations coverage) on an "occurrence basis" against claims for bodily injury, death or property damage occurring on, in or about the Property and the adjoining streets, sidewalks and passageways, such insurance to afford immediate minimum protection to a limit of not less than that required by Bank with respect to personal injury or death to any one or more persons or damage to property.

                        (c) During the course of any construction or repair of Improvements on the Property, builder's completed value risk insurance against "all risks of physical loss", including collapse and transit coverage, during construction of such Improvements, with deductibles not to exceed $1,000.00, in non-reporting form, covering the total value of work performed and equipment, supplies and materials furnished.

                        (d) Boiler and machinery insurance covering pressure vessels, air tanks, boilers, machinery, pressure piping, heating, air conditioning and elevator equipment and escalator equipment, provided the Improvements contain equipment of such nature, and insurance against loss of occupancy or use arising from any such breakdown, in such amounts as are reasonably satisfactory to Bank.

                        (e) Insurance against loss or damage to the personal property by fire and other risks covered by insurance of the type now known as "fire and extended coverage".

                        (f) Business interruption insurance in amounts acceptable to the Bank.

                        (g) Such other insurances, and in such amounts, as may from time to time be required by Bank against the same or other hazards.






                           REIMBURSEMENT AGREEMENT

                                    among

                            LANNETT COMPANY, INC.,

                                WILLIAM FARBER

                                     AND

                          FIRST UNION NATIONAL BANK
                           (tax exempt bond issue)



-----------------------------------------------------------------------------


                          Dated as of April 30, 1999


-----------------------------------------------------------------------------











                                   EXHIBITS


EXHIBIT  2.01              Form of Letter of Credit


EXHIBIT  2.02              Schedule of Annual Principal
                           Payments Under Loan Agreement


EXHIBIT  4.04              Request for Disbursement


EXHIBIT  5.01              Affiliates and Tradenames


EXHIBIT  5.05              Litigation


EXHIBIT  5.07              Contingent Liabilities


EXHIBIT  5.09              Existing Liens and Encumbrances


EXHIBIT  6.01              Insurance Requirements








                           REIMBURSEMENT AGREEMENT


         AGREEMENT made as of the 30th day of April, 1999, by and between LANNETT COMPANY, INC., a Delaware corporation, with its principal place of business at 9000 State Road, Philadelphia, PA (the "Borrower"), William Farber ("Guarantor") and FIRST UNION NATIONAL BANK a national banking association with offices at 123 S. Broad Street, Philadelphia, PA (the "Bank").


                                  BACKGROUND

         A. The Borrower has requested the Philadelphia Authority for Industrial Development (the "Authority") to finance a certain project by the issuance of $3,700,000 aggregate principal amount of Variable Rate Demand/Fixed Rate Industrial Development Bonds (Lannett Company, Inc. Project) Series of 1999 (the "Bonds") pursuant to a Trust Indenture dated as of April 30, 1999 (the "Indenture") between the Authority and First Union National Bank (the "Trustee").

         B. The project being financed with the bonds involves (i) the construction of a 33,000 square foot expansion of a facility pursuant to certain plans and specifications to be approved by the Bank at certain property known as 9000 State Road, Philadelphia, PA, (the "9000 State Road Facility") or the acquisition and renovation (pursuant to plans and specifications to be approved by the Bank) of a facility located at 9030 State Road, Philadelphia, PA,(the "9030 State Road Facility") (ii) the acquisition of manufacturing equipment, , and (iii) payment of a portion of the costs and expenses of such financing (collectively the "Project"). The properties located at 9000 State Road Facility, Philadelphia, PA and at 9030 State Road Facility, Philadelphia, PA are collectively referred to as the "Property."

         C. Borrower has requested the Bank to issue to and for the benefit of the Trustee, and for the account of the Borrower, an Irrevocable Direct Pay Letter of Credit in the initial stated amount of $3,769,945.20 to secure the payment of the principal of $3,700,000.00 and up to 46 days of interest accrued on the Bonds (the "Letter of Credit").

         D. The Bank is willing to issue the Letter of Credit to and for the benefit of the Trustee, and for the account of the Borrower, on the terms and subject to the conditions set forth below.

         NOW THEREFORE, in consideration of the foregoing and of the covenants and mutual agreements set forth below, and intending to be legally bound, the parties agree:








                                  ARTICLE I

                         DEFINITIONS AND OTHER TERMS

         SECTION 1.01 Certain Defined Terms. In addition to other terms defined elsewhere in this Agreement, the following terms as used in this Agreement shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         Accounts has the meaning given to that term in the Uniform Commercial Code, and includes Contract Rights.

         Agreement means this Reimbursement Agreement, as the same may be amended, modified or supplemented from time to time.

         Annual Fee has the meaning given to that term in Section 2.03.

         Annual Payment Date has the meaning given in Section 2.02.

         Authority has the meaning given to that term in the Background of this Agreement and includes any successor to the Authority.

         Bank means FIRST UNION NATIONAL BANK

         Bond Documents means the Indenture, the Loan Agreement, and the Bonds, and all agreements, documents, and instruments (other than the Reimbursement Documents) now or hereafter executed or delivered in connection with the Indenture or the Loan Agreement or the issuance of the Bonds.

         Bonds has the meaning given to that term in the Background of this Agreement.

         Borrower means LANNETT COMPANY, INC.

         Borrower's Account means Borrower's operating account.

         Business Day means a day other than (i) a Saturday or Sunday, (ii) a day on which commercial banks in the Commonwealth of Pennsylvania, or State of New York, are authorized or required to close or (iii) a day in which the New York Stock Exchange is closed.

         Capital Lease Obligations shall mean, collectively, the obligations to pay rent or other amounts under any lease of or other arrangement conveying the right to use real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person pursuant to and in accordance with GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         Chattel Paper has the meaning given to that term in the Uniform Commercial Code.

         Closing Date means the date of the issuance of the Bonds under and pursuant to the Indenture.

         Collateral means all of the property and assets of the Borrower, the Guarantor or the Authority, as the case may be, described in Sections 3.01 or
3.03 or in the Collateral Documents.

         Collateral Documents means the Security Agreement described in
Section 3.01, and the Assignments and the Pledge Agreement described in
Section 3.03, and all other agreements, documents, lien instruments, and certificates heretofore or hereafter delivered by the Borrower and Guarantor or the Authority to the Bank granting to the Bank a security interest, lien or other encumbrance upon any property or assets of the Borrower or the Authority (as security for the Indebtedness).

         Commitment Fee has the meaning given to that term in Section 2.03.

         Construction means, as applicable, the construction at the 9000 State Road Facility referred to in the Background section of this Agreement or the renovation of the 9030 State Road Facility referred to in the Background section of this Agreement.

         Construction Contract means the contract between Borrower and the general contractor for the Construction, approved by the Bank.

         Construction Consultant has the meaning set forth in Section
6.17(e).

         Construction Documents has the meaning given to that term in Subsection 4.02(s).

         Construction Permits has the meaning given to that term in Subsection 4.02(r).

         Conversion Date has the meaning given to that term in the Indenture.

         Contract Right means any right to payment under a contract not yet earned by performance and not evidenced by an Instrument or Chattel Paper.

         Credit Obligation means any obligation for the payment of borrowed monies (other than monies borrowed from the Bank) or the deferred purchase price of property or services.

         Current Assets has the meaning set forth in section 6.10.

         Current Liabilities has the meaning set forth in section 6.10.

         Current Ratio has the meaning set forth in section 6.10.

         Debt Service Coverage Ratio has the meaning set forth in section
6.10.

         Default Rate has the meaning given to that term in Subsection
2.04(b).

         Documents has the meaning given to that term in the Uniform Commercial Code.

         Drawing has the meaning given to that term in the Letter of Credit, which shall be a drawing in respect of the payment of principal and/or interest on the Bonds.

         Effective Net Worth Ratio has the meaning given to that term in
Section 6.10.

         Environmental Laws collectively means and includes all present and future laws and any amendments (whether common law, statute, rule, order, regulation or otherwise), permits, and other requirements or guidelines of governmental authorities relating to the environment and environmental conditions or to any Hazardous Substance or Hazardous Substance Activity (including, without limitation, CERCLA, the Federal Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss.6901, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. ss.6901, et seq., the Federal Water Pollution Control Act, 33 U.S.C. ss.1251, et seq., the Clean Air Act, 33 U.S.C. ss.7401, et seq., the Clean Air Act, 42 U.S.C. ss.7401, et seq., the Toxic Substances Control Act, 15 U.S.C. ss.2601-2629, the Safe Drinking Water Act, 42 U.S.C. ss.300f-300j, the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. ss.1101, et seq., and any so-called "Super Fund" or "Super Lien" law, environmental laws administered by the Environmental Protection Agency, the Pennsylvania Solid Waste Management Act, 35 P.S. ss.ss.6018.101-108, the Pennsylvania Hazardous Sites Cleanup Act, 35 Pa. C.S.A. ss.ss.6020.101, et seq., any similar state and local laws and regulations, all amendments thereto and all regulations, orders, decisions, and decrees now or hereafter promulgated thereunder).

         Equipment has the meaning given to that term in the Uniform Commercial Code, and includes fixtures.

         ERISA means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, and the regulations and published interpretations thereof.

         ERISA Affiliate means any trade or business, whether or not incorporated, which together with the Borrower or Guarantor, as the case may be, would be treated as a single employer under Section 4001 of ERISA.

         Event of Default has the meaning given to that term in Section 7.01.

         Expiry Date has the meaning given to that term in Section 2.01.

         First Mortgage has the meaning given to that term in Section 3.02 of this Agreement.

         General Intangibles has the meaning given to that term in the Uniform Commercial Code.

         Guarantor means William Farber.

         Guaranty Agreement has the meaning given to that term in Section
3.04.

         Hazardous Substances means "hazardous substances" (as defined in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sec. 9601 et seq., and the New Jersey Industrial Site Recovery Act N.J.S.A.13: 1K-5 et seq., "hazardous wastes" (as defined in the Resource Conservation and Recovery Act, 42 U.S.C. Sec. 6901 et seq.), "toxic substances" (as defined in the Toxic Substances Control Act, 15 U.S.C. Sec. 2601 et seq.), and all other pollutants and contaminants regulated or controlled by, or required to be removed or remediated under any Environmental Law.

         Improvements has the meaning given to that term in Section 6.17(i) of this Agreement.

         Indebtedness means (i) all indebtedness and other liabilities and obligations now or hereafter owing by the Borrower to the Bank under this Agreement or the other Reimbursement Documents to which the Borrower is party, (ii) all Swap Obligations of Borrower to the Bank or any of its affiliates now existing or hereinafter incurred, and (iii) all other indebtedness and other liabilities and obligations of the Borrower to the Bank (including any past, present or future advances, readvances, substitutions, extensions, renewals, interest, late charges, penalties, and fees of any and all types), whether primary or secondary, absolute or contingent, direct or indirect, joint, several, or independent, voluntary or involuntary, similar or dissimilar, related or unrelated (including overdrafts), now or hereafter existing, due or to become due, or held or to be held by the Bank for its own account or as agent for others, whether created directly or acquired by negotiation, assignment or otherwise.

         Indenture has the meaning given to that term in the Background of this Agreement and includes any amendments, modifications, or supplements to the Indenture.

         Instruments has the meaning given to that term in the Uniform Commercial Code.

         Interest Payment Date has the meaning given to that term in the Indenture.

         Internal Revenue Code means the Internal Revenue Code of 1986, as the same may be amended from time to time, and the regulations and published interpretations thereof.

         Inventory has the meaning given to that term in the Uniform Commercial Code.

         Letter of Credit has the meaning given to that term in the Background of this Agreement.

         Line of Credit Facility means a certain facility given by the Bank to Borrower pursuant to the terms of a certain Loan Agreement dated March 11, 1999 between Bank and Borrower, as amended.

         Loan Agreement means the Loan Agreement dated as of April 30, 1999 between the Authority and the Borrower, relating to the Bonds, as the same is amended, modified or supplemented from time to time.

         Mortgage has the meaning given to that term in Section 3.02 of this Agreement.

         Mortgaged Property means the Property, provided that if Borrower elects to build an expansion of the 9000 State Road Facility, rather than purchasing the 9030 State Road Facility, this term shall include only the 9000 State Road Facility.

         Multi-employer Plan means a Plan described in Section 4001(a)(3) of ERISA that covers employees of the Borrower or Guarantor, as the case may be, or of an ERISA Affiliate.

         9000 State Road Facility has the meaning set forth in the Background section of the Agreement.

         9030 State Road Facility has the meaning set forth in the Background section of this Agreement.

         PBGC means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         Plan means any plan established, maintained, or to which contributions have been made, by the Borrower or Guarantor, as the case may be, or by an ERISA Affiliate.

         Plans and Specifications the plans and specifications approved by the Bank with respect to the Construction.

         Pledged Bonds has the meaning given to that term in the Indenture.

         Potential Default shall mean any event or condition which with notice or the passage of time, or both, would constitute an Event of Default.

         Prime Rate means the floating annual rate of interest that is designated from time to time by the Bank as its Prime Rate and used by the Bank as a reference base with respect to different interest rates charged to borrowers; it being understood that such rate may not be the lowest rate of interest at which the Bank makes loans to borrowers.

         Principal Installment Payment Day has the meaning given to that term in Section 2.02(a)(i).

         Prohibited Transaction means any transaction set forth in Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

         Project has the meaning given to that term in the Background Section of this Agreement.

         Project Fund has the meaning given in Section 6.05.

         Property has the meaning given to the term in the background section of this Agreement.

         Protected Area has the meaning given to that term in section 5.14.

         Real Estate Purchase has the meaning set forth in Section 6.28.

         Regular Rate has the meaning given to that term in Section 2.04(a).

         Reimbursement Documents means this Agreement, the Mortgage, and the Collateral Documents, and any other agreements, documents, or instruments now or hereafter executed or delivered by or on behalf of the Borrower or the Authority to the Bank in connection with the issuance of the Letter of Credit.

         Reportable Event means any of the events set forth in Section 4043 of ERISA.

         Senior Debt has the meaning given to that term in Section 6.10.

         Sinking Fund Account has the meaning given to that term in Section
2.05.

         Stated Amount has the meaning given to that term in the Letter of Credit.

         Subordinated Indebtedness means the indebtedness of Borrower to Guarantor, the payment of which is subordinated to the Indebtedness on terms approved in writing in advance by the Bank.

         Subsidiary means, with respect to a parent corporation, each corporation of which more than fifty percent (50%) of its outstanding capital stock with ordinary voting power is at the time owned by the parent corporation or by one or more other Subsidiaries of the parent corporation or by a combination of the parent corporation and other Subsidiaries.

         Substitute Letter of Credit shall have the meaning set forth in the Indenture.

         Swap Agreement means an ISDA Master Agreement which may be entered into between the Borrower and the Bank or any affiliate of the Bank, including the Schedule and Confirmations (and such terms are defined in the ISDA Master Agreement), and any future amendments, restatements, modifications or supplements thereof or thereto.

         Swap Obligations means all obligations and liabilities of the Borrower to the Bank or any affiliate thereof under the Swap Agreement and any related documents or any other swap transaction.

         Taxable Reimbursement Agreement means that certain Reimbursement Agreement between the parties of even date herewith, pursuant to which the Bank has issued a letter of credit with respect to Borrower's bonds in the principal amount of $2,300,000. .

         Total Liabilities has the meaning set forth in section 6.10.

         Trustee has the meaning given to that term in the Background of this Agreement and includes any successor trustee under the Indenture to which the Letter of Credit is transferred in accordance with its terms.

         Uniform Commercial Code means the Uniform Commercial Code of Pennsylvania, as the same may be amended from time to time.

         Unused Bond Proceeds has the meaning set forth in Section 6.04(c).

         SECTION 1.02.  Accounting and Other Terms.

                  (a) All accounting terms not specifically defined in this Agreement shall be construed, and all calculations with respect to accounting or financial matters shall be computed, in accordance with generally accepted accounting principles, applied in a manner consistent with the application of the principles in the preparation of the financial statements mentioned in
Section 5.04.

                  (b) All terms used and not otherwise defined in this Agreement that are defined in the Uniform Commercial Code shall have the meanings given to them in the Uniform Commercial Code.


                                  ARTICLE II

                               LETTER OF CREDIT

         SECTION 2.01. The Letter of Credit. Subject to the terms and conditions of this Agreement, the Bank agrees to have issued and delivered the Letter of Credit, in the initial Stated Amount of $3,769,945.20 and substantially in the form attached as Exhibit 2.01, to and for the benefit of the Trustee and for the account of the Borrower, upon the Closing Date. The Letter of Credit shall expire on the close of business on October 31, 2002 (the "Expiry Date"), or, if such day is not a Business Day, on the next succeeding Business Day. Borrower may request a one (1) year extension of the Expiry Date by submitting a written request to the Bank at least sixty (60) days prior to the first year anniversary date from the date of the issuance of the Letter of Credit. If the Bank agrees to the extension of the Expiry Date, the new Expiry Date may also be extended in accordance with the procedure set forth in the previous sentence. Anything in this section to the contrary notwithstanding, the Bank shall have no obligation to grant any renewal or extension of the Letter of Credit.

         SECTION 2.02.  Reimbursement and Other Payments.

                  (a) The Borrower shall pay to the Bank, immediately after the honoring by the Bank of a Drawing under the Letter of Credit and without any further notice, demand or declaration hereunder, (1) a sum (and interest on such sum as provided in clause (3) below) equal to the amount so drawn under the Letter of Credit; (2) any and all reasonable charges and expenses that the Bank may pay or incur relating to the Letter of Credit; and (3) interest on any and all amounts unpaid by the Borrower when due hereunder from the date such amounts become due until payment in full, payable on demand, calculated in accordance with the provisions of Section 2.03 below. Notwithstanding the foregoing, but subject in all events to the Borrower's reimbursement obligations, Borrower agrees to pay to the Bank in advance, the following amounts at the following times, to be held by the Bank as security for all of Borrower's reimbursement and other obligations hereunder:

                           (i) Principal. An amount equal to the principal
due on the Bonds on May 1 of each year in accordance with Exhibit 2.02 ("Annual Payment Date") shall be deposited by the Borrower in advance in the Sinking Fund Account in twelve (12) equal installments, the first such installment payable on June 1 and additional installments payable on the first day of each month thereafter (the "Principal Installment Payment Date").

                           (ii) Redemption. An amount equal to any principal,
premium, if any, and interest due on the Bonds as a result of an optional or mandatory redemption pursuant to the Indenture shall be deposited by Borrower in advance at least thirty (30) days prior to the date established for redemption in the Sinking Fund Account.

                           (iii) Interest. Prior to the Conversion Date, an
amount equal to the interest due on the Bonds on each Interest Payment Date shall be deposited by the Borrower at the Bank in advance on the first day of the month preceding such Interest Payment Date; provided that with respect to interest due on the Bonds on the first Interest Payment Date following the Closing Date, if less than one (1) full calendar month will elapse between the Closing Date and the first Interest Payment Date thereafter, then an amount equal to the interest due on such Interest Payment Date shall be paid on the Closing Date. Subsequent to the Conversion Date, an amount equal to one sixth (1/6) of the amount of interest due on the Bonds on the Interest Payment Date under the Indenture shall be deposited by the Borrower in the Sinking Fund Account on the first day of each month.

                           (iv) Tender Purchase Price. The Borrower shall pay
to the Bank any Drawing in respect of the tender purchase price due on any Bonds immediately upon receipt of notice from the Bank of such Drawing.

                           (v) Reimbursement After Drawing. The Bank shall
have the right to be reimbursed immediately after a Drawing by debiting the accounts where the Borrower's funds are deposited pursuant to subparts
(i)-(iii) hereof.

                  (b) If any enactment, promulgation or adoption of or change in any law, regulation, or rule or, in the interpretation or administration or governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall (i) impose, modify or deem applicable any reserve, special deposit or similar requirement (including a request or requirement which affects the manner in which the Bank allocates capital resources to its commitments, including its obligations under this Agreement and the Letter of Credit), (ii) subject the Bank to any tax or change the basis of taxation of the Bank (other than a change in a rate of tax based on overall net income of the Bank), or (iii) impose on the Bank any other condition regarding this Agreement or the Letter of Credit, and if the result of any event referred to in clause (i), (ii) or
(iii) shall be to increase the direct or indirect cost to the Bank amounts receivable by the Bank under this Agreement (which increase in cost or reduction in amounts receivable shall be determined by the Bank's reasonable allocation of such cost increase or reduction in amounts receivable resulting from such event), then within ten (10) Business Days after demand by the Bank, the Borrower shall pay to the Bank, from time to time as specified by the Bank, additional amounts that in the aggregate shall be sufficient cost or reduction in amounts receivable. A certificate setting forth in reasonable detail such increased cost incurred or reduction in amounts receivable by the Bank as a result of any event mentioned in clause (i), (ii) or (iii) shall be submitted by the Bank to the Borrower, and such certificate shall be conclusive, as to the amount(s) thereof, absent manifest error.

         SECTION 2.03.  Fees.

                  (a) The Borrower shall pay a commitment fee at Closing in the amount of 0.25 percent (0.25%) per annum of the Stated Amount of the Letter of Credit.

                  (b) The Borrower shall pay an opening commission charge at Closing in the amount of seventy-five dollars ($75.00).

                  (c) The Borrower shall pay to the Bank an annual fee (computed on the basis of the actual number of days in the calendar year divided by 360) at the rate of one percent (1%) per annum of the Stated Amount of the Letter of Credit (the "Annual Fee"). The Annual Fee shall be calculated on each (based on the Stated Amount on such day) and shall be payable in advance on each November 1; the Annual Fee, for the period beginning on the date of issuance of the Letter of Credit and ending on October 31, 2000, shall be payable on the date of issuance of the Letter of Credit. The amount of the Annual Fee shall not be reduced, and no portion of the Annual Fee shall be refunded regardless of the date on which the Bonds are repaid; provided, however, if prior to the expiration of any annual period for which the Annual Fee has been paid, the Letter of Credit is surrendered to the Bank for cancellation upon redemption of the Bonds as a whole, and so long as no Event of Default has occurred and is continuing, then a portion of the Annual Fee shall be refunded based on the number of days in such annual period that the Letter of Credit is no longer outstanding and available for drawing by the Trustee.

                  (d) The Borrower shall pay to the Bank, on demand, all reasonable transaction charges that the Bank may make for a drawing under the Letter of Credit and all reasonable costs expenses that the Bank may incur or pay relating to the Letter of Credit, including, without limitation a fifty dollar ($50.00) fee per Drawing (subject to increase). The Borrower also shall pay to the Bank, upon each transfer of the Letter of Credit in accordance with the terms of the Letter of Credit, a transfer fee of two thousand five hundred dollars ($2,500.00) together with all reasonable costs and expenses incurred by the Bank in connection with such transfer. The Borrower also shall pay to the Bank, upon any amendment of the Letter of Credit in accordance with the terms of the Letter of Credit, an amendment fee of fifty dollars ($50.00) together with all reasonable costs and expenses. Should the Letter of Credit be terminated prior to its expiration date as a result of the delivery of a Substitute Letter of Credit by another bank or financial institution other than the Bank, the Borrower shall pay to the Bank, upon demand, a termination fee of five thousand dollars ($5,000.00).

         SECTION 2.04.  Interest.

                  (a) All amounts due to the Bank under this Agreement (including all amounts due under Sections 2.02 and 2.03) shall be accompanied by interest thereon, from the date such amounts become due until paid in full at an annual rate equal to the Bank's Prime Rate plus one percent (1%) (the "Regular Rate") (before and after judgment). Interest shall be computed on the basis of the actual number of days in the calendar year divided by 360 and the rate of interest shall change automatically and simultaneously as of the date of each change in the Bank's Prime Rate.

                  (b) Upon the occurrence of any Event of Default, interest shall accrue on amounts due under this Agreement at an annual rate (before and after judgment) equal to the Bank's Prime Rate plus three percent (3%) per annum (the "Default Rate").

         SECTION 2.05.  Sinking Fund Account.

         (a) The Borrower shall establish and maintain an interest-bearing deposit account with the Bank into which the Borrower shall deposit with the Bank all the sums required to be deposited pursuant to Section 2.02 (a)(i) through (iii) (the "Sinking Fund Account").

         (b) The Sinking Fund Account established pursuant to this Section
2.05 shall be under the sole control of the Bank, and the Borrower shall have no right to withdraw any funds in such deposit account or to use any funds in such deposit account except in payment of the liabilities and obligations owing by the Borrower to the Bank under this Agreement or the other Reimbursement Documents (including the obligation of the Borrower to reimburse the Bank for amounts drawn under the Letter of Credit). As additional security for the payment, performance, and discharge of all liabilities and obligations of the Borrower under this Agreement or the other Reimbursement Documents, Borrower assigns to the Bank, and grants to the Bank a first priority security interest in and lien upon and right of set-off against, the deposit account established pursuant to this Section 2.05 and, at any time and from time to time at the request of the Bank, the Borrower shall execute and deliver any assignments, documents, and instruments reasonably requested by the Bank to further evidence or perfect such assignment and such security interest, lien and right of set-off.

         SECTION 2.06. Obligations Absolute. The obligations of the Borrower under this Article II shall be absolute and unconditional and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including the following circumstances: (i) any lack of validity or enforceability of the Letter of Credit, the Bond Documents, or any agreement, document or instrument relating thereto; (ii) any amendment or waiver of or any consent to or departure from the Letter of Credit, the Bond Documents or any agreement, document, or instrument relating thereto; (iii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against the Trustee (or any persons or entities for whom the Trustee may be acting), the Bank, or any other person or entity, whether in connection with any unrelated transactions described in this Agreement, or any unrelated transactions; or (iv) any of the circumstances contemplated in clauses (1) through (7), of paragraph (a) of Section 2.08. The Borrower understands and agrees that no payment by the Borrower or any third party under any other agreement (whether voluntary or otherwise) shall constitute a defense to their obligations under this Agreement, except to the extent that the Bank has been indefeasibly paid in full.

         SECTION 2.07. Indemnification. To the extent permitted by applicable law, the Borrower agrees to indemnify and hold harmless the Bank and its directors, officers, employees and agents from and against any and all claims, damages, losses, liabilities, costs or expenses (including reasonable attorneys' fees) which the Bank may incur or which may be claimed against the Bank by any person or entity whatsoever by reason of or in connection with
(a) the issuance and sale of the Bonds (including any actual or alleged misstatements or omissions in any placement memorandum relating to the offering of the Bonds), (b) the issuance or a transfer of, or payment or failure to pay under, the Letter of Credit (c) any breach by the Borrower of any representation, warranty, covenant, term or condition in, or the occurrence of any default under the Reimbursement Documents or the Bond Documents, including all reasonable claims or liabilities arising as a result of any such breach or default, and (d) involvement of the Bank in any legal suit, investigation, proceeding, inquiry or action as a consequence, direct or indirect, of the issuance by the Bank of the Letter of Credit or its entering into this Agreement, or any other event or transaction contemplated by any of the foregoing; provided, however, the Borrower shall not be required to indemnify the Bank for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused solely by (i) the willful misconduct or gross negligence of the Bank, (ii) the wrongful and willful failure by the Bank to pay under the Letter of Credit after the presentation to it by the Trustee of a draft and certificate strictly complying with the terms and conditions of the Letter of Credit, unless the Bank in good faith believes that it is prohibited by law or other legal authority from making such payment or (iii) any untrue statement contained in information furnished in writing by the Bank to the Borrower for use in any placement memorandum.

         SECTION 2.08.  Liability of Bank.

                  (a) As between the Borrower and the Bank, Borrower assumes all risks of the acts or omissions of the Trustee with respect to the Trustee's use of the Letter of Credit. Neither the Bank nor any of its officers, directors, employees, or agents shall be liable or responsible for:
(1) the use which may be made of the Letter of Credit or for any act or omissions of the Trustee in connection with the Letter of Credit; (2) the form, validity, sufficiency, accuracy or genuineness of any documents (including any documents presented under the Letter of Credit), or of any statement in or endorsement on such documents, even if any such documents, statements or endorsements should in fact prove to be in any or all respects invalid, insufficient, fraudulent, forged, inaccurate, or untrue; (3) the payment by the Bank against presentation of documents which do not comply with the terms of the Letter of Credit, or any other failure by the Trustee to comply fully with conditions required in order to effect a drawing under the Letter of Credit; (4) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign the Letter of Credit or the rights or benefit under or proceeds of the Letter of Credit, in whole or in part, which may prove to be invalid or ineffective for any reason; (5) errors, omissions, interruptions, losses or delays in transmission or delivery of any messages by mail, cable, telegraph, telex, telephone or otherwise; (6) any loss or delay in the transmission or otherwise of any document or draft required in order to make a drawing under the Letter of Credit; or (7) any other circumstances whatsoever in making or failing to make payment under the Letter of Credit; except only that the Borrower shall have a claim against the Bank, and the Bank shall be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Borrower which the Borrower proves were caused solely by (i) the willful misconduct or gross negligence of the Bank or (ii) the wrongful and willful failure by the Bank to pay under the Letter of Credit after the presentation to it by the Trustee of a draft and certificate strictly complying with the terms and conditions of the Letter of Credit, unless the Bank in good faith believes that it is prohibited by law or other legal authority from making such payment. In furtherance and not in limitation of the foregoing, the Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; provided, however that if the Bank should receive written notification from both the Trustee and the Borrower that documents conforming to the terms of the Letter of Credit presented to the Bank are not to be honored, the Bank agrees that it will not honor such documents.

                  (b) Except for the obligations of the Bank under the Letter of Credit, the Bank shall have no liability to the Borrower or any other person or entity as a result of any reduction of the credit rating or any deterioration in the financial condition of the Bank. No such reduction or deterioration shall reduce or in any way diminish the obligations of the Borrower to the Bank under this Agreement, including the obligation of the Borrower to pay the Annual Fee to the Bank or to reimburse the Bank for any drawing under the Letter of Credit.



                                 ARTICLE III

                                  COLLATERAL

         SECTION 3.01. Security Interests. As security for the payment, performance and discharge of the Indebtedness, the Borrower grants to the Bank (and ratifies and confirms the grant of): (i) a first priority security interest in and lien upon all Accounts, Contract Rights, General Intangibles, Chattel Paper, Inventory, Instruments, Documents, Equipment, and other assets in which the Borrower now has or hereafter may acquire any interest, wherever located, and in all proceeds and products thereof, as more fully described in, and under the terms and conditions of the Security Agreement all dated as of even date herewith, from Borrower to the Bank, and (ii) a security interest in and lien upon, and right of set-off against, all funds or other assets of the Borrower now or at any time hereafter on deposit with or in the possession of the Bank or owing by the Bank to the Borrower and in all assets of the Borrower in which the Bank now has or at any time hereafter may obtain a lien, mortgage, or security interest for any reason.

         SECTION 3.02. Mortgage. As security for the payment, performance, and discharge of all liabilities and obligations of the Borrower under this Agreement or the other Reimbursement Documents, or otherwise arising in connection with the Letter of Credit, Company shall execute and deliver to the Bank, contemporaneously with the execution and delivery of this Agreement, in form and substance satisfactory to the Bank, a mortgage and security agreement (the "First Mortgage") on the 9000 State Road Facility and all buildings, structures, renovations, alterations, additions, and improvements, and all machinery, equipment, fixtures, and other personal property (including appliances, furniture, furnishings and equipment) installed in or on, or used in connection with, such property. The lien of the Mortgage shall be a first priority lien on the Mortgaged Property except
(i) possible prior liens for taxes not yet due and payable and (ii) easements and restrictions presently of record and approved by the Bank. If Borrower elects to purchase the 9030 State Road Facility, it shall execute and deliver to the Bank a first mortgage on the 9030 State Road Facility, and all references herein to the Mortgage or First Mortgage shall refer collectively to the mortgages on the 9000 State Road Facility and the 9030 State Road Facility.

         SECTION 3.03. Assignments and Pledge Agreement. As security for the payment, performance and discharge of all liabilities and obligations of the Borrower under this Agreement or the other Reimbursement Documents, or otherwise arising in connection with the Letter of Credit: (i) the Authority shall assign to the Bank all of its right, title, and interest in and to the Loan Agreement, as more fully described in and under the terms and conditions of the Assignment of Loan Agreement dated the date of this Agreement from the Authority to the Bank; (ii) the Borrower shall assign to the Bank all of its right, title, and interest in and to all present and future leases, rental agreements and other tenancies of the Mortgaged Property, as more fully described in and under the terms and conditions of the Assignment of Leases and Rents dated the date of this Agreement from the Borrower to the Bank;
(iii) the Borrower shall assign to the Bank all of its title, right and interest in and to the Construction Documents, as more fully described in and under the terms of the Assignment of Construction Documents dated as of the date of this Agreement from Borrower to the Bank, (iv) the Borrower shall assign to the Bank, and grant to the Bank a first priority security interest in, all of its right, title, and interest in and to the Pledged Bonds, as more fully described in and under the terms and conditions of the Pledge and Security Agreement dated the date of this Agreement between the Borrower and the Bank; and (v) the Borrower shall assign to the Bank, and grant to the Bank a first priority security interest in and lien upon, all of its right, title, and interest in and to the Sinking Fund Account and all assets in said Account as more fully described in and under the terms and conditions of the Assignment and Security Agreement dated the date of this Agreement from the Borrower to the Bank.

         SECTION 3.04. Guaranty Agreement. As security for the payment, performance and discharge of liabilities and obligations of the Borrower hereunder and under the Taxable Reimbursement Agreement up to the amount of $1,000,000, the Guarantor shall execute a guaranty and surety agreement (the "Guaranty Agreement"), guaranteeing the performance of said obligations, provided, however, that, upon receipt of the financial reporting information of Borrower for fiscal year ending June 30, 2001, the Guaranty Agreement shall terminate if (a) Borrower is in compliance of all the terms of this Agreement, including, without limitation, the financial covenants set forth in section 6.10 hereof, and (b) neither Borrower nor Guarantor is in default of any other terms of this Agreement or the Reimbursement Documents.

         SECTION 3.05.  Further Assurances.

                  (a) The Borrower shall execute and deliver to the Bank from time to time such financing statements and such additional instruments or documents as the Bank may deem necessary in its discretion to perfect, protect, maintain or enforce its security interests in or other rights or claims to the Collateral or the Mortgaged Property, and shall pay the costs of filing or recording the same in such offices as the Bank may designate.

                  (b) The Borrower shall deliver to the Bank, in form and substance satisfactory to the Bank, instruments from all owners and all mortgagees of all premises at which the Collateral (or any books and records pertaining to the Collateral) may be located, by which such owners and mortgagees waive any right to distrain or disclaim any interest in the Collateral.

         SECTION 3.06. Records and Reports. The Borrower shall keep accurate and complete records of the Collateral and shall furnish the Bank with any information about the Collateral as Bank may from time to time reasonably request.

         SECTION 3.07. Insurance; Discharge of Taxes. The Borrower authorizes the Bank, from time to time, without notice to the Borrower to: (i) obtain insurance covering any of the Collateral and the Mortgaged Property, if the Borrower fail to do so; (ii) discharge taxes, liens, security interests or other encumbrances at any time levied or placed on any of the Collateral and the Mortgaged Property, if the Borrower fails to do so; and (iii) pay for the maintenance and preservation of any of the Collateral and the Mortgaged Property, if the Borrower fails to do so. The Borrower shall reimburse the Bank, on demand, for any payment made or any expense incurred by it pursuant to this authorization. The Borrower may assign to the Bank all rights to receive the proceeds of insurance covering the Collateral and the Mortgaged Property and authorize the Bank to direct any insurer to pay all such proceeds directly to the Bank, and to endorse the name of the Borrower on any draft for such proceeds.


                                  ARTICLE IV

                            CONDITIONS OF LENDING

         SECTION 4.01. Events. As conditions precedent to the issuance of the Letter of Credit, the following events shall have occurred:

                  (a) The Authority shall have duly adopted resolutions authorizing the execution, delivery, and performance of the Indenture and the other Bond Documents to which the Authority is a party.

                  (b) The Indenture and the other Bond Documents shall have been duly executed and delivered and shall be in form and substance satisfactory to the Bank.

                  (c) All conditions precedent to the issuance of the Bonds shall have occurred and the Authority shall have duly executed and delivered the Bonds to the Trustee.

                  (d) The Borrower shall have paid to the Bank the commitment fee due under subsection 2.03(a) and the Annual Fee due under subsection 2.03(c).

         SECTION 4.02. Documents. As conditions precedent to the issuance of the Letter of Credit, Borrower shall have delivered or caused to be delivered to the Bank, in form and substance satisfactory to the Bank:

                  (a) The Reimbursement Agreement.

                  (b) The Mortgage.

                  (c) The Collateral Documents.

                  (d) Certified copies of a resolution adopted by the Board of Directors of Borrower authorizing the execution, delivery and performance of the Reimbursement Documents and the Bond Documents to which Borrower is a party.

                  (e) Certified copies of the articles of incorporation and bylaws (and all amendments thereto) of Borrower along with a certificate of authority issued by the Commonwealth of Pennsylvania, and certificates of good standing of Borrower (issued not more than thirty (30) days prior to the Closing Date) evidencing its good standing as a corporation under the laws of the states of Delaware and Pennsylvania.

                  (f) All letter of credit applications and related documents required to be executed by the Bank.

                  (g) Omitted.

                  (h) An opinion of counsel for the Borrower as to the matters set forth in Sections 5.01 through 5.03, 5.05, 5.10 and 5.16, and such other matters requested by the Bank.

                  (i) A certificate of an executive officer of Borrower as to the matters set forth in Sections 5.01 through 5.19, and such other matters requested by the Bank.

                  (j) Certificates of insurance meeting the requirements set forth in Section 6.01 and the Collateral Documents.

                  (k) A Subordination Agreement with respect to the Subordinated Indebtedness.

                  (l) A commitment for title insurance from a title insurance company satisfactory to the Bank, insuring that the lien of the Mortgage on the Property is a first priority lien (free and clear of mechanics' liens, municipal liens, and other encumbrances and objections, except as may be approved by the Bank) and containing such endorsements and affirmative coverages as the Bank may reasonably required.

                  (m) A survey of the Mortgaged Property, showing the location of all improvements, driveways, fences, encroachments, and easements, recorded and unrecorded, of every nature (including, without limitation, all easements and encroachments raised or exceptions on the title report) and all other matters that would be disclosed by an inspection of the Mortgaged Property and the public records.

                  (n) An appraisal of the 9000 State Road Facility (based on completion of the Construction) conducted by a certified and licensed appraiser approved by the Bank and conforming to the requirements of the Financial Institution Reform, Recovery, and Enforcement Act of 1989, indicating a fair market value of the Mortgaged Property satisfactory to the Bank.

                  (o) A Phase I environmental survey for the Property prepared by a consultant approved by the Bank (the "Phase I Survey") showing that (i) the 9000 State Road Facility is not now being used, and has not been used in the past except as disclosed in the Phase I Survey, for any activities involving, directly or indirectly, the use, generation, treatment, storage, or disposal of any hazardous or toxic chemical, material, substance, or waste of any kind or nature (other than in the ordinary course of business and in compliance with all applicable environmental Laws) and (ii) the 9000 State Road Facility does not represent an environmental risk to the Bank.

                  (p) Satisfactory evidence (including certificates from appropriate governmental authorities) that the Mortgaged Property complies with all applicable zoning and other laws and regulations and that there are not outstanding notices of uncorrected violations of zoning, building, safety, fire, and other laws, ordinances, codes, and regulations.


                  (q) The funds required pursuant to Section 2.05 hereof for deposit in the Sinking Fund Account.

                  (r) Counterparts of the Indenture and all other Bond Documents and all opinions, certificates, approvals, and other items executed and delivered in connection with the issuance of the Bonds.

                  (s) Such additional documents or instruments and such additional approvals and opinions as the Bank may have reasonably requested under the terms of the Reimbursement Documents, the Bond Documents, or otherwise.

         SECTION 4.03. Conditions Precedent - Letter of Credit. As additional conditions precedent to the issuance of the Letter of Credit, the following statements shall be true and correct:

                  (a) The representations and warranties made by the Borrower in this Agreement and the other Reimbursement Documents are true and correct on and as of the date of issuance with the same effect as though made on and as of that date.

                  (b) No Event of Default or Potential Default has occurred and is continuing or will result from the issuance of the Letter of Credit.

         SECTION 4.04. Conditions Precedent - Disbursements. As conditions precedent to the approval by the Bank under the Indenture of the initial disbursement and each subsequent disbursement of the proceeds of the Bonds to Borrower from the Project Fund:

                  (a) All conditions precedent to the issuance of the Letter of Credit in Sections 4.01, 4.02 and 4.03 shall have been satisfied in a manner acceptable to the Bank.

                  (b) The representations and warranties made by the Borrower in this Agreement and the other Reimbursement Documents shall be true and correct on and as of the date of disbursement with the same effect as though made on and as of that date.

                  (c) No Event of Default or Potential Default shall have occurred and be continuing or shall result from the funding of the disbursement.

                  (d) No material adverse change as determined by the Bank in its sole discretion shall have occurred in the condition of the Borrower, financial or otherwise, since the date of this Agreement.

                  (e) Borrower shall have delivered to Bank an endorsement to the title insurance policy for the Property insuring Bank's lien to the completed part of the Construction.

                  (f) Borrower shall have delivered to Bank requisition and request for the disbursement in the form attached hereto as Exhibit 4.04, together with a Request for Payment by the contractor(s) engaged in the Construction on AIA Form 7021 703, and with such supporting invoices and documents as the Bank may reasonably require, all in form and substance satisfactory to the bank, shall have been furnished by the general contractor(s) of Borrower, indicating that the request for disbursement is based on the work completed to date, less retainage, and such requisition shall have been reviewed and approved by the Bank.

                  (g) Borrower shall have delivered to the Bank satisfactory evidence that:

                           (i) With respect to disbursements for the purchase
                  of equipment, the amount of the request does not exceed 80% of the purchase price of such equipment;

                           (ii) With respect to disbursements for the
                  purchase of or improvements to real estate, the amount of the request does not exceed 80% of the appraised value of the Property after completion of the Construction, or acquisition of the 9030 State Road Facility, as the case may be

                  (h) Borrower shall have delivered satisfactory evidence that the building permit has been issued provided that satisfaction of this condition is not required for the initial disbursement.

                  (i) The Bank shall have inspected the Construction and approved the disbursement;

                  (j) The Borrower shall have delivered to the Bank such additional instruments or documents and such additional approvals and opinions as the Bank may have reasonably requested under the terms of the Reimbursement Documents, the Bond Documents, or otherwise.

         SECTION 4.05. Conditions Precedent - Final Disbursement. As conditions precedent to the approval by the Bank under the Indenture of the final disbursement of the proceeds of the Bonds to Borrower from the Project fund:

                  (a) Bank shall have received evidence satisfactory to it that the Project has been completed in accordance with the Plans and Specification.

                  (b) Bank shall have received unconditional lien release on final payment from each contractor, subcontractor and supplier of materials and services with respect to whom any previous disbursement has been made or who has performed any work or services relating to the Project or the Property.

                  (c) Bank shall have received written approval of its making the Final Disbursement from the surety on any bond required by Bank.

                  (d) A certificate of occupancy (or final building inspection report) with respect to the Project shall have been issued to Borrower, if required, by any governmental authority.

                  (e) Bank shall have received an "as-built" survey of the Property.

                  (f) The Borrower shall have delivered to the Bank such additional instruments or documents and such additional approvals and opinions as the Bank may have reasonably requested under the terms of the Reimbursement Documents, the Bond Documents, or otherwise.

         SECTION 4.06 Conditions Precedent - Disbursement of Unused Bond Proceeds. As conditions precedent to the approval by the Bank under the Indenture of the disbursement of the Unused Bond Proceeds or any part thereof to Borrower from the Project Fund in order to close on the purchase of the 9030 State Road Facility, items (a) through (l) below shall have occurred and
(ii) in order to proceed with the Construction of an expansion at the 9000 State Road Facility items (g) through (i) and (k) through (l) (i) shall have occurred:

                  (a) Borrower shall have delivered at least twenty (20) days prior to closing on the Real Estate Purchase a commitment for title insurance from a title insurance company satisfactory to the Bank, insuring that the lien of the Fee Mortgage on the applicable property is a first priority lien (free and clear of mechanics' liens, municipal liens, and other encumbrances and objections, except as may be approved by the Bank) and containing such endorsements and affirmative coverages as the Bank may reasonably require. The commitment must be followed by the issuance of a title insurance policy on ALTA 1970 Form B or other form satisfactory to the Bank insuring the Bank's interest in an amount at least equal to the Stated Amount of the Letter of Credit.

                  (b) A survey of the applicable Property, showing the location of all improvements, driveways, fences, encroachments, and easements, recorded and unrecorded, of every nature (including, without limitation, all easements and encroachments raised or exceptions on the title report) and all other matters that would be disclosed by an inspection of the Property and the public records, dated not more than one (1) month prior to disbursement and furnished to the Bank at least ten (10) days prior to the closing for the Real Estate Purchase.

                  (c) Bank shall have received, at Borrower's cost, an appraisal of the applicable Property (based on completion of the Construction) conducted by a certified and licensed appraiser approved by the Bank and conforming to the requirements of the Financial Institution Reform, Recovery, and Enforcement Act of 1989, indicating a fair market value of the property satisfactory to the Bank in its sole discretion, and dated not earlier than six (6) months prior to the closing on the Real Estate Purchase.

                  (d) Bank shall have received, at Borrower's costs, a Phase I environmental survey for the Property prepared by a consultant approved by the Bank (the "Phase I Survey") and dated not earlier than six (6) months prior to the closing on the Real Estate Purchase showing that (i) the Property is not now being used, and has not been used in the past except as disclosed in the Phase I Survey, for any activities involving, directly or indirectly, the use, generation, treatment, storage, or disposal of any hazardous or toxic chemical, material, substance, or waste of any kind or nature (other than in the ordinary course of business and in compliance with all applicable environmental laws), and (ii) the Property does not represent an environmental risk to the Bank.

                  (e) Borrower shall have delivered to Bank an opinion from Borrower's counsel stating that the Property to be purchased is zoned for its intended use by Borrower.

                  (f) Borrower shall have delivered to Bank copies of all leases to the applicable Property in form and substance acceptable to the Bank.

                  (g) Borrower shall have delivered to Bank certificates of insurance meeting the requirements set forth in Section 6.01 and the Collateral Documents.

                  (h) The conditions set forth in Section 4.04 shall have been satisfied.

                  (i) Borrower shall have delivered to Bank requisition and request for the disbursement in the form attached hereto as Exhibit 4.04, and with such supporting invoices and documents as the Bank may reasonably require, all in form and substance satisfactory to the Bank, shall have been furnished by the general contractor(s) of Borrower, indicating that the request for disbursement is based on the work completed to date, less retainage, and such requisition shall have been reviewed and approved by the Bank.

                  (j) Borrower shall have delivered to Bank a first fee mortgage and an assignment of rents and leases in the same form as those delivered for the 9000 State Road Facility.

                  (k) Borrower shall have delivered to Bank the following documents relating to the Construction and the Bank shall have approved the same:

                           (i) the Plans and Specifications;

                           (ii) the architect's contract, the Construction
Contract, the engineering contract and all other agreements relating to the Project and all Construction Permits (collectively the "Construction Documents");

                           (iii) the construction budget;

                           (iv) Satisfactory evidence (including certificates
from appropriate governmental authorities) that the Mortgaged Property and the Construction comply with all applicable zoning and other laws and regulations and that there are not outstanding notices of uncorrected violations of zoning, building, safety, fire, and other laws, ordinances, codes, and regulations;

                           (v) Satisfactory evidence that all approvals or
consents required by any covenants or restrictions of record in order to proceed with the Construction have been obtained;

                           (vi) Waivers of liens from the general
contractor(s) and, if requested by Bank, from subcontractors properly executed and recorded in Philadelphia County;

                           (vii) A performance and payment bond from the
general contractor or contractors engaged to perform the Construction for the amount of its contract, if required by the Bank; and

                           (viii) the Assignment of the Construction
Contract, the Assignment of the Architect's Contract, and the Assignment of Plans, Permits and Rights.

                  (l) Borrower shall have delivered to Bank such additional documents or instruments and such additional approvals and opinions as the Bank may have reasonably requested under the terms of the Reimbursement Documents, the Bond Documents, or otherwise.

                                  ARTICLE V

                        REPRESENTATIONS AND WARRANTIES

         In order to induce the Bank to enter into this Agreement and to issue the Letter of Credit, the Borrower and Guarantor represent and warrant to the Bank as follows:

         SECTION 5.01.  Existence.

                  Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite power and authority, corporate or otherwise, to conduct its business and to own and operate its properties, and is duly qualified as a foreign corporation to do business in, and is in good standing in, the Commonwealth of Pennsylvania and all other jurisdictions in which failure to qualify could have a material adverse effect on its financial condition or business. Borrower does not have any subsidiaries or affiliated companies, or in the past five years has used any trade or other fictitious names, except as described in the schedule attached as Exhibit 5.01.

         SECTION 5.02.  Authorization.

         Borrower and Guarantor have all requisite power and authority to execute, deliver and perform the applicable Reimbursement Documents and the Bond Documents to which eachis a party. The execution, delivery and performance by Borrower of the applicable Reimbursement Documents and the Bond Documents to which it is a party have been duly authorized by all necessary corporate action and do not and will not violate any provision of law or of the articles of incorporation or bylaws of Borrower or result in a breach or constitute a default under any agreement, indenture or instrument to which Borrower or Guarantor is a party, or by which their properties may be bound or affected.

         SECTION 5.03. Validity. The Reimbursement Documents and the Bond Documents to which either the Borrower or Guarantor is a party are legal, valid and binding obligations of the Borrower or Guarantor, as the case may be, enforceable in accordance with their respective terms, subject to the application by a court of general principles of equity and to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally.

         SECTION 5.04. Financial Statements. The financial statements of the Borrower as of December 31, 1998, previously furnished to the Bank, have been prepared in accordance with generally accepted accounting principles, consistently applied, are substantially complete and correct, and present fairly the financial condition of the Borrower as of that date and the results of its operations for the period then ended. Since December 31, 1998, there has been no material adverse change in the condition of the Borrower, financial or otherwise, from that set forth in such financial statements.

         SECTION 5.05. Litigation. Except as disclosed in the schedule attached as Exhibit 5.05, there are no actions or proceedings pending or, to the knowledge of Borrower and Guarantor, threatened against or affecting either Borrower or Guarantor, or any of its properties before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which are substantial in amount or which, if determined adversely, would have a material adverse effect on the financial condition or business of Borrower or the Guarantor or its ability to perform its obligations under the Reimbursement Documents or the Bond Documents.

         SECTION 5.06. Agreements and Orders. Neither Borrower nor Guarantor is in default in the performance of any agreement of which it may be party or by which its properties may be bound or with respect to any order, writ, injunction, or decree of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

         SECTION 5.07. Contingent Liabilities. Neither Borrower nor Guarantor has any material or substantial contingent obligations or liabilities, for taxes or otherwise, that are not disclosed in the financial statements mentioned in Section 5.04 or set forth on the schedule attached as Exhibit 5.07.

         SECTION 5.08. Taxes. Borrower and Guarantor have filed all tax returns and reports required to be filed as of the date of this Agreement and have paid all taxes, assessments and charges imposed upon them or their operations or properties, or which they are required to withhold and pay over (including payroll withholding taxes).

         SECTION 5.09. Ownership and Encumbrances. Borrower has good title, or valid leasehold interests in, all of its properties and assets, real and personal. None of the properties and assets of any Borrower are subject to any lien, encumbrance, security interest or other claim of any nature, except liens and encumbrances in favor of the Bank and existing liens and encumbrances disclosed in all financial statements mentioned in Section 5.04 or set forth on the schedule attached as Exhibit 5.09.

         SECTION 5.10. Consents. No authorization, consent, approval, license, exemption by or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary to the valid execution, delivery or performance by Borrower or Guarantor of the Reimbursement Documents or the Bond Documents to which it is a party (excepting only such authorizations, consents, approvals, licenses, filings, and registrations that have been obtained or accomplished on or prior to the date of this Agreement).

         SECTION 5.11.  ERISA.

                  (a) To the extent applicable, Borrower is in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed, nor has any Plan been terminated; no circumstances exist which constitute grounds under Section 4042 of ERISA Affiliate entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administrate, a Plan, nor has the PBGC instituted any such proceedings; neither the Borrower nor any ERISA Affiliate has completely or partially withdrawn under
Section 4201 or 4204 of ERISA from a Multiemployer Plan; except as previously disclosed in writing by the Borrower to the Bank, Borrower and each ERISA Affiliate has met its minimum funding requirements under ERISA with respect to all of its Plans and the present value of all vested benefits under each Plan does not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA and the regulations thereunder for calculating the potential liability of the Borrower or any ERISA Affiliate to the PBGC or the Plan under Title IV of ERISA; and neither any Borrower nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA.

                  (b) The Borrower does not maintain any employee benefit plan covered by Title IV of ERISA.

         SECTION 5.12. Operations of Business. Borrower possesses (i) all licenses, permits, and other governmental authorizations and (ii) all trademarks, trade names, copyrights, patents, or rights in any of the foregoing, adequate for the conduct of its business as now conducted and presently proposed to be conducted, and, to the best of the knowledge, information, and belief of the Borrower, without conflict with the material rights or claimed rights of others.

         SECTION 5.13. Disclosure. No representation or warranty made by Borrower in this Agreement or the other Reimbursement Documents is false or misleading in any material respect or omits to state any material fact necessary in order to make the statements by Borrower in this Agreement or the other Reimbursement Documents. Borrower has disclosed to the Bank in writing every fact that materially and adversely affects its business or financial condition or its ability to perform its obligations under the Reimbursement Documents or the Bond Documents.

         SECTION 5.14.  Environmental Laws.

                     (a) Except as permitted under Section 6.20, no property owned or leased by Borrower or any subsidiary of Borrower, is in violation of any Environmental Laws, no Hazardous Substances are present on said property and neither Borrower nor any subsidiary of Borrower, has been identified in any litigation, administrative proceedings or investigation as a responsible party for any liability under and Environmental Laws.

                     (b) Borrower has received all permits and filed all notifications necessary to carry on its business under and in compliance with all applicable Environmental Laws. Neither Borrower nor Guarantor has any knowledge of, or has given any written or oral notice to the Environmental Protection Agency or any state or local agency regarding, any actual or imminently threatened removal, spill, release or discharge of Hazardous Substances on properties owned or leased by the Borrower or either Guarantor or in connection with the conduct of its business and operations. Neither Borrower nor Guarantor has any knowledge of, or has received any notice that it is potentially responsible for, costs of clean-up of any actual or imminently threatened spill, release or discharge of Hazardous Substances.

                     (c) Upon request by the Bank, Borrower shall provide evidence in form and substance acceptable to the Bank that the Property complies with all applicable Environmental Laws.

                     (d) No part of the Property contains, is located in or abuts floodplain, navigable water or any other body of water, tideland, marshland, wetland or other area (collectively, "Protected Area") which is subject to special state, federal or municipal regulation, control or protection, except as previously disclosed to Bank; and Borrower shall comply with all laws, ordinances and regulations pertaining to Protected Areas, to the extent applicable to the Property.

         SECTION 5.15. Margin Stock. Borrower is not engaged in, nor does it have as one of its substantial activities, the business of extending or obtaining credit for the purpose of purchasing or carrying "margin stock" (as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System) and no proceeds of the Bonds will be used for such purpose or for the purpose of purchasing or carrying any shares of margin stock.

         SECTION 5.16. Perfection of Liens. Upon the filing or recording of financing statements and other documents or lien instruments in all places in the Commonwealth of Pennsylvania and elsewhere as are necessary to perfect to security interests, liens, and other encumbrances created or granted by this Agreement or the Collateral Documents, no further action (including the filing or recording of any documents or instrument) is or will be necessary in order to establish, perfect or maintain the security interests, liens, and other encumbrances created or granted by this Agreement or the Collateral Documents.

         SECTION 5.17. Securities Laws. To the extent applicable, all shares of capital stock, all partnership interests, and all other securities of the Borrower have been offered and sold in accordance with the registration requirements of all applicable federal and state securities laws, or in compliance with any exemptions afforded thereunder.

         SECTION 5.18. Other Agreements. Neither Borrower nor Guarantor is a party to any indenture, loan, or credit agreement, or of any lease or other agreement or instrument, or subject to any charter or corporate restriction, which could have a material adverse effect on their business, properties, assets, or condition, financial or otherwise, or its ability to perform their obligations under the Reimbursement Documents or the Bond Documents to which they are a party, except for the Line of Credit Facility.

         SECTION 5.19. Labor Disputes and Casualties. Borrower is not affected by any fire, explosion, accident, strike, lockout, or other labor dispute, drought, storm, hail, earthquake, embargo, act of public enemy, or other casualty (whether or not covered by insurance) which could materially and adversely affect its business, properties, assets, or condition, financial or otherwise, or its ability to perform its obligations under the Reimbursement Documents or the Bond Documents to which it is a party.

         SECTION 5.20. Year 2000 Compliance. The advent of the year 2000 shall not adversely affect the Borrower's operations or its information technology or related systems. Without limiting the generality of the foregoing, (i) the information technology systems utilized by Borrower are designed to be used prior to, during, and after the calendar year 2000 A.D.,
(ii) the information technology systems utilized by Borrower will not abnormally end or provide invalid or incorrect results as a result of date data, and (iii) the information technology systems utilized by Borrower are designed or programmed to ensure year 2000 A.D. compatibility, including date data, century recognition, leap year, calculations which accommodate same century and multi-century formulae in date values, and date data interface values that reflect the century.

                                  ARTICLE VI

                                  COVENANTS

         As long as any portion of the Indebtedness is or remains outstanding and unpaid, or the Bank has any obligations under this Agreement or the Letter of Credit, the Borrower and Guarantor covenant and agree that, unless the Bank otherwise consents in writing:

         SECTION 6.01. Insurance. Borrower shall maintain insurance with respect to its business and assets in such amounts, including but not limited to the Collateral and the Property, and in the amounts set forth in Exhibit
6.01. Such insurance shall be with such companies as may be satisfactory to the Bank in its reasonable discretion, it being understood that insurance comparable to insurance customarily maintained by companies operating similar businesses as the Borrower shall be satisfactory. All policies of insurance covering the Collateral and the Property shall insure the Bank as its interest may appear and shall bear a lender's loss payable and thirty (30) day notice of cancellation or material change endorsements in favor of the Bank.

         SECTION 6.02. Reports. The Borrower and Guarantor shall furnish to the Bank:

                  (a) as soon as possible, and in any event within five (5) Business Days after Borrower becomes aware of the occurrence of any Event of Default or Potential Default, a written statement by an executive officer of the Borrower or by Guarantor, as the case may be, setting forth details of the Event of Default or Potential Default and the action which is proposed to be taken with respect thereto.

                  (b) as soon as possible, and in any event within five (5) Business Days after receiving knowledge thereof, written notice of any action, suit and proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting Borrower or a Guarantor which involves $100,000 or more or would materially adversely affect the business, properties or condition, financial or otherwise, of the Borrower or a Guarantor, if adversely determined.

                  (c) as soon as possible and in any event prior to entering into any proposed change order or amendment relating to any of the Construction Documents, and it shall not execute such change order or amendment without the prior written approval of the Bank.

         SECTION 6.03.  Bond Documents.

                  (a) The Borrower shall: (i) observe and perform all agreements, conditions, undertakings, and covenants in the Bond Documents to be observed or performed by the Borrower; and (ii) obtain the consent of the Bank whenever the Borrower is required to obtain the consent of the Authority or the Trustee under the Bond Documents.

                  (b) The Borrower shall not: (i) permit, consent to, or enter into any amendment or modification of or supplement to the Bond Documents; or (ii) assign or transfer, voluntarily or involuntarily, by operation of law or otherwise, any of its right, title, or interest in and to the Bond Documents (other than to the Trustee or the Bank pursuant to the Reimbursement Documents or the Bond Documents).

         SECTION 6.04.  Use of Bond Proceeds.

                  (a) The Borrower shall use the proceeds of the Bonds solely to finance the Project, as follows: (i) $1,517,216.46 to finance the Construction or acquire and renovate the 9030 State Road Facility; (ii) $2,033,400.05 for purchase of equipment; and (iii) $149,383.49 to pay a portion of costs and expenses of the Bonds.

                  (b) To the extent the proceeds are not used at Closing they shall be deposited in the Project Fund established in accordance with the terms of the Indenture. Upon Bank's request, the Borrower shall direct the Trustee to invest the proceeds of the Project Fund in an account of the Bank.

                  (c) Certain of the Bond Proceeds (the "Unused Bond Proceeds") shall be used for the Real Estate Purchase or for the construction of the facility at Borrower's election, such election to occur upon notice to the Bank within twelve (12) months from the Closing. At Closing, the Unused Bond Proceeds shall be deposited in a Project Fund Account by the Trustee, and shall be disbursed pursuant to the terms of this Agreement.

         SECTION 6.05 Financial Condition. Borrower and Guarantor shall maintain, in the Bank's judgment, a satisfactory financial condition, and shall notify the Bank promptly in writing of any adverse changes in its financial condition, operations or the Collateral as shown in its financial statement dated December 31, 1998 and submitted to the Bank.

         SECTION 6.06. Maintenance of Records. Borrower and Guarantor shall maintain accounting records in accordance with generally accepted accounting principles consistently applied with ledger and account cards and/or computer tapes and computer discs, computer printouts and computer records pertaining to the Collateral and the Mortgaged Property which contain information as may from time to time be requested by Bank. Borrower and Guarantor shall maintain complete, accurate and current records concerning all of the Collateral and the Mortgaged Property. Borrower and Guarantor shall not modify or change its method of accounting or enter into, modify or terminate any agreement presently existing, or at any time hereafter entered into with any third party accounting firm and/or service bureau for the preparation and/or storage of Borrower's or Guarantor's accounting records without the prior written consent of Bank and without such accounting firm and/or service bureau agreeing unconditionally to provide information regarding the Collateral and Borrower's or Guarantor's financial condition to Bank.

         SECTION 6.07. Inspections. Borrower shall permit Bank and any of its employees, officers or agents, during Borrower's usual business hours, or the usual business hours of third persons having control thereof, to have access to and examine (i) the Collateral, (ii) the Mortgaged Property and (iii) all of Borrower's books and records, and to make copies therefrom.

         SECTION 6.08. Financial Statements. Borrower and Guarantor shall deliver to Bank the following:

                     (a) within 120 days after the end of the fiscal year of Borrower, audited annual financial statements on a consolidated and consolidating basis prepared by independent certified public accountants of Borrower approved by Bank, on the basis of generally accepted accounting principles;

                     (b) within 45 days after the end of each calendar quarter period, Borrower's 10Q reports filed with the Securities and Exchange Commission;

                     (c) within 120 days after the end of each calendar year, personal financial statements and tax returns of Guarantor;

                     (d) within 90 days after the end of each fiscal year, an annual budget and projections for the new fiscal year;

                     (e) such certificates of non-default as Bank may request from time to time; and

                     (f) such other information concerning thebusiness, property and financial affairs of Borrower and Guarantor as Bank may request from time to time.

         SECTION 6.09. Bank's Costs. Borrower shall immediately reimburse Bank for all sums expended by Bank in connection with the execution, delivery, amendment, administration, termination, defense and presentation of rights under, and enforcement of, this Agreement.

         SECTION 6.10. Financial Covenants. Prior to the termination of Borrower's obligations hereunder, the Borrower and Guarantor shall comply with the following financial covenants at all times, to be reviewed by the Bank periodically as set forth below:

         (a) Senior Debt to Effective Net Worth Ratio. Borrower shall maintain a ratio of Senior Debt divided by Effective Net Worth of not more than 2.00 to 1.00 at each fiscal year, tested annually. "Senior debt" shall mean the sum of total liabilities, including capitalized leases and all reserves for deferred taxes and other deferred sums appearing on the liabilities side of the balance sheet, in accordance with generally accepted accounting principles applied on a consistent basis, excluding debt subordinated to the Bank. "Effective Net Worth" shall mean total assets (less intangibles) minus Total Liabilities. "Total Liabilities" shall mean all liabilities of Borrower, excluding debt fully subordinated to the Bank on terms and conditions acceptable to Bank, and including capitalized leases and all reserves for deferred taxes and other deferred sums appearing on the liabilities side of a balance sheet, in accordance with generally accepted account principles applied on a consistent basis.

         (b) Effective Net Worth. Borrower shall, at fiscal year ending 6/30/99, maintain an Effective Net Worth of not less than four million dollars ($4,000,000.00), at fiscal year ending 6/30/00 maintain an Effective Net Worth of not less than five million seven hundred and fifty thousand dollars ($5,750,000.00), and at fiscal year ending 6/30/01 maintain an Effective Net Worth of not less than seven million, five hundred thousand dollars ($7,500,000.00), tested annually. Thereafter, to the extent that the Letter of Credit is extended, the Borrower shall maintain Effective Net Worth as required by the Bank.

         (c) Debt Service Coverage Ratio. Borrower shall maintain a Debt Service Coverage Ratio of not less than 1.50 to 1.00, tested quarterly on a rolling four-quarter basis. "Debt Service Coverage Ratio" shall mean the sum of earnings before interest, taxes, depreciation, and amortization divided by the sum of interest expense and current maturities of long term debt and capital leases.

         (d) Current Ratio. Borrower shall maintain a Current Ratio of not less than 1.50 to 1.0, tested quarterly. "Current Ratio" shall mean the ratio of Current Assets to Current Liabilities. "Current Assets" and "Current Liabilities" shall mean all assets (less intangibles) and liabilities which are so classified in accordance with generally accepted accounting principles.

         All determinations under this Section 6.10 shall be made in accordance with generally accepted accounting principles consistently applied.

         SECTION 6.11. Warranties. Each warranty and representation contained in this Agreement shall be automatically deemed repeated with each request for an advance hereunder and shall be conclusively presumed to have been relied on by Bank regardless of any investigation made or information possessed by Bank. The warranties, representations and agreements set forth herein shall be cumulative and in addition to any and all other warranties, representations and agreements which Borrower shall give, or cause to be given, to Bank, either now or hereafter.

         SECTION 6.12. Maintenance of Collateral. Borrower shall keep and maintain the Collateral and Mortgaged Property in good condition and repair so that the value and operating efficiency thereof shall at all times be maintained and preserved. Borrower shall keep and maintain all items of equipment as personal property notwithstanding the manner of their annexation to the Mortgaged Property and their adaptability to the uses and purpose for which the Mortgaged Property is used.

         SECTION 6.13. Accuracy of Information. All financial statements and information relating to Borrower and Guarantor which may hereafter be delivered by Borrower or Guarantor to Bank shall be true and correct and have been prepared in accordance with generally accepted accounting principles consistently applied.

         SECTION 6.14. Bank Expenditures. If the Borrower fails at any time to obtain insurance covering any of the Collateral or the Mortgaged Property, maintain or preserve the Collateral or the Mortgage Property, discharge taxes or Liens at any time placed upon the Collateral or the Mortgaged Property, or pay or perform any of its obligations hereunder, Bank shall have the right, in its sole discretion and without liability to Borrower or any other person or entity, to do any or all of the foregoing. Any such expenditures by Bank shall be added to the balance due hereunder, bear interest at the Default Rate and shall be secured by the Collateral and the Mortgaged Property.

         SECTION 6.15. Payment of Taxes, Assessments, etc. Borrower shall make due and timely payment or deposit of all federal, state and local taxes, assessments or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof. Borrower will make timely payment or deposit of all F.I.C.A. payments and withholding taxes required of it by all applicable laws and will upon request furnish Bank with proof satisfactory to Bank that Borrower has made such payments or deposits.

         SECTION 6.16. Maintenance of Existence. Compliance with Laws. Borrower and any Subsidiary shall each do or cause to be done all things necessary to preserve and keep in full force and effect its respective existence, rights, and franchises. Borrower and Guarantor shall not be in violation of any laws, ordinances, governmental rules and regulations to which it is subject, and will not fail to obtain or maintain any licenses, permits, franchises or other governmental authorization necessary to the ownership and use of its property and the Collateral and the Mortgaged Property or to the conduct of its business, which violation or failure to obtain might materially adversely affect any business, operations, Collateral, Mortgaged Property, or condition (financial or otherwise) of Borrower.

         SECTION 6.17. Construction. (a) Borrower shall not commence the Construction without first obtaining all permits and approvals required by any governmental agency having jurisdiction thereof. Borrower shall pursue completion of the Construction in accordance with the Construction Documents and the Plans and Specifications. Borrower shall not make any changes to the Plans and Specifications, without the Bank's prior written approval.

                  (b) All change orders relating to the Construction Contract, shall not be implemented without the Bank's prior written approval.

                  (c) Prior to the commencement of Construction, Borrower shall provide Bank a budget with respect to the Construction and the purchase and installation of the Equipment, which shall include a detailed breakdown of the construction draws to be paid with Disbursements hereunder, which budget will be subject to review and approval by Bank.

                  (d) All work relating to the Construction shall be performed in a good and workmanlike manner , utilizing new materials, which are free of defects.

                  (e) The Bond Proceeds shall be funded at Closing to the Trustee. Disbursements shall be made by the Trustee upon submission of requests for disbursement pursuant to Section 4.04(f). The requests for disbursement shall be reviewed and approved, prior to any disbursement being made, by the Bank and by the Bank's construction consultant engaged by the Bank (the "Construction Consultant"). The fees of the Construction Consultant shall be paid by Borrower.

                  (f) Upon completion of the Construction, Borrower shall deliver to the Bank certified copies of certificates of occupancy issued by the local, county and state governmental agencies having jurisdiction over the Project.

                  (g) Borrower shall submit to Bank a complete and accurate list of the names and addresses of the general contractor, and all subcontractors.

                  (h) If at any time Bank, in its sole discretion, determines that the Bond proceeds, or the undisbursed balance thereof, are insufficient to complete the Construction or to pay in full any other charge or expense which may have been incurred or may be assumed by Bank in connection with the Agreement, Borrower agrees to pay the amount of any such deficiency promptly upon demand.

                  (i) The Construction shall be completed on or before February 28, 2002 (the "Completion Date"). The Completion Date will occur upon compliance with the following: (i) Borrower presents Bank with an unconditional certificate of occupancy for the buildings and other improvements to be constructed or renovated as part of the Construction; (ii) Borrower presents the Bank with any and all other permits, certificates and approvals required by any local, state or federal agency required for the occupancy of the building and other improvements to be constructed or renovated as part of the Construction and evidencing completion of the Construction in accordance with the Plans; (iii) a letter from Borrower's architect, in form satisfactory to Bank, that the Construction has been completed in accordance with the approvals and Plans; (iv) a final survey showing there are no encroachments; (v) proof that all contractors and other costs of construction have been paid as hereinafter required; (vi) title insurance as hereinafter required; and (vii) there shall have been no defaults by Borrower under the loan documents and Borrower shall have so certified.

                  (j) Notwithstanding anything else herein contained, Bank shall have the right, without the specific consent of Borrower, to apply any funds which it agrees to advance hereunder to bring about the completion of the Construction, and to payment of any settlement costs, taxes, special assessments, or any other charges which could be or become a lien on the Property, or any part thereof, or any interest on the Loan, or any premium on any insurance policy affecting the Property, but as long as Borrower is not in default under the Loan, Bank agrees to give Borrower notice of each such application of funds.

                  (k) If at any time Bank, in the good faith exercise of business judgment, determines that the funds hereby agreed to be advanced, or the undisturbed balance thereof, are insufficient to complete the Construction to the Property or for any other charge or expense which may have been incurred or may be assumed by Bank in connection with the Loan, Borrower agrees to pay the amount of any such deficiency promptly upon demand.

         SECTION 6.18 Compliance with Covenants. Borrower shall not be in violation of any covenants or restrictions affecting the Property.

         SECTION 6.19. Negative Covenants. Borrower covenant and agree that they will not, without Bank's prior written consent:

                  (a) Grant or permit, or permit any Subsidiary, to create, assume, or suffer to exist any mortgage, lien, pledge, charge, security interest or encumbrance of any kind upon the Property or any of their other assets, whether now owned or hereafter acquired, except:

                           (i) Capital Lease Obligations and purchase money
liens on and security interests in equipment hereafter acquired securing Debt not in excess of $100,000 at any time, provided that such liens and security interests attach only to the equipment so acquired and do not encumber any other property of the Borrower or any Subsidiary;

                           (ii) liens for taxes not yet payable or being
contested in good faith by appropriate proceedings for which adequate reserves have been provided on the books of the Borrower or a Subsidiary;

                           (iii) mechanics', materialmen's, warehousemen's,
carriers' or other like liens arising in the ordinary course of business of the Borrower or any Subsidiary, if any, arising with respect to obligations which are not overdue for a period longer than thirty (30) days or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided on the books of the Borrower or a Subsidiary;

                           (iv) pledges or deposits in connection with
workers' compensation, unemployment insurance, or other forms of governmental insurance or benefits or deposits or pledges to secure the performance of bids, tenders, contracts, leases, public or statutory obligations, surety or appeal bonds or other deposits or pledges for purposes of a like general nature or given in the ordinary course of a business by the Borrower or any Subsidiary;

                           (v) the Subordinated Indebtedness; and

                           (vi) other encumbrances consisting of zoning
restrictions, easements, rights-of-way, restrictions on the use of real property or minor irregularities in the title thereto, which do not arise in connection with the borrowing of, or any obligation for the payment of, money and which in the aggregate, do not materially detract from the value of the Property or the business, properties or assets of the Borrower or any Subsidiary.

                  (b) Sell, lease, relocate or otherwise transfer or dispose of any Collateral or Mortgaged Property except only the sale or lease of inventory in the ordinary course of Borrower's business or the replacement of equipment with other equipment of a value at least equal to that of the replaced equipment and purchased by Borrower free of any lien or encumbrance;

                  (c) Liquidate or merge or consolidate with or into any other business organization;

                  (d) Acquire the stock or assets of any other business organization;

                  (e) Enter into any transaction not in the usual course of Borrower's business or otherwise permitted hereunder;

                  (f) Guarantee or otherwise become in any way liable with respect to the obligations of any other person or entity;

                  (g) Make any change in Borrower's financial structure or in any of its business objectives, purposes or operations which would adversely affect the ability of Borrower to repay its obligations hereunder;

                  (h) Incur any debts outside the ordinary course of Borrower's business;

                  (i) Make any advance or loan to any other person or entity except in the ordinary course of business;

                  (j) Prepay its indebtedness to any other person or entity;

                  (k) Permit the transfer of controlling interest by William Farber in the Borrower or any change in the chairman of the board of directors or the chief operating officer of Borrower without prior written consent of the Bank

                  (m) Accept prepayment of rent under any lease for the Mortgaged Property or permit any tenant to offset or credit sums due and payable by Borrower to such tenant against rents, as the case may be, for more than thirty (30) days in advance;

                  (n) Make any distributions of dividends to its shareholders or of profits to its partners (except to the extent required in order to pay personal income taxes of partners or of shareholders of a subchapter S corporation);

                  (o) Enter into any new lease or amend any existing lease for the Mortgaged Property; or

                  (p) Permit any judgment against Borrower in excess of $100,000 to remain unsatisfied for a period in excess of fifteen (15) days.

         6.20.    Environmental Matters.

                  (a) Borrower covenant and agree that (i) Borrower shall not, and shall not permit any other person to, locate, store, generate, manufacture, process, distribute, use, treat, transport, handle, dispose of, emit, discharge or release any Hazardous Substance in the operation of its business or on the Mortgaged Property, except that Borrower may use, store and dispose of Hazardous Substances in the ordinary course of Borrower's business in reasonable quantities and in compliance with Environmental Laws);
(ii) Borrower shall immediately notify Bank of any violation of or potential liability under the Environmental Laws; (iii) Borrower shall immediately comply with any order, action or demand of any governmental agency or legal or administrative agency having jurisdiction thereof to clean and remove any Hazardous Substance from the Mortgaged Property or from the operation of its business an to pay for such clean up, removal and associated costs, fines and penalties; and (iv) Borrower shall otherwise comply with all Environmental Laws and laws relating to the storage, handling and disposing of petroleum products.

                  (b) At any time Bank shall have the right, but not the obligation, to conduct or cause to be conducted by any other person designated by Bank, an environmental audit or similar assessment concerning the Borrower's compliance with Environmental Laws and to ascertain the existence of Hazardous Substances on the Mortgaged Property. Borrower shall pay all costs and expenses associated with such audit or assessment. Bank and its designees are authorized to enter upon the Premises to perform such audit or assessment and to conduct all tests necessary including above and below ground tests. If such audit, assessment or other inquiry reveals the existence of any Hazardous Substances or noncompliance with Environmental Laws, Bank, at Borrower's expense, shall have the right, but not the obligation, to cause Borrower's properties to be treated by persons designated by Bank, as is necessary in Bank's opinion, to cause the Borrower's operations on the Mortgaged Property to comply with Environmental Laws and to be free of Hazardous Substances. Any cost or expense arising from any audit, assessment or other inquiry and from any treatment not paid by Borrower may be paid by Bank. Borrower will pay to Bank immediately, and without demand, all sums of money advanced by Bank pursuant to this paragraph together with interest on any such advance at the Default Rate and all such sums and interest thereon shall be secured hereby.

                  (c) Borrower shall defend, indemnify, and hold harmless Bank and its directors, officers, agents and employees, from any and all liabilities (including strict liability), actions, demands, penalties, losses, costs, or expenses (including without limitation attorneys' fees and expenses, and remedial costs), suits, costs of any settlement or judgment, and claims of any and every kind whatsoever which may now or in the future be paid, incurred, or suffered by or asserted against Bank by any person or entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, or release from the Borrower's operations or the Mortgaged Property of any Hazardous Substances or arise our of or result from the environmental condition of the Mortgaged Property or the violation of any Environmental Laws regardless of whether or not caused by or within the control of Borrower or Bank. The representations, covenants, warranties, and indemnification's contained in this Section and in Section
5.14 shall survive the termination of this Agreement.

         SECTION 6.21 Litigation. The Borrower and any Subsidiary and Guarantor shall give the Bank prompt written notice of any existing or pending litigation against the Borrower or any Subsidiary or of any event of or default hereunder or under the Mortgage or under any other obligation of the Borrower, whether or not referred to herein or existing at the date hereof, and of any other matter known to the Borrower which might materially and adversely affect the Borrower's ability to pay and perform its obligations hereunder.

         SECTION 6.22 ERISA. The Borrower and any Subsidiaries of Borrower which have or adopt employee benefit plans shall comply in all material respects with the applicable provisions of the Employment Retirement Income Security Act of 1974, as amended ("ERISA") and shall not permit or suffer any Reportable Event (as that term is defined in ERISA) to continue with respect to any such plan.

         SECTION 6.25 Borrower's Account. Borrower shall maintain at all times Borrower's Account at the Bank and shall advise Bank immediately if Borrower's Account number is changed.

         SECTION 6.26 Other Information. The Borrower and Guarantor and any Subsidiary of Borrower shall furnish the Bank with such other information concerning their respective business and financial affairs as the Bank shall reasonably request from time to time and shall each permit the Bank at all reasonable times and upon reasonable notice to examine and make extracts from each of their books and records.

         SECTION 6.27 Additional Equity Contribution. The Borrower shall provide, from sources other than the Bonds, the funds necessary to pay the total cost of the Construction in excess of the amounts available to the Borrower from the Bond proceeds. If, at any time, the Bank shall determine that the undisbursed balance of the Bond proceeds will be insufficient to pay the total cost of constructing the Improvements (including all related soft costs), the Borrower shall promptly provide the Bank with evidence satisfactory to the Bank that the Borrower has sufficient funds available to pay the increased costs as they are incurred, and the Bank reserves the right to require the Borrower to deposit with the Bank, within fifteen (15) Business Days after any request by Bank, sufficient funds to complete the Construction prior to consenting to any further disbursements of the Bond proceeds.

         SECTION 6.28 Real Estate Purchase. Subject to the Bank's right to approve the transaction in its sole discretion, Borrower may purchase with the Unused Bond Proceeds the 9030 State Road Facility (the "Real Estate Purchase"). Borrower shall notify the Bank within twelve (12) months from the date of Closing as to whether it shall proceed with the Real Estate Purchase or proceed with the Construction of the expansion of the 9000 State Road Facility. If Borrower proceeds with the Real Estate Purchase, then, subject to the Bank's right to approve the transaction, closing on the Real Estate Purchase shall occur within two (2) years from Closing.


                                 ARTICLE VII

                                   DEFAULT

         SECTION 7.01 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default" under this
Agreement:

                  (a) Failure by the Borrower to pay any principal, interest, or other amounts due under this Agreement or the other Reimbursement Documents (including but not limited to payments due under Section 2.05 hereof), when and in the manner due; or

                  (b) Failure by the Borrower to observe or perform any agreements, conditions, undertakings or covenants in this Agreement or the other Reimbursement Documents to be observed or performed by the Borrower or Guarantor, other than the obligations set forth in 7.01(a) hereof, and if such failure (if it can be cured to the satisfaction of the Bank) is not cured within twenty (20) days after the earlier of (i) notice of such failure has been given to the Borrower by the Bank, or (ii) notice of such failure should have been given to the Bank by the Borrower under Section 6.03; provided that if the failure to perform is of such a nature that it can be cured, as determined by the Bank, but not within the 20-day period, such longer period as it is required to cure the default, but, in any case, not to exceed sixty (60) days from the initial date of notice of default to Borrower, so long as Borrower initiates corrective action within such twenty
(20) day period and diligently pursues such action to a conclusion satisfactory to Bank); or

                  (c) Any representation or warranty made in this Agreement or the other Reimbursement Documents or furnished by the Borrower in connection with making this Agreement or the other Reimbursement Documents or in compliance with their provisions, proves to have been false or erroneous in any material respect when made; or

                  (d) Either the Borrower becomes insolvent or unable to pay its debts as they mature, or files a voluntary petition or suffers any involuntary petition to be filed against it under any provision of any state or federal bankruptcy or insolvency statute, or makes an assignment for the benefit of its creditors, or applies for or consents to the appointment of a receiver or custodian for its assets, and with respect to the filing of an involuntary petition, such petition is not dismissed within thirty (30) days after the filing thereof; or

                  (e) Any attachment or garnishment is initiated or filed against the Borrower or Guarantor; or

                  (f) Borrower (i) fails to pay any Credit Obligation owing by the Borrower, or any interest or premium thereon, when due (whether such Credit Obligation has become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise) and such failure continues after any applicable grace period specified in any agreement or instrument relating to the Credit Obligation, or (ii) fails to perform any term, covenant or agreement on its part to be performed under any agreement or instrument relating to any Credit Obligation when required to be performed and such failure continues after any applicable grace period specified in such agreement or instrument, if the effect of such failure to perform is to accelerate, or to permit the acceleration of, with the giving of notice, if required, the maturity of such Credit Obligation; or

                  (g) Any of the following events occurs or exists with respect to Borrower or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under
Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; (v) complete or partial withdrawal under Section 4201 or 4202 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, could in the opinion of the Bank subject the Borrower to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC or otherwise (or any combination thereof) which in the aggregate would have a material adverse effect on the financial connection, properties, or operations of the Borrower; or

                  (h) A material adverse change occurs in the business or financial condition of the Borrower which is unacceptable to the Bank (in a reasonable and good faith exercise of its discretion) from the condition most recently disclosed to the Bank in any manner, or the Bank in a reasonable and good faith exercise of its discretion deems itself or the Collateral or the Mortgaged Property insecure for any reason whatsoever; or

                  (i) The Collateral Documents or the Mortgage at any time and for any reason cease (i) to create valid and perfected security interests, liens and encumbrances in and to the Collateral or the Mortgaged Property in accordance with the lien priority specified in this Agreement (other than loss of perfection as a result of acts or omissions of the Bank or (ii) to be in full force and effect or are declared null and void, or the validity or enforceability thereof is contested by either Borrower or the Authority; or

                  (j) Any one or more of the Reimbursement Documents at any time and for any reason cease to be in full force and effect or are declared null and void, or the validity or enforceability thereof is contested by either Borrower or the Authority, or either Borrower or the Authority denies that it has any further liability or obligation thereunder; or

                  (k) A default or event of default otherwise occurs under the other Reimbursement Documents (subject, to the extent applicable thereto, to the notice and cure provisions in paragraphs (a), (b), (d) and (e), above, of this Section 7.01); or

                  (l) An "Event of Default" or a "Determination of Taxability" occurs under the Indenture (as those terms are defined in the Indenture) or a default or event of default otherwise occurs under any other Bond Documents (subject to any applicable notice and cure provisions contained in the Bond Documents); or

                  (m) Borrower (i) fails to pay any obligation owing by the Borrower on the Line of Credit Facility or the Taxable Transaction Reimbursement Agreement or any other Indebtedness, or any interest or premium thereon, when due (whether such obligation has become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise) and such failure continues after any applicable grace period specified in any agreement or instrument relating to the Line of Credit Facility or the Taxable Transaction Reimbursement Agreement or any other Indebtedness, or
(ii) fails to perform any term, covenant or agreement on its part to be performed under any agreement or instrument relating to any Line of Credit Facility or the Taxable Transaction Reimbursement Agreement or any other Indebtedness when required to be performed and such failure continues after any applicable grace period specified in such agreement or instrument, if the effect of such failure to perform is to accelerate, or to permit the acceleration of the Line of Credit Facility or the Taxable Transaction Reimbursement Agreement or any other Indebtedness; or

                  (n) A default of the Borrower under the Swap Agreement or any Swap Obligations.

                  During any cure or grace period set forth in this Section 7.01, the Bank shall refrain from the exercise of any remedies provided it upon default in Section 7.02; provided, however, that the Bank may, during such period: (i) exercise its right to set off against assets or accounts of the Borrower or the Guarantor in its possession or control; and (ii) take all actions with respect to the Collateral or the Mortgaged Property necessary for the protection of the Collateral or the Mortgaged Property and its interest therein against third parties, including, if required, the exercise of the remedies under the provisions of Section 7.02.

         SECTION 7.02.  Remedies Upon Default.

                  (a) Upon the occurrence of any Event of Default, the Bank, in addition to the rights specifically granted in this Agreement, may at its election exercise the rights and remedies under the other Reimbursement Documents, in accordance with their respective provisions, and the rights and remedies now or hereafter existing in equity, at law, by virtue of statute or otherwise.

                  (b) Upon the occurrence of any Event of Default:

                      (i) In the case of an Event of Default other than an Event of Default referred to in paragraph (d) of Section 7.01, the Bank may, by written notice to the Borrower, and to the Trustee within five (5) Business Days after a drawing under the Letter of Credit, refuse to reinstate the Letter of Credit and/or declare the then outstanding principal of and accrued and unpaid interest on the Bonds to be immediately due and payable, whereupon such amounts shall be immediately due and payable; in which event, the Bank shall notify the Trustee of such acceleration and shall pay to the Trustee pursuant to the Letter of Credit an amount equal to the outstanding principal of and the accrued and unpaid interest on the Bonds on such date of acceleration, whereupon the Letter of Credit shall be terminated automatically, all without presentment, demand, protest, or other formalities to the Borrower all of which are expressly waived by the Borrower, or

                      (ii) In the case of an Event of Default referred to in clause (d) of Section 7.01, the then outstanding principal of and accrued and unpaid interest on the Bonds shall become automatically due and payable in which event the Bank shall notify the Trustee of such acceleration and shall pay to the Trustee pursuant to the Letter of Credit an amount equal to the unpaid principal of and accrued and unpaid interest on the Bonds on such date of acceleration, whereupon the Letter of Credit shall be terminated automatically, all without presentment, demand, protest or other formalities to the Borrower all of which are expressly waived by the Borrower.

                  (c) Upon the occurrence of any Event of Default, and upon notice by the Bank, Borrower shall immediately deposit cash or its equivalent with the Bank an amount equal to the aggregate contingent liability of the Bank under the Letter of Credit, and the Bank shall hold all monies so delivered to it in a cash collateral account under its sole control as collateral; security for the liabilities and obligations of the Borrower under the Reimbursement Documents, and shall apply those monies as necessary to reimburse the Bank after the Bank has honored any drawing under the Letter of Credit.

                  (d) Upon the occurrence of any Event of Default, the Bank may declare the Stated Amount of the Letter of Credit to be immediately due and payable, whereupon the Stated Amount of the Letter of Credit and all accrued interest thereon shall become immediately due and payable, without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Borrower.

                  (e) Upon the occurrence of any Event of Default, the Bank may notify the Trustee of such occurrence and cause the Trustee to declare the principal amount of the Bonds then outstanding, together with all accrued and unpaid interest thereon, to be immediately due and payable, whereupon the same shall become immediately due and payable pursuant to Section 8.02 of the Indenture, and the Bank may exercise, or cause to be exercised, any and all rights and remedies as the Trustee and the Bank may have under the Reimbursement Documents or the Bond Documents or at law, in equity, by virtue of statue, or otherwise.


                                 ARTICLE VIII

                                MISCELLANEOUS

         SECTION 8.01 No Waiver; Cumulative Remedies. No course of dealing and no failure or delay of the Bank in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof or shall affect any other or future exercise thereof or the exercise of any other right, power or remedy nor shall any single or partial exercise of any such right, power or remedy or any abandonment or discontinuance of such exercise preclude any other or further exercise thereof or of any other right, power or remedy under this Agreement. The rights, powers and remedies of the Bank in this Agreement are cumulative and not exclusive of any rights, powers, or remedies which the Bank may otherwise have.

         SECTION 8.02 Marshalling. The Bank shall not be required to marshall any present or future security for, or guaranties or sureties of, the Indebtedness or to resort to any security or any guaranty or surety in any particular order, and the Borrower waives, to the fullest extent that it lawfully may, (i) any right it may have to require the Bank to pursue any particular remedy before proceeding against the Borrower and (ii) any right to the benefit of, or to direct the application of the proceeds of, the Collateral or the Mortgaged Property until the Indebtedness has been paid in full.

         SECTION 8.03. Amendments and Waivers. The provisions of this Agreement may be modified or amended only by a written agreement entered into by the Borrower and the Bank, and may be waived only by a written waiver signed by the Bank. No waiver, modification or amendment shall extend to or affect any obligation not expressly waived, modified or amended, or impair any right of the Bank related to such obligation.

         SECTION 8.04.  Notices.

                  (a) All notices, requests, demands and other communications that this Agreement requires or permits shall be in writing, and shall be sent or given by overnight courier providing delivery receipt, or by certified mail, return receipt requested, or by telecopy, (except that notices required to be given under Section 7.01 hereof may not be given by telecopier) addressed as follows:


             To Borrower:    Lannett Company, Inc.
                             9000 State Street
                             Philadelphia, PA  19136
                             Attn: Jeffrey M. Moshal, Vice President Finance

             To Guarantor:   William Farber
                             c/o Lannett Company, Inc.
                             9000 State Street
                             Philadelphia, PA  19136

             With a copy to: J. Randolph Lawlace, Esquire
                             Fox, Rothschild, O'Brien & Frankel
                             2000 Market Street, 10th Floor
                             Philadelphia, PA   19103-3291


             To Bank:

             FIRST UNION NATIONAL BANK
             123 South Broad Street
             Philadelphia, PA 19109
             Attention: Jane Sobieski, Vice President or Kevin Dow,
                        Vice President

             With copy to:

             Obermayer Rebmann Maxwell & Hippel LLP
             One Penn Center, 19th Floor
             1617 John F. Kennedy Blvd.
             Philadelphia, PA 19103
             Attention:  Anastasius Efstratiades, Esquire

                  (b) All notices, requests, demands and other communications provided in accordance with the provisions of this Agreement shall be effective: (i) if given by hand delivery, when delivered; (ii) if sent by overnight courier or telecopier, when received; and (iii) if sent by certified mail, return receipt requested, the third day after sending.

         SECTION 8.05. Costs and Expenses. The Borrower agrees to pay on demand (a) all reasonable costs and expenses of the Bank in connection with the preparation, execution, delivery and administration of this Agreement and the other Reimbursement Documents, and all other instruments and documents to be delivered under or in connection with this Agreement, and any waivers or supplements or amendments thereto, including the reasonable fees and expenses of counsel, fees and expenses of appraisers, accountants, and other professionals, costs of property and lien searches, and costs of field audits; and (b) all reasonable costs and expenses of the Bank in connection with the enforcement of this Agreement and the other Reimbursement Documents, and all other instruments and documents to be delivered under or in connection with this Agreement, including the reasonable fees and expenses of counsel and the reasonable fees and expenses of appraisers, accountants, and other professionals. Such costs and expenses shall include all reasonable costs and expenses (including the reasonable fees and expenses of counsel for the Bank) incurred in connection with: (A) the protection, exercise or enforcement of the Bank's rights with respect to the Collateral or the Mortgaged Property; and (B) the assertion, protection, exercise or enforcement of the Bank's rights in any proceeding under the United States Bankruptcy Code, including without limitation the preparation, filing and prosecution of (i) proofs of claim, (ii) motions for relief from the automatic stay, (iii) motions for adequate protection and (iv) complaints, answers and other pleadings in adversary proceedings by or against the Bank or relating in any way to any of the Collateral. Such costs and expenses also shall include the reasonable fees and expenses of counsel for the Bank in advising the Bank as to its rights and responsibilities under this Agreement or the other Reimbursement Documents or under the Letter of Credit and in representing the Bank in any legal proceeding in which the Trustee seeks to enforce payment by the Bank under the Letter of Credit or the Borrower seeks to restrain the Bank from making payment under the Letter of Credit.

         SECTION 8.06.  Miscellaneous Payment Provisions.

                  (a) All payments to be made by the Borrower under this Agreement or the other Reimbursement Documents shall be made to the Bank in immediately available funds without set-off, counterclaim, deduction or withholding, at the offices of the Bank or at such other place as may be directed by the Bank.

                  (b) Whenever any payment to be made by the Borrower under this Agreement or the other Reimbursement Documents is stated to be due on a day that is not a Business Day, such payment shall be made on the next day that is a Business Day, and such extension of time shall be involved in the computation of interest and fees due from the Borrower (under Sections 2.03 and 2.04 of this Agreement).

                  (c) If at any time any payment made by the Borrower under this Agreement or the other Reimbursement Documents is rescinded or must otherwise be returned by the Bank for any reason, including, but not limited to, the insolvency, bankruptcy, or reorganization of the Borrower, the security interest and liens granted to the Bank and the rights of the Bank shall be reinstated as though payment had not been made.

                  (d) If any payment to be made by the Borrower under this Agreement or the other Reimbursement Documents is not paid on or before the fifteenth (15) calendar day after the due date thereof, then in addition to and not in limitation of any other rights or remedies available to the Bank, the Bank may impose a late charge of equal to the greater of $15.00 or five percent (5.00%) of the amount due on the due date (the "Late Charge"), provided that the Late Charge will not be applied to a payment of the entire outstanding principal and accrued interest due pursuant to a acceleration under Section 7.02 hereof.

                  (e) Borrower authorizes the Bank to charge its deposit accounts at the Bank for the payment, when due, of amounts due under this Agreement or the other Reimbursement Documents.

         SECTION 8.07. Participation. The Bank may grant participations to one or more banks in the Letter of Credit and the Reimbursement Documents and, to the extent of any such participation, unless otherwise stated therein, the assignee and participant shall have the same rights and benefits under this Agreement and the other Reimbursement Documents as it would have if it were the Bank under this Agreement and the other Reimbursement Documents.

         SECTION 8.08. Governing Law. This Agreement shall be governed in all respects by the laws in effect in the Commonwealth of Pennsylvania (without regard to the principles of conflicts of law) and for all purposes shall be construed in accordance with such laws.

         SECTION 8.09. Headings and Table of Contents. The headings and tables of contents in this Agreement are for convenience of reference only, and shall not affect the construction or interpretation of this Agreement or constitute a part of this Agreement.

         SECTION 8.10. Rules of Construction. Unless otherwise expressly provided in this Agreement or unless the context otherwise requires: (i) the singular means the plural, and the plural means the singular; (ii) the use of any gender includes all genders; (iii) all references to Sections and Exhibits are references to Sections and Exhibits of this Agreement; and (iv) all references to any time of the day are references to Eastern Standard Time or Eastern Daylight Savings Time, as in effect in Philadelphia, Pennsylvania. The use of the words "includes" or "including" shall be construed as words of illustration only, and not as words of limitation.

         SECTION 8.11. Continuing Representations. All agreements, representations, warranties and covenants made by the Borrower in this Agreement or the other Reimbursement Documents or in any certificate or other document delivered to the Bank in connection with this Agreement, shall be continuing as long as any liabilities and obligations of the Borrower under this Agreement or the other Reimbursement Documents shall remain outstanding and unpaid; provided, however, that the covenants set forth in Sections 2.06, through 2.08, 8.05, and 8.14 through 8.17 shall survive the payment of such liabilities and obligation.

         SECTION 8.12. Binding Effect. This Agreement shall be binding upon and operate for the benefit of the Borrower and the Bank, and their respective successors and assigns; provided, however, that the Borrower may not assign, transfer, or delegate any of its rights or obligations without the prior written consent of the Bank.

         SECTION 8.13. Records. The amounts due and owing under this Agreement and the other Reimbursement Documents and the unpaid interest and fees accrued thereon or in connection therewith shall at all times be ascertained from the records of the Bank, which shall be conclusive evidence of such amounts, absent manifest error.

         SECTION 8.14. Indemnity. The Borrower shall indemnify the Bank against any loss or expense (including, without limitation, attorneys' fees) which the Bank may sustain or incur as a consequence of any default by the Borrower in the performance or observance of any term, condition, covenant, or undertaking contained in this Agreement or the other Reimbursement Documents to be observed or performed by the Borrower (including, without limitation, the failure to pay when due, by acceleration or otherwise, any principal, interest, fee, or other amount due under this Agreement or the other Reimbursement Documents).

         SECTION 8.15. WAIVER OF JURY TRIAL. BORROWER AND GUARANTOR WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, OR THE OTHER LOAN DOCUMENTS, OR ANY PROCEEDING IN ANY WAY ARISING OUT OF OR RELATED TO ANY OF THE FOREGOING, AND BORROWER AND GUARANTOR EACH AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         SECTION 8.16. CONSENT TO JURISDICTION AND VENUE. BORROWER AND GUARANTOR SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COMMONWEALTH OF PENNSYLVANIA FOR THE DETERMINATION OF ANY CONTROVERSY ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR THE OTHER LOAN DOCUMENTS, AND BORROWER AND GUARANTOR EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT, OR OTHER PROCESS IN AN ACTION IN ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COMMONWEALTH OF PENNSYLVANIA AND AGREES THAT ALL SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED

         SECTION 8.17. CONFESSION OF JUDGMENT. UPON THE OCCURRENCE OF ANY EVENT OR DEFAULT, BORROWER IRREVOCABLY AUTHORIZES THE PROTHONOTARY OR ANY ATTORNEY OF ANY COURT OF RECORD IN PENNSYLVANIA OR ELSEWHERE TO APPEAR FOR AND CONFESS JUDGMENT AGAINST THE BORROWER FOR ANY AND ALL AMOUNTS UNPAID UNDER THIS AGREEMENT, INCLUDING INTEREST THEREFROM TO DATE OF PAYMENT (SUCH AMOUNT AND THE OCCURRENCE OF SUCH EVENT OF DEFAULT TO BE EVIDENCED BY A COMPLAINT OR AN AFFIDAVIT SIGNED BY AN OFFICER OF THE BANK) TOGETHER WITH FEES OF COUNSEL, DISBURSEMENTS AND COSTS OF SUIT, RELEASING ALL ERRORS AND WAIVING RIGHTS OF APPEAL. IF A COPY OF THIS NOTE, VERIFIED BY AFFIDAVIT, SHALL HAVE BEEN FILED IN SUCH PROCEEDING, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY. BORROWER WAIVES THE RIGHT TO ANY STAY OF EXECUTION AND THE BENEFIT OF ALL EXEMPTION LAWS NOW OR HEREAFTER IN EFFECT. NO SINGLE EXERCISE OF THIS WARRANT AND POWER TO CONFESS JUDGMENT SHALL BE DEEMED TO EXHAUST THIS POWER, WHETHER OR NOT ANY SUCH EXERCISE SHALL BE HELD BY ANY COURT TO BE INVALID, VOIDABLE OR VOID, BUT THIS POWER SHALL CONTINUE UNDIMINISHED AND MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS THE BANK SHALL ELECT UNTIL ALL AMOUNTS DUE UNDER THIS AGREEMENT SHALL HAVE BEEN PAID IN FULL.

         SECTION 8.18. Liability of Bank. The Borrower agrees that the Bank shall not have any liability (in tort or otherwise) for any lost profits or other consequential damage sustained by the Borrower as a result of any action taken or omitted by the Bank or any of its officers, agents, or employees in connection with the administration or enforcement of this Agreement or the other Reimbursement Documents.

         SECTION 8.19. Interpretation. This Agreement and the other Reimbursement Documents shall be construed as one agreement and shall be interpreted so as to expand, rather than contract, the rights of the Bank; provided, however, that in the event of inconsistency, the provisions of this Agreement shall supersede and control the provisions of the other
Reimbursement Documents.

         SECTION 8.20. Integration. This Agreement and the other Reimbursement Documents, together with the Credit Agreement, constitute the entire agreement and understanding between the Borrower and the Bank related to the issuance of the Letter of Credit. Borrower acknowledges that, in entering into this Agreement, not relying on any statement, representation, warranty, covenant, or agreement of any kind made by the Bank or any employee or agent of the Bank, other than the agreements of the Bank set forth in this Agreement.

         SECTION 8.21. Conflicts. In case of conflict between any provision of this Agreement and any provision in any of the Reimbursement Documents, the provisions of this Agreement shall prevail.









         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                 LANNETT COMPANY, INC
Attest:

_________________________        BY:________________________________
                                      Name:
                                      Title:
(Corporate Seal)



Witness:

-------------------------           --------------------------------
                                    William Farber




Attest:                           FIRST UNION NATIONAL BANK


__________________________        BY:________________________________
(Seal)                                 Name:
                                       Title:







                                 EXHIBIT 2.01

                           FORM OF LETTER OF CREDIT


                                  See tab #7







                                 EXHIBIT 2.02

             SCHEDULE OF ANNUAL PAYMENTS UNDER THE LOAN AGREEMENT






                                 EXHIBIT 4.04



                   REQUEST FOR CONSENT TO DISBURSEMENT NO.


         The undersigned, being the ______________ of Lannett Company, Inc. ("Borrower") hereby requests FIRST UNION NATIONAL BANK or its successors, pursuant to the terms of a certain Reimbursement Agreement (the "Agreement") dated as of _________________, by and between FIRST UNION NATIONAL BANK ("Bank") and the Borrower, disbursement from the funds held by the Bank the sum of $______________ to Borrower, in connection with which request the Borrower hereby certifies to Bank as follows (all terms used herein and defined in the Agreement shall have the meanings assigned to them in the Agreement):

                  (1) that Borrower has fully complied with all of the provisions of the Agreement and satisfied the following conditions:

                      (a) All conditions precedent to the issuance of the Letter of Credit and to disbursements in Sections 4.01, 4.02, 4.03 and 4.04 of the Agreement have been satisfied.

                      (b) The representations and warranties made by the Borrower in the Agreement and the other Reimbursement Documents are true and correct on and as of the date of this request for disbursement.

                      (c) No Event of Default or Potential Default has occurred and be continuing or shall result from the funding of the disbursement.

                      (d) No material adverse change has occurred in the condition of the Borrower, financial or otherwise, since the date of the Agreement.

                      (e) Without limiting the generality of the foregoing, the Borrower certifies:

                          (i) The Contractors listed have delivered certain
requests for payment on AIA Form 703 which are attached hereto for review and approval by the Bank:

     Name of Contractor      Amount of Request      Amount of Retainage
     ------------------      -----------------      -------------------





Total:

                      (f) Other project expenses included in this request (supported by attached documentation) are as follows:


[The following representation is only applicable if Borrower is requesting disbursement of the Unused Bond Proceeds]

                      (g) All conditions preceded to disbursements set forth in Section 4.05 of the Agreement have been satisfied.

         IN WITNESS WHEREOF, and intending to be legally bound hereby, the Borrower has duly executed this request for disbursement on this _____ day of _____________, _______.



                                       Lannett Company, Inc.

                                       By: __________________________________
                                           Name:
                                           Title:












                                 EXHIBIT 5.01

                          AFFILIATES AND TRADENAMES

                            REGISTERED TRADEMARKS


                                     None






                                 EXHIBIT 5.05

                                  LITIGATION


                                     None







                                 EXHIBIT 5.07

                            CONTINGENT LIABILITIES

                                    None.







                                 EXHIBIT 5.09

                       EXISTING LIENS AND ENCUMBRANCES



               See Schedule B-II of marked up Title Commitment






                                 EXHIBIT 6.01
                            INSURANCE REQUIREMENTS

         Borrower shall at all times provide, maintain and keep in force the following policies of insurance:

                        (a) Insurance against loss or damage to the Property by fire and any of the risks covered by insurance of the type now known as "fire and extended coverage", in an amount not less than the full replacement cost of the Improvements (exclusive of the cost of excavations, foundations, and footings below the lowest basement floor), whichever is greater; and with not more than $1,000.00 deductible from the loss payable for any casualty. The policies of insurance carried in accordance with this subparagraph (a) shall contain the "Replacement Cost Endorsement".

                        (b) Comprehensive public liability insurance
(including coverage for elevators and escalators, if any, on the Property and, if any construction of new improvements occurs after execution of this Agreement, completed operations coverage) on an "occurrence basis" against claims for bodily injury, death or property damage occurring on, in or about the Property and the adjoining streets, sidewalks and passageways, such insurance to afford immediate minimum protection to a limit of not less than that required by Bank with respect to personal injury or death to any one or more persons or damage to property.

                        (c) During the course of any construction or repair of Improvements on the Property, builder's completed value risk insurance against "all risks of physical loss", including collapse and transit coverage, during construction of such Improvements, with deductibles not to exceed $1,000.00, in non-reporting form, covering the total value of work performed and equipment, supplies and materials furnished.

                        (d) Boiler and machinery insurance covering pressure vessels, air tanks, boilers, machinery, pressure piping, heating, air conditioning and elevator equipment and escalator equipment, provided the Improvements contain equipment of such nature, and insurance against loss of occupancy or use arising from any such breakdown, in such amounts as are reasonably satisfactory to Bank.

                        (e) Insurance against loss or damage to the personal property by fire and other risks covered by insurance of the type now known as "fire and extended coverage".

                        (f) Business interruption insurance in amounts acceptable to the Bank.

                        (g) Such other insurances, and in such amounts, as may from time to time be required by Bank against the same or other hazards.




                       MORTGAGE AND SECURITY AGREEMENT


         THIS MORTGAGE AND SECURITY AGREEMENT made this 30th day of April, 1999, between LANNETT COMPANY, INC., a Delaware corporation, with an address at 9000 State Road, Philadelphia, Pa. 19136 (the " Mortgagor ") and FIRST UNION NATIONAL BANK, a national banking association with offices at 123 South Broad street, Philadelphia, Pa.
19109 (the "Mortgagee").


                       W I T N E S S E T H   T H A T :

         Mortgagor holds fee title to the land situate at known as 9000 State Road, Philadelphia, Pennsylvania, as more fully described on Exhibit "A" attached hereto and made a part hereof (the "Land"). The Premises is being hypothecated to the Mortgagee as collateral for (1) a certain letter of credit in the amount of $3,769,945.20 issued by Mortgagee in favor of Mortgagor, pursuant to the terms of a certain reimbursement agreement between Mortgagor and Mortgagee dated as of April 30, 1999 and (2) a certain letter of credit in the amount of $2,349,276.72 issued by Mortgagee in favor of Mortgagor, pursuant to the terms of a certain reimbursement agreement between Mortgagor and Mortgagee dated as of April 30, 1999 (collectively the two reimbursement agreements are referred to as the "Reimbursement Agreement" or the "Agreement") (collectively the "Obligations").

         This Mortgage will secure $6,119,221.92 of the Obligations as increased pursuant to the terms of the Agreement or this Mortgage.

         NOW, THEREFORE, in consideration of the indebtedness and other good and valuable consideration, receipt of which is hereby acknowledged, Mortgagor has granted, conveyed, bargained, sold, aliened, enfeoffed, released, confirmed and mortgaged, and by these presents does hereby grant, convey, bargain, sell, alien, enfeoff, release, confirm and mortgage unto Mortgagee the following:

         All of Mortgagor's right, title and interest in and to the Land;

         TOGETHER WITH, all rents, issues, profits, royalties, income, reversions and remainders and other benefits derived from the Land, the Improvements and the Personal Property (collectively the "Rents"), subject to the right, power and authority hereinafter given to Mortgagor to collect and apply such rents; and

         TOGETHER WITH, all leasehold estate, right, title and interest of Mortgagor in and to all leases or subleases or agreements to lease covering the Land, the Improvements and the Personal Property or any portion thereof now or hereafter existing or entered into, and all right, title and interest of Mortgagor thereunder, including, without limitation, all cash or security deposits, advance rentals, and deposits or payments of similar nature; and

         TOGETHER WITH, all interest, estate or other claims, both in law and in equity, which Mortgagor now has or may hereafter acquire in the Land, the Improvements and the Personal Property; and

         TOGETHER WITH, any and all tenements, hereditaments and appurtenances belonging to the Land or any part thereof hereby mortgaged or intended so to be, or in any way appertaining thereto, and all streets, alleys, passages, ways, water courses, water rights, and shares of stock evidencing such water rights, and all leasehold estates, easements and covenants now existing or hereafter created for the benefit of Mortgagor or any subsequent owner or tenant of the Land over ground adjoining the Land and all right to enforce the maintenance thereof, and all other rights, liberties and privileges of whatsoever kind or character, and all the estate, right, title, interest, property, possession, claim and demand whatsoever, at law or in equity, of Mortgagor in and to the Land or any part thereof; and

         TOGETHER WITH, all right, title and interest of Mortgagor, now owned or hereafter acquired, in and to any land lying within the right-of-way of any street, open or proposed, adjoining the Land, and any and all sidewalks, alleys and strips and gores of land adjacent to or used in connection with the Land; and

         TOGETHER WITH, any and all buildings and improvements now or hereafter erected on or at the Land, including but not limited to, the fixtures, attachments, appliances, equipment, machinery, and other articles attached to such buildings and improvements (the "Improvements"); and

         TOGETHER WITH, all right, title and interest of Mortgagor in and to all tangible personal property of any nature whatsoever owned by Mortgagor and now or at any time hereafter installed in, attached to or located on or at the Land or the Improvements or used or intended to be used in connection therewith, or in the operation of the Improvements or any plant or business situate at the Land, whether or not such personal property is or shall be affixed thereto (the "Personal Property"); and

         TOGETHER WITH, all building materials, fixtures, building machinery and building equipment delivered on site to the Land or the Improvements during the course of or in connection with, the construction of, or remodeling of any buildings and improvements from time to time during the term hereof; and

         TOGETHER WITH, all the estate, interest, right, title, other claim or demand, including claims or demands with respect to the proceeds of insurance with respect thereto, which Mortgagor now has or may hereafter acquire in the Land, Improvements and Personal Property, and any and all awards made for the taking by eminent domain or condemnation, or by any proceeding or purchase in lieu thereof, of the whole or any part of the Premises, including, without limitation, any awards resulting from a change of grade of streets and awards for severance damages.

         TOGETHER WITH, all contract rights and general intangibles relating to or associated with the Premises, which Mortgagor may now or hereafter own, hold, or claim including, without limitation, all options and rights to purchase, and rights of first refusal to purchase (and the like), any and all real property, improvements, leasehold estates, and other such interests adjacent to or touching upon the Land or otherwise included within the Premises.

         TOGETHER WITH, all additional rights and property interests of Mortgagor pertaining to the Premises as set forth hereinafter.

         TOGETHER WITH, proceeds of any or all of the foregoing.

         All of the above-mentioned Land, Improvements, Personal Property and the balance of the entire estate, property and interest located, lying and being in or at the Premises and hereby conveyed to Mortgagee is hereafter collectively referred to as the "Premises".

                         FOR THE PURPOSE OF SECURING:

                 (a) Payment of the indebtedness, with interest thereon, under the Agreement and any and all modifications, extensions and renewals thereof.

                 (b) Performance of all Obligations of Mortgagor.

                 (c) Payment of all sums advanced by Mortgagee to protect the Premises, with interest thereon.

                 (d) Payment of all other sums, with interest thereon, which may hereafter be loaned to Mortgagor, its successors or assigns, by Mortgagee, or other obligation of Mortgagor to Mortgagee when set forth in agreements or evidenced by a promissory note or notes reciting that they are secured by this Mortgage and Security Agreement (the "Mortgage").

                 (e) Performance of Mortgagor's obligations and agreements contained in a certain Assignment of Lease from Mortgagor to Mortgagee (the "Assignment") which secures the Obligations, and each agreement of Mortgagor incorporated by reference therein or herein, or contained therein or herein.

         This Mortgage, the Reimbursement Agreement, the Guaranty and the Assignment and any other instrument given to evidence or further secure the payment and performance of any obligation secured hereby are sometimes hereinafter collectively referred to as the "Loan Documents".

         TO HAVE AND TO HOLD, the Premises hereby conveyed or mentioned and intended so to be, unto Mortgagee its successors and assigns to its own use forever.

         PROVIDED ALWAYS, and this instrument is upon the express condition that, if Mortgagor pays to Mortgagee the principal sum mentioned in the Loan Documents, the interest thereon and all other sums payable by Mortgagor to Mortgagee as are secured hereby, in accordance with the provisions of the Loan Documents, at the times and in the manner specified, without deduction, fraud or delay, and Mortgagor performs and complies with all the agreements, conditions, covenants, provisions and stipulations contained herein and in the other Loan Documents, then this Mortgage and the estate hereby granted shall cease and become void.

         TO PROTECT THE SECURITY OF THIS MORTGAGE, MORTGAGOR HEREBY COVENANTS AND AGREES AS FOLLOWS:

Mortgagor hereby represents, covenants, warrants and agrees to the following:

         1. Payment of Secured Obligations. Mortgagor shall pay when due the principal of, and the interest on, the indebtedness created under the Agreement, and the principal of, and interest on, any future advances secured by this Mortgage; and that Mortgagor shall pay when due the charges, fees and all other sums as provided in the Loan Documents.

         2. Maintenance, Repair, Alterations. Mortgagor covenants and agrees to keep the Premises in good order and condition and in a rentable and tenantable state of repair; to make or cause to be made, as and when necessary, all repairs, renewals and replacements, structural and non-structural, exterior and interior, ordinary and extraordinary, foreseen and unforeseen; not to remove, demolish or alter (except such alterations as may be required by laws, ordinances or regulations) any of the Improvements; to complete promptly and in good workmanlike manner any building or other Improvements which may be constructed on the Premises and promptly restore in like manner any Improvements which may be damaged or destroyed thereon, and to pay when due all claims for labor performed and materials furnished therefor; to comply with all laws, ordinances, regulations, covenants, conditions and restrictions now or hereafter affecting the Premises or any part thereof or requiring any alterations or Improvements; not to commit or permit any waste or deterioration of the Premises; to keep and maintain abutting grounds, sidewalks, roads, parking and landscape areas in good and neat order and repair; to comply with the provisions of any lease of all or any part of the Premises; not to commit, suffer or permit any act to be done in or upon the Premises in violation of any law, ordinance or regulation; not to permit the Premises to become vacant, deserted or unguarded.

         3.      Insurance.

                 (a) Mortgagor shall keep the buildings and improvements on the Land continuously insured against loss by fire, with extended coverage, in such total amount as Mortgagee may from time to time require (but such amount shall in no event exceed the full fair insurable value of said buildings and improvements), business interruption insurance, and against other hazards as Mortgagee may reasonably require including, but not limited to polices for any amounts carried in excess of the aforesaid minimum and policies not specifically required by Mortgagee, shall be with an insurance company or companies, and in form, satisfactory to Mortgagee, and shall be deposited, premiums paid, with Mortgagee. The loss, if any, shall be payable to Mortgagee according to the terms of a standard mortgagee clause, not subject to contribution, or of such other form as shall be satisfactory to Mortgagee. Mortgagee shall have the right to apply the proceeds of any such insurance, at its election, either to reduce the indebtedness secured hereby or to restore the Premises. All renewal policies shall be delivered, premiums paid, to Mortgagee at least ten days before the expiration of the old policies. If Mortgagee becomes the owner of the Premises or any part thereof by foreclosure or otherwise, such policies shall become the absolute property of Mortgagee.

                 (b) In the event of foreclosure of this Mortgage or other transfer of title or assignment of the Premises in extinguishment, in whole or in part, of the debt secured hereby, all right, title and interest of Mortgagor in the policies shall inure to the benefit of and pass to the successor in interest to Mortgagor or the purchaser or grantee of the Premises.

         4.      Indemnification; Subrogation; Waiver of Offset.

                 (a) If Mortgagee is made a party defendant to any litigation concerning this Mortgage or the Premises or any part thereof or any interest therein, or the construction, operation or occupancy thereof by Mortgagor, then Mortgagor shall indemnify, defend and hold Mortgagee harmless from all liability by reason of such litigation, including reasonable attorneys' fees and expenses incurred by Mortgagee in any such litigation, whether or not any such litigation is prosecuted to judgment. If Mortgagee commences an action against Mortgagor to enforce any of the terms hereof or because of the breach by Mortgagor of any of the terms hereof, or for the recovery of any sum secured hereby, Mortgagor shall pay to Mortgagee reasonable attorneys' fees and expenses, and the right to such attorneys' fees and expenses shall be deemed to have accrued on the commencement of such action, and shall be enforceable whether or not such action is prosecuted to judgment. If Mortgagor breaches any term of this Mortgage, Mortgagee may employ an attorney or attorneys to protect its rights hereunder, and in the event of such employment following any breach by Mortgagor, Mortgagor shall reimburse Mortgagee for any reasonable attorneys' fees and expenses incurred by Mortgagor by reason of breach.

                 (b) Mortgagor waives any and all right to claim or recover against Mortgagee, its officers, employees, agents and representatives, for loss of or damage to Mortgagor, the Premises, Mortgagor's property or the property of others under Mortgagor's property or the property of others under Mortgagor's control from any cause insured against or required to be insured against by the provisions of this Mortgage.

                 (c) Except as otherwise specifically provided herein, all sums payable by Mortgagor hereunder shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Mortgagor hereunder shall in no way be released, discharged or otherwise affected (except as expressly provided herein) by reason of: (i) any damage to or destruction of or any condemnation or similar taking of the Premises of any part thereof; (ii) any restriction or prevention of or interference with any use of the Premises or any part thereof; (iii) any title defect or encumbrance or any eviction from the Premises or the Improvements or any part thereof by title paramount or otherwise; (iv) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Mortgagee, or any action taken with respect to this Mortgage by any trustee or receiver of Mortgagee, or by any court, in any such proceeding; (v) any claim which Mortgagor has or might have against Mortgagee; (vi) any default or failure on the part of the Mortgagee to perform or comply with any of the terms hereof or of any other agreement with Mortgagor; or (vii) any other occurrence whatsoever, whether similar or dissimilar to the foregoing; whether or not Mortgagor shall have notice or knowledge of any of the foregoing. Except as expressly provided herein, Mortgagor waives all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution or reduction of any sum secured hereby and payable by Mortgagor.

         5.      Taxes and Impositions.

                 (a) Mortgagor agrees to pay, at least ten (10) days prior to delinquency, all taxes and assessments, general and special, and all other taxes and assessments of any kind or nature whatsoever, including without limitation non-governmental levies or assessments such as maintenance charges, levies or charges resulting from covenants, conditions and restrictions affecting the Premises, which are assessed or imposed upon the Premises, or become due and payable, and which create, may create or appear to create a lien upon the Premises, or any part thereof, or upon any Personal Property, equipment or other facilities used in the construction, operation or maintenance thereof (all of which taxes, assessments and other governmental charges of like nature are hereinafter referred to as "Impositions"); provided, however, that if, by law, any such Impositions are payable, or any Impositions, at the option of the taxpayer, are payable in installments, Mortgagor may pay such Impositions together with any accrued interest on the unpaid balance of such Imposition, in installments as they become due and before any fine, penalty, interest or cost may be added thereto for the nonpayment of any such installment and interest.

                 (b) If any law or ordinance now or hereafter assesses or imposes: (i) a tax or assessment on the Premises in lieu of or in addition to the Impositions payable by Mortgagor pursuant to Section 5(a) hereof, or (ii) a license fee, tax or assessment on Mortgagee measured by or based in whole or in part upon the amount of the outstanding obligations secured hereby, then all such taxes, assessments or fees shall be deemed to be included within the term "Impositions" as defined in Section 5(a) hereof, and Mortgagor shall pay and discharge the same as herein provided with respect to the payment of Impositions or, at the option of Mortgagee, all obligations secured hereby together with all accrued interest thereon, shall immediately become due and payable. Anything to the contrary herein notwithstanding, Mortgagor shall have no obligation to pay any franchise, estate, inheritance, income, excess profits or similar tax levied on Mortgagee or on the obligations secured hereby.

                 (c) Subject to the provisions of subparagraphs (d) of this
Section 5, Mortgagor covenants to furnish Mortgagee within ten (10) days after the date upon which any such Impositions are due and payable by Mortgagor, official receipts of the appropriate taxing authority, or other proof satisfactory to Mortgagee evidencing the payment thereof.

                 (d) Mortgagor shall have the right before any delinquency occurs to contest or object to the amount or validity of any such Impositions in good faith and by appropriate legal proceedings, but this shall not be deemed or construed in any way as relieving, modifying or extending Mortgagor's obligation to pay any such Impositions at the time such contest, objection and legal proceedings have been terminated or discontinued adversely to Mortgagor, and further provided that, during the pendency of such contest, objection and legal proceedings: (i) Mortgagor remains the record title holder of the Premises; (ii) Mortgagor is not in default under the Agreement, this Mortgage or any other Loan Document; (iii) Mortgagor has given prior written consent to Mortgagee of Mortgagor's intent to so contest or object to such Impositions; and (iv) at Mortgagee's sole opinion, Mortgagor shall either (a) demonstrate from time to time, to Mortgagee's satisfaction, that the legal proceedings undertaken by Mortgagor shall conclusively operate to accomplish a stay of any proceedings which may be instituted to enforce payment of such Impositions and prevent the sale of the Premises or any part thereof to satisfy such Impositions; or (b) Mortgagor shall furnish a good and sufficient bond or surety for the payment of such Impositions and any interest and penalties accruing thereon satisfactory to Mortgagee.

                 (e) If taxes are hereafter assessed against the Personal Property at the Premises, Mortgagor covenants and agrees not to suffer, permit or initiate the joint assessment of taxes upon the real property and the Personal Property at the Premises, or any other procedure whereby the lien of the real property taxes and the lien of the personal property taxes shall be assessed, levied or charged to the Premises as a single lien.

                 (f) In the event of the passage after the date of this Mortgage of any law of the Commonwealth of Pennsylvania deducting from the value of real property for the purposes of taxation of mortgages or debts secured by mortgage for state or local purposes or the manner of the collection of any such taxes, and imposing a tax, either directly or indirectly on this Mortgage or the Obligations, the holder of this Mortgage and of the debt which it secures shall have the right to declare the principal sum and the interest due without any prepayment charge on a date to be specified by not less than ninety (90) days' written notice to be given to Mortgagor by Mortgagee, provided, however, that such election shall be ineffective if Mortgagor is permitted by law to pay the whole of such tax in addition to all other payments required hereunder and if Mortgagor prior to such specified date, does pay such tax and agrees to pay any such tax when thereafter levied or assessed against the Premises, and such agreement shall constitute a modification of this Mortgage.

                 (g) If at any time the United States Government or any department or bureau thereof shall require internal revenue stamps on the Obligations or the Agreement secured hereby, upon demand Mortgagor shall pay for same; and on default of such payment within 156 days after demand for same, the holder of the Obligations may pay for such stamps and add the amount so paid to the principal indebtedness under the terms of the Agreement and secured by this Mortgage, and said additional principal shall bear interest at the Default Rate (as defined in the Agreement. If any law or ordinance adopted hereafter imposes a tax on Mortgagee with respect to the Premises, the value of Mortgagor's equity therein, the amount of the indebtedness secured hereby, the Agreement, or this Mortgage, Mortgagee shall have the right at its election from time to time to give Mortgagor 60 days written notice to pay such indebtedness secured hereby, whereupon such indebtedness shall become due, payable and collectible at the expiration of such period of 60 days, unless prior thereto, lawfully and without violation of usury laws, mortgagor has paid any such tax in full as the same became due and payable, in which event such notice s hall be deemed to have been rescinded with respect to any right of Mortgagee hereunder arising by reason of the tax so paid. Any prepayment of the indebtedness secured hereby pursuant to any such notice shall be subject to the prepayment provisions contained in the Agreement.

         6. Escrow Funds. Without limiting the effect of Sections 3 and 5 hereof, upon request of Mortgagee, Mortgagor shall pay to Mortgagee monthly at the time when such monthly installment of principal and interest is payable, an amount equal to 1/12 of the annual premiums for such fire and extended coverage insurance and such annual real estate taxes, water rents, sewer rents, special assessments, and any other tax assessment, claim, lien or encumbrance which may at any time be or become and lien upon the Premises prior to the lien of this Mortgage, and on demand from time to time shall pay to Mortgagee additional sums necessary to pay such premiums and other payments, all as estimated by Mortgagee, the amounts so paid to be security for such premiums and other payments and to be used in payment thereof. No amount so paid shall be deemed to be trust funds but may be commingled with general funds of Mortgagee, and no interest s hall be payable thereon. If, pursuant to any provision of this Mortgage, the whole amount of said principal debt remaining becomes due and payable, Mortgagee shall have the right at its election to apply any amounts so held against the entire indebtedness secured hereby.

         7. Utilities. Mortgagor shall pay when due all utility charges which are incurred by Mortgagor for the benefit of the Premises or which may become a charge or lien against the Premises for gas, electricity, water or sewer services furnished to the Premises, and all other assessments or charges of a similar nature, whether public or private, affecting the Premises or any portion thereof, whether or not such taxes, assessments or charges are liens thereon.

         8. Actions Affecting Premises. Mortgagor shall appear in and contest any action or proceeding purporting to affect the security hereof or the rights or powers of Mortgagee and to pay all costs and expenses, including reasonable attorneys' fees, in any such action or proceeding in which Mortgagee may appear.

         9. Mortgagee's Right to Publicize Source of Financing. Mortgagee shall have the right to announce and publicize the source of financing for the Improvements on the Premises, and to select the media, means and frequency of the publicity.

         10. Survival of Warranties. All representations, warranties and covenants of Mortgagor contained herein shall survive the closing and the issuance of the Letter of Credit and shall remain continuing obligations, warranties and representations of Mortgagor during any time when any portion of the obligations secured by this Mortgage remain outstanding.

         11. Eminent Domain. If any part of the Premises is condemned, except as hereinafter provided in this covenant, all proceeds shall be applied first to pay the indebtedness secured hereby. No settlement for the damages sustained thereby shall be made by Mortgagor without Mortgagee's prior written approval thereof. If the amount of an initial award of damages for the condemnation is insufficient to pay the amount of the indebtedness secured hereby in full with interest and costs, Mortgagee shall have the right at its sole option, to file an appeal or such other legal proceedings as legal counsel may advise to be appropriate under the circumstances in the name of Mortgagor or Mortgagee (for which action Mortgagee or such counsel as it chooses is hereby irrevocably appointed attorney in facto for Mortgagor), and to prosecute same to final conclusion or otherwise dispose thereof, in which event the expenses of the appeal or other appropriate legal proceedings, including but not limited to counsel fees, shall be first paid out of the proceeds, and no credit shall be given on account of the indebtedness secured hereby other than a credit for the amount, if any, whereby the final proceeds exceed all such expenses. Nothing in this covenant or elsewhere in this Mortgage shall limit rights otherwise available at law to Mortgagee, including but not limited to rights to intervene as a part to any condemnation proceeding.

         12. Additional Security. In the event Mortgagee at any time holds additional security for any of the obligations secured hereby, it may enforce the sale thereof or otherwise realize upon such additional security, at its option, either before or concurrently herewith or after a sale is made hereunder.

         13. Successors and Assigns. This Mortgage applies to, inures to the benefit of and binds all parties hereto and their successors and assigns.

         14. Inspections. Mortgagee, or its agents, representatives or workmen, are authorized to enter at any reasonable time upon or in part of the Premises for the purpose of inspecting the Premises and for the purpose of performing any of the acts it is authorized to perform under the terms of any of the Loan Documents.

         15. Liens. Mortgagor shall pay and promptly discharge, at Mortgagor's cost and expense, all liens, encumbrances and charges upon the Premises, or any part hereof or interest therein; provided that Mortgagor shall have the right to contest in good faith the validity of any such lien, encumbrance or charge; provided, however, that if any such lien, encumbrance or charge has or may have priority over the lien of this Mortgage, then Mortgagor shall first deposit with Mortgagee a bond or other security satisfactory to Mortgagee in such amounts as Mortgagee shall reasonably require; and further provided that Mortgagor shall thereafter diligently proceed to cause such lien, encumbrance or charge to be removed and discharged. If Mortgagor shall fail to pay and promptly discharge any such lien, encumbrance or charge, then, in addition to any other right or remedy of Mortgagee, Mortgagee may, but shall not be obligated to, discharge the same, either by paying the amount claimed to be due, or by procuring the discharge of such lien by depositing in court a bond or the amount claimed or otherwise giving security for such claim; or in such manner as is or may be prescribed by law; and all expenditures and expenses incurred by Mortgagee in so doing shall be recoverable by Mortgagee from Mortgagor upon the terms set forth in Section 4.04 and shall be deemed advances secured by the lien of this Mortgage.

         16. No Other Financing or Liens. Without the prior written consent of Mortgagee, Mortgagor shall not permit to exist any lien on the Premises, and shall not incur any indebtedness for money borrowed to purchase, improve or operate the Premises or any part thereof, other than the indebtedness secured hereby and liens heretofore approved by Mortgagee.

         17. Mortgagee's Powers. Without affecting the liability of any other person liable for the payment of any obligation herein mentioned, and without affecting the lien or charge of this Mortgage upon any portion of the Premises not then or theretofore released as security for the full amount of all unpaid obligations, Mortgagee may, from time to time and without notice:
(i) release any person so liable; (ii) extend the maturity or alter any of the terms of any such obligation; (iii) grant other indulgences; (iv) release or reconvey, or cause to be released or reconveyed, at any time at Mortgagee's option, any parcel, portion or all of the Premises; (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto.

         18. Warranty of Title. Mortgagor warrant that it possesses an unencumbered fee simple title to the Premises.

         19. No Transfer. Without the prior written consent of Mortgagee, Mortgagor will abstain from and will not cause or permit, to the extent it may do so, any transfer of title to or control of the Premises or any part thereof or any change in identity or control of the Mortgagor, voluntarily or by operation of law. This Mortgage may not be assumed by any other party. A change in identity or control shall mean: (i) with respect to a corporation, a transfer or transfers (other than by testate or intestate succession) of outstanding voting stock of such corporation, or the issuance of additional voting stock by such corporation, to a person other than a stockholder shall be deemed to be a pro rata transfer of such corporation's interest to such other person or persons; and (ii) with respect to a partnership or any sub-partnership holding an interest therein, (x) a transfer or transfers of an outstanding percentage interest of the partners in such partnership or sub-partnership, whether limited or general interest, to any person or persons (other than by testate or intestate succession) shall be deemed to be a pro rata transfer of the partnership's or sub-partnership's interest to such other person or persons, and (y) a transfer or transfers (other than by testate or intestate succession) of outstanding voting stock of any corporate partner in such partnership or sub-partnership, or the issuance of additional voting stock by said corporation, to any person or persons shall be deemed to be a pro rata transfer of such corporation's interest in the partnership or sub-partnership to such other person or persons. For the purposes of the foregoing, if any shares in Mortgagor (if Mortgagor is a corporation) or interests in Mortgagor (if Mortgagor is a limited partnership, partnership, joint venture, trust or other entity) are owned by a person which is itself an entity other than a natural person, the shares or interests of such person in Mortgagor shall be deemed to have been conveyed, transferred, assigned, sold or otherwise disposed of, if the conveyance, transfer, assignment, sale or other disposition of any shares or interests in such person would constitute a change in identity or control under this Article if such person were Mortgagor hereunder. Mortgagor hereby agrees to give prompt and current notice to Mortgagee of all transfers or other dispositions of ownership interests in itself or in any subtier partnership or corporation in a partner or subtier partner in Mortgagor, whether or not falling within said exceptions. Notwithstanding anything in this Mortgage to the contrary, any transferee of an interest in Mortgagor must be of good business character and reputation.

         20. Leases. Mortgagor hereby represents that there are leases for the Premises as shown in the schedule attached to a certain Assignment of Rents, Leases and Profits of even date herewith. Mortgagor covenants and agrees that all future leases at the Premises shall be subject to prior review and approval by Mortgagee and shall be subordinate or prior to the lien of this Mortgage, at the option of Mortgagee.

         21.     Environmental Covenants.

                 (a) As used in this Mortgage, the following terms shall have the following meanings:

                        (i) The term "Environmental Laws" means any and all applicable federal, state and local environmental laws, rules and regulations whether now or existing or hereafter enacted together with all amendments, modifications and supplements thereof.

                        (ii) The term "Hazardous Substance" means any contaminants, hazardous substances or wastes, pollutants, toxic substances or wastes, regulated substances or other similar substances or wastes which may be the subject of liability pursuant to any Environmental Law.

                 (b) Mortgagor represents and warrants to Mortgagee that (i) the Premises and Mortgagor are in full compliance with the Environmental Laws; (ii) Mortgagor has no knowledge of or notice concerning any potential liability under, or any investigation or proceeding threatened or pending under the Environmental Laws arising from the ownership or operation, past or present, of the Premises; (iii) there are no under ground or above ground storage tanks on the Premises that have been used for the storage of petroleum products or any Hazardous Substance nor to the best of Mortgagor's knowledge, have any such tanks been located on the Premises at any time; and
(iv) there is no evidence of any release , discharge or pollution from any petroleum products or any Hazardous Substance on the Premises.

                 (c) Mortgagor covenants and agrees (i) Mortgagor shall not, and shall not permit any other person to, locate, store, generate, manufacture, process distribute, use, treat, transport, handle, dispose of, emit, discharge or release any Hazardous Substance only from or with respect to the Premises (Mortgagor may use, store and dispose of cleaning materials and office supplies in the ordinary course of Mortgagor's business in reasonable quantities and in compliance with Environmental Laws); (ii) Mortgagor shall immediately notify Mortgagee of any violation of or potential liability under the Environmental Laws; (iii) Mortgagor shall immediately comply with any order, action or demand of any governmental agency or legal or administrative agency having jurisdiction over the Premises to clean and remove any Hazardous Substance from the Premises and to pay for such clean up, removal and associated costs, fines and penalties; and (iv) Mortgagor shall otherwise comply with all Environmental Laws and laws relating to the storage, handling and disposing of petroleum products.

                 (d) At any time Mortgagee shall have the right, but not the obligation, to conduct or cause to be conducted by any other person designated by Mortgagee; an environmental audit or similar assessment concerning the Premises and its compliance with Environmental Laws and to ascertain the existence of Hazardous Substances on the Premises. Mortgagor shall pay all costs and expenses associated with such audit or assessment. Mortgagee and its designees are authorized to enter upon the Premises to perform such audit or assessment and to conduct all tests necessary including above and below the ground tests. If such audit, assessment or other inquiry reveals the existence of any Hazardous Substances or noncompliance with Environmental Laws, Mortgagee, at Mortgagor's expense, shall have the right, but not the obligation, to cause the Premises to be treated by persons designated by Mortgagee, as is necessary in Mortgagee's opinion, to cause the Premises to comply with the Environmental Laws and to be free of Hazardous Substances. Any cost or expense arising from any audit, assessment or other inquiry and from any treatment not paid by Mortgagor may be paid by Mortgagee. Mortgagor will pay to Mortgagee immediately, and without demand, all sums of money advanced by Mortgagee pursuant to this paragraph together with interest on any such advance at the Default Rate and all such sums and interest thereon shall be secured hereby.

                 (e) Mortgagor shall defend, indemnify, and hold harmless Mortgagee and its directors, officers, agents and employees, from any and all liabilities (including strict liability), actions, demands, penalties, losses, costs, or expenses (including without limitation attorneys' fees and expenses and remedial costs), suits, costs of any settlement or judgment, and claims of any and every kind whatsoever which may now or in the future (whether before or after the satisfaction of this Mortgage) be paid, incurred, or suffered by or asserted against Mortgagee by any person or entity or governmental agency for, with respect to, or as a direct or indirect result of , the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, or release from the Premises of any Hazardous Substances or arise out of or result from the environmental. Condition of the Premises or the violation of any Environmental Laws regardless of whether or not caused by or within the control of Mortgagor or Mortgagee. The representations, covenants, warranties, and indemnifications contained in this paragraph shall survive the satisfaction and prepayment in full of this Mortgage.

                 (f) Mortgagor represents and warrants to Mortgagee that no part of the Premises contains, is located in or abuts floodplain, navigable water or any other body of water, tideland, marshland, wetland or other area (collectively, "Protected Area") which is subject to special state, federal or municipal regulation, control or protection; (ii) Mortgagor shall comply with all laws, ordinances and regulations pertaining to Protected Areas, to the extent applicable to the Premises.

         22.     Financial Records.

                 (a) At any time and from time to time within thirty (30) days after notice and demand by Mortgagee, Mortgagor will furnish to Mortgagee current balance sheets and statements of income and surplus, certified to be accurate by a partner or corporate officer, as applicable, of Mortgagor, and Mortgagor consents to the delivery by Mortgagee (with instructions to keep the same confidential) to any purchaser or prospective purchaser of all or part of this Mortgage of (i) such information as Mortgagee receives pursuant to the provisions of this Mortgage and (ii) such other information as Mortgagee may have with respect to (a) the indebtedness secured by the Mortgage and the documents relating thereto, (b) the Premises and (c) Mortgagor, any Guarantor, any tenant of the Premises, or any portion thereof and any guarantor of any such tenant.

                 (b) With respect to the Premises and Mortgagor's operation and leasing thereof, Mortgagor will keep proper books of record and account in accordance with generally accepted accounting principles applied on a consistent basis; Mortgagee shall have the right to examine said books of account and to discuss the affairs, finances and accounts of Mortgagor concerning said Premises with, and to be informed as to the same by, the officers or partners of Mortgagor, all at such reasonable times and intervals as Mortgagee may desire; and Mortgagor will furnish to Mortgagee, within ninety (90) days after the end of each fiscal year of Mortgagor, (i) a statement in such reasonable detail as Mortgagee may request, certified by an executive officer or a general partner of Mortgagor, or by a partner of such general partner, regarding the Leases, and (ii) a statement in such reasonable detail as Mortgagee may request, certified by a certified public accountant, of the income and expenses of the Premises for such fiscal year, and on demand Mortgagor will furnish to Mortgagee executed counterparts of any such Leases and convenient facilities for the audit and verification of any such statement.

         23.  ERISA.  Mortgagor covenants and warrants:

              (a) that it will not use the assets of an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as now or hereafter amended, in the exercise of any of its obligations or rights specified herein or in the Agreement or in any other instrument which may be held by Mortgagee as additional security for the Obligations or in the performance of any transaction contemplated hereunder or under the Agreement or under any other instrument which may be held by Mortgagee as additional security for the Obligations; and

              (b) that the Premises do not, and without the written consent of Mortgagee will not, constitute an asset of such an employee benefit plan; and

              (c) that it will not sell, convey or transfer the Premises to a person or entity which could not satisfy the undertakings set forth in subclauses (a) and (b) above, regardless of whether any of the above-described conditions arises by operation of law or otherwise.

              If Mortgagor fails to comply with the provisions of sub-clauses
(a), (b) and (c) above, Mortgagee shall be entitled at its election upon five
(5) days' notice to Mortgagor (i) to call due the outstanding principal balance of this Mortgage plus accrued interest and/or (ii) to seek any other remedies it may have at law or in equity.

              Notwithstanding any other provision of this Mortgage, in the event that Mortgagor shall at any time sell, convey or transfer or attempt to sell, convey or transfer the Premises in violation of the provisions of this Article, then Mortgagee shall, in addition to all rights and remedies it may have at law or in equity or under this Mortgage, be entitled to a decree or order restraining and enjoining such sale, conveyance or transfer and Mortgagor shall not plead in defense thereof that there would be an adequate remedy at law (it being hereby expressly acknowledged and agreed that damages at law would be an inadequate remedy for breach or threatened breach of the provisions of subclause (c) above).

              The term "Mortgagor" as used in this Section shall include such Mortgagor, its successors or assigns, and any person or entity to whom the Premises are sold, conveyed or transferred whether by operation of law or otherwise.

              24. Usury. In no event shall the rate of interest under the Agreement exceed the maximum rate of interest permitted to be charged by the applicable law (including the choice of law rules), and any interest paid in excess of the permitted rate shall be refunded to Mortgagor. Such refund shall be made by application of the excessive amount of interest paid against any sums outstanding under the Agreement and shall be applied in such order as Mortgagee may reasonably determine. If the excessive amount of interest paid exceeds the sums outstanding under the Agreement, the portion exceeding said sums outstanding under the Agreement shall be refunded to Mortgagor in cash by Mortgagee. Any such crediting or refund shall not cure or waive any default by Mortgagor under this Mortgage or under the Agreement or other Loan Documents. Mortgagor agrees, however, that in determining whether or not any interest payable under the Agreement or this Mortgage exceeds the highest rate permitted by law, any nonprincipal payment (except payments specifically stated in the Agreement to be "interest"), including, without limitation, prepayment fees and late charges, shall be deemed to the extent permitted by law to be an expense, fee, premium or penalty rather than interest.

         25.      Assignment of Rents.

                 (a) Assignment. Mortgagor hereby assigns and transfers to Mortgagee all the rents, issues and profits of the Premises, and hereby gives to and confers upon Mortgagee the right, power and authority to collect such rents, issues and profits. Mortgagor irrevocably appoints Mortgagee its true and lawful attorney-in-fact, at the option of Mortgagee at any time and from time to time, to demand, receive and enforce payment, to give receipts, releases and satisfaction, and to sue, in the name of Mortgagor and Mortgagee, for all such rents, issues and profits and apply them to the indebtedness secured hereby; provided; however, that Mortgagor shall have the right to collect such rents, issues and profits (but not more than two months in advance) prior to or at any time there is not an event of default under any of the Loan Documents. The assignment of rents, issues and profits of the Premises in this Article II is intended to be an absolute assignment of a security interest. The rents, issues and profits are hereby assigned absolutely by Mortgagor to Mortgagee contingent only upon the occurrence of an event of default under any of the Loan Documents.

                 (b) Collection Upon Default. Upon any event of default under any of the Loan Documents, Mortgagee may, at any time without notice except as otherwise expressly provided herein, either in person, by agent or by a receiver appointed by a court, and without regard to the adequacy of any security for the indebtedness hereby secured, enter upon and take possession of the Premises, or any part thereof, in its own name sue for or otherwise collect such rents, issues and profits, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including attorneys' fees, upon any indebtedness secured hereby, and in such order as Mortgagee may determine. The collection of such rents, issues and profits, or the entering upon and taking possession of the Premises, or the application thereof as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done in response to such default or pursuant to such notice of default.

                 (c) Conditional Assignment of Leases, Rents and Profits. Mortgagor, by separate instrument of even date herewith entitled Assignment of Lease, has assigned and transferred to Mortgagee as additional security for the payment of the indebtedness secured hereby, all present and future leases upon all or any part of the Premises and all agreements benefiting the Premises and further agrees to execute and deliver, at the request of the Mortgagee, all such further assurances and specific assignments of leases and agreements with respect to the Premises as Mortgagee shall from time to time require. Mortgagor expressly covenants and agrees that if Mortgagor shall fail to perform and fulfill any term, covenant, condition or provision in such leases or agreements, or any of them, on its part to be performed or fulfilled, at the times and in the manner in such leases or agreements provided, or if Mortgagor shall suffer or permit to occur any breach or default under the provisions of any such Assignment and such default shall continue for fifteen (15) days, then and in any such event, such breach or default shall constitute an event of default hereunder as such term is defined in Section 27 hereof.

         26. Creation of Security Interest. Mortgagor hereby grants to Mortgagee a security interest in the Personal Property owned by Mortgagor located on or at the Premises, including without limitations any and all property of similar type or kind hereafter located on or at the Premises for the purpose of securing all obligations of Mortgagor contained in any of the Loan Documents.

         27. Representations and Covenants with Respect to Personal Property. Mortgagor hereby warrants, represents and covenants as follows:

                 (a) Except for the security interest granted hereby, and by the First Mortgage, Mortgagor is, and as to portions of the Personal Property to be acquired after the date hereof will be, the sole owner of the Personal Property, free from any adverse lien, security interest, encumbrance or adverse claims thereon of any kind whatsoever. Mortgagor will notify Mortgagee, of, and will defend the Personal Property against, all claims and demands of all persons at any time claiming the Personal Property or any interest therein.

                 (b) Mortgagor will not assign, pledge, encumber, lease, sell, convey or in any manner transfer the Personal Property without the prior written consent of Mortgagee.

                 (c) The Personal Property is not, and shall not be, used or brought for personal, family or household purposes.

                 (d) The Personal Property will be kept on or at the Premises and Mortgagor will not remove any portion or item of Personal Property without the prior written consent of Mortgagee, except such portions or items of Personal Property which are consumed or worn out in ordinary usage, all of which shall be promptly replaced by Mortgagor.

                 (e) At the request of Mortgagee, Mortgagor will join Mortgagee in executing one or more financing statements and renewals, continuation statements and amendments thereof pursuant to the Uniform Commercial Code of the State in which the Property is located in form satisfactory to Mortgagee, and will pay the cost of filing the same in all public offices wherever filing is deemed by Mortgagee to be necessary or desirable. Without limiting the foregoing, Mortgagor hereby irrevocably appoints Mortgagee attorney-in-fact for Mortgagor to execute, deliver and file such instruments for and on behalf of Mortgagor.

                 (f) All covenants and obligations of Mortgagor contained herein relating to the Premises shall be deemed to apply to the Personal Property whether or not expressly referred to herein.

                 (g) This Mortgage constitutes a security agreement under the Uniform Commercial Code of the state in which the Premises is located.

                 (h) Notwithstanding any release of any or all of that property included in the Premises which is deemed "real property", or any proceedings to foreclose this Mortgage or its satisfaction of record, the terms hereof shall survive as a security agreement with respect to the security interest created hereby and referred to above until the repayment or satisfaction in full of the Obligations.

         28. Default. The occurrence of any of the following shall constitute an Event of Default hereunder:

                  (a) Failure of Mortgagor to make any payment or principal or interest when due in accordance with the terms of the Agreement.

                  (b) Failure of Mortgagor to pay when due any other sums required to be paid under the terms of the Agreement, this Mortgage or any Collateral Agreement or any other agreement of any nature whatsoever with the Mortgagee.

                  (c) The occurrence of any default under the Agreement, any Collateral Agreement, or any other agreement of any nature whatsoever between Mortgagor and Mortgagee or the failure of Mortgagor to observe, perform or comply with any other term, covenant or condition contained in the Agreement, this Mortgage, any Collateral Agreement or any other agreement of any nature whatsoever with the Mortgagee.

                  (d) Any representation, warranty, financial statement or other information made or furnished by Mortgagor to Mortgagee in compliance with or in connection with the loan secured hereby, shall prove to have been false or erroneous in any material respect when made or furnished.

                  (e) If Mortgagor shall become insolvent or make an assignment for the benefit of creditors or if any petition shall be filed by or against Mortgagor under any bankruptcy or insolvency law.

                  (f) Commencement of any action or proceeding to foreclose any lien upon the Premises or any part thereof other than the lien of this Mortgage.

                  (g) Mortgagor shall convey or in any other manner cause or permit to change of ownership of, or title to, all or any portion of the Premises, or of any interest therein or in any partnership or corporation having an interest in the Premises. The transfer by any partner or shareholder of any of its interest in Mortgagor shall constitute a transfer of an interest in the Premises.

                  (h) The entry of any judgment against Mortgagor which remains unsatisfied for 15 days or the issuance of any tax lien against any property of material value in which Mortgagor has an interest.

                  (i) The dissolution, merger change in control (as control is defined in Rule 12b-2 under the Securities Exchange Act of 1934), consolidation or reorganization of Mortgagor if Mortgagor is a corporation or partnership or the sale or transfer of any substantial portion of Mortgagor's assets, or if any agreement for such dissolution, merger or consolidation, sale or transfer is entered into without the written consent of Mortgagee.

                  (j) The death of Mortgagor if Mortgagor is a natural person.

         29. Remedies Upon Default. Upon the occurrence of any one or more of said Events of Default, the entire unpaid balance of the principal, the accrued interest, and all other sums secured by this Mortgage shall, at the option of Mortgagee, become immediately due and payable without notice or demand, and in any such Event of Default Mortgagee may forthwith:

                  (a) Foreclosure. Institute an action or mortgage foreclosure, or take such other action, as the law may allow, at law or in equity, for the enforcement thereof and realization on the mortgage security or any other security which is herein or elsewhere provided for, and proceed thereon to final judgment and execution thereon for the entire unpaid balance of said principal sum, with interest at the rate stipulated in the Agreement to the date of default and thereafter at the Default Rate, together with all other sums secured by this Mortgage, all costs of suit, interest at the Default Rate on any final judgment obtained by Mortgagee from and after the date of any Sheriff's Sale of the Premises (which may be sold in one parcel or in such parcels, manner or order as Mortgagee shall elect) until actual payment is made of the full amount due Mortgagee, and any attorney's commission for collection which shall be fifteen percent (15%)of the total of the foregoing sums, but not less than $5,000, without further stay, any law, usage or custom to the contrary notwithstanding; or

                  (b) Entry. Receivership. Enter into possession of the Premises, with or without legal action, if necessary; lease the same; collect all rents and profits therefrom and, after deducting all costs of collection and administration expenses, apply the net rents and profits to the payment of taxes, water and sewer rents, charges and claims, insurance premiums and all other carrying charges (including but not limited to agents' compensation and fees and costs of counsel and receivers) and to the maintenance, repair or restoration of the Premises, or on account and in reduction of the principal or interest, or principal and interest, hereby secured, in such order and amounts as Mortgagee in Mortgagee's sole discretion may elect with or without the appointment of as receiver; and, at its discretion, have a receiver appointed to enter into possession of the Premises, collect the rents and profits therefrom, and apply the same as the court may direct. Mortgagee and/or rent receiver shall be liable to account only for rents and profits actually received by Mortgagee. For such purposes, Mortgagor hereby authorizes any attorney of any court of record to appear for Mortgagor to sign an agreement for entering an amicable action of ejectment for possession of the Premises, and to confess judgment therein against Mortgagor in favor of Mortgagee, whereupon a writ may forthwith issue for the immediate possession of the Premises, without any prior writ or proceeding whatsoever; and for so doing this Mortgage or a copy hereof verified by affidavit shall be a sufficient warrant; or

                  (c) Confession of Judgment for Possession. For the purpose of securing possession of the Premises to Mortgagee in the event of any default, Mortgagor does hereby authorize and empower any attorney or prothonotary (or successor officer) of any court in the Commonwealth of Pennsylvania, as attorney for Mortgagor, as well as for all persons claiming under, by, or through Mortgagor, to sign an agreement for the entering in any competent court of an amicable action in ejectment for the possession of the Premises, together with the hereditaments and appurtenances, and all Equipment now or hereafter installed upon the same, against Mortgagor and all persons claiming under, by, or through Mortgagor, and therein to confess judgment for the recovery of such possession by Mortgagee, for which this Mortgage, or a copy hereof verified by affidavit, shall be sufficient warrant; whereupon, if Mortgagee so desires, a writ of possession may be issued forthwith on said judgment, without any prior writ or proceeding whatsoever, Mortgagor hereby releasing Mortgagee from all procedural errors and defects whatsoever in said proceedings; and if, for any reason, after such action has been commenced, the same shall be discontinued, marked satisfied of record or be determined, or possession of the Premises shall remain in or be restored to Mortgagor, Mortgagee shall have the right, for the same default or in the event of any subsequent default or defaults, to bring one or more further amicable actions in the same manner, and to confess judgment for the recovery of possession of the Premises, and execute the same, as hereinabove provided. Mortgagee may bring an amicable action in ejectment and confess judgment therein before and after the institution of proceedings to foreclose this Mortgage or to enforce the Reimbursement Agreement, or after entry of judgment therein, or after a Sheriff's sale or judicial sale or other foreclosure sale of the Premises in which Mortgagee is the successful bidder, it being the understanding of the parties that the authorization to pursue such proceedings for obtaining possession and confession of judgment therein is an essential part of the remedies for the enforcement of the Mortgage, and shall survive any execution sale to Mortgagee.

                  (d) Other Remedies. Take such other action at law or in equity for the enforcement hereof and recovery of the sums secured hereby. The remedies of Mortgagee as provided herein and in the Agreement and in the Collateral Agreement, shall be cumulative and concurrent and may be pursued singly, successively, or together against Mortgagor or the Premises, all at the sole discretion of Mortgagee. The waiver of any default or failure to enforce any right or to pursue any remedy at any time, shall not be a waiver of any subsequent default or preclude such enforcement or pursuit at a subsequent time.

              30. Recovery of Expenses by Mortgagee. All expenditures and expenses of the nature mentioned in Section 29 and such expenses and fees as may be incurred in the protection of the Premises and maintenance of the lien of this Mortgage, including the fees of any attorney employed by Mortgagee in any litigation or proceeding affecting this Mortgage, the Agreement or other Loan Documents, or the Premises, including probate and bankruptcy proceedings, or in preparation for the commencement or defense of any proceedings or threatened suit or proceeding, shall be immediately due and payable by Mortgagor, with interest thereon at the Default Rate, and shall be secured by this Mortgage. Mortgagee shall have the right, from time to time, to bring an appropriate action to recover any sums required to be paid by Mortgagor under the terms of this Mortgage, as they become due, without regard to whether or not the principal indebtedness or any other sums payable under the terms of the Agreement and secured by this Mortgage shall be due, and without prejudice to the right of Mortgagee thereafter to bring an action of Mortgage Foreclosure, or any other action, for any default by Mortgagor existing at the time the earlier action was commenced. Attorneys' fees incurred by Mortgagee in connection with enforcement of this Mortgage, shall be at the rate set forth in the Agreement.

              31. Application of Income Received by Mortgagee. Mortgagee, in the exercise of the rights and powers hereinabove conferred upon it by
Section 25 and Section 29 hereof shall have full power to use and apply the avails, rents, issues and profits of the Premises to the payment of or on account of the following, in such order as Mortgagee may determine:

                     (a) to the payment of the operating expenses of the Premises, including cost of management and leasing thereof (which shall include reasonable compensation to Mortgagee and its agent or agents, if management be delegated to an agent or agents, and shall also include lease commissions and other compensation and expenses of seeking and procuring tenants and entering into leases), established claims for damages, if any, and premiums on insurance hereinabove authorized;

                     (b) to the payment of taxes and special assessments now due or which may hereafter become due on the Premises;

                     (c) to the payment of all costs or repairs, decorating, renewals, replacements, alterations, additions, betterments, and improvements of the Premises, including the cost from time to time of installing or replacing the Personal Property therein, and of placing the Premises in such condition as will, in the judgment of Mortgagee, make it readily rentable;

                     (d) to the payment of any indebtedness secured hereby or any deficiency which may result from any foreclosure sale upon the Premises, or any part thereof.

              32. Appointment of Receiver. Upon, or at any time after the filing of an action to foreclose this Mortgage, the court in which such action is filed may appoint a receiver of the Premises. Such appointment may be made either before or after sale, without notice, without regard to the solvency or insolvency of Mortgagor at the time of application for such receiver and without regard to the then value of the Premises and Mortgagee hereunder or any agent of Mortgagee may be appointed as such receiver. Such receiver shall have power: (a) to collect the rents, issues and profits of the Premises during the pendency of such foreclosure suit as well as during any other times when Mortgagor except for the intervention of such receiver, would be entitled to collect such rents, issues and profits; (b) to extend or modify any then existing leases and agreements and to make new leases and agreements, which extensions, modifications and new leases and agreements may provide for terms to expire, beyond the date of the issuance of a deed or deeds to a purchaser or purchasers at a foreclosure sale, it being understood and agreed that any such leases and agreements, and the options or other such provisions to be contained therein, shall be binding upon Mortgagor and all persons whose interests in the Premises are subject to the lien hereof and upon the purchaser or purchasers at any foreclosure decree or deficiency judgment, or issuance of any bill of sale or deed to any purchaser; and (c) all other powers which may be necessary or are usual in such cases for the protection, possession, control, management and operation of the Premises during the whole of such period. The court from time to time may authorize the receiver to apply the net income in his hands in payment in whole or in part of: (a) the indebtedness secured hereby, or by any judgment or decree foreclosing this Mortgage, or any tax, special assessment or other lien which may be or become superior to the lien hereof or of such judgment or decree, provided such application is made prior to foreclosure sale; and (b) the deficiency judgment, in case of a foreclosure sale and deficiency judgment.

              33. Remedies Cumulative. Mortgagor hereby agrees that:

                     (a) Mortgagee shall be entitled to enforce payment and performance of any indebtedness or obligations secured hereby and to exercise all rights, remedies and powers under the Mortgage or any other Loan Documents notwithstanding that some or all of such indebtedness and obligations secured hereby may now or hereafter be otherwise secured, whether by mortgage, deed of trust, pledge, lien, assignment or otherwise. Neither the acceptance of this Mortgage nor its enforcement whether by court action or other powers herein contained, shall prejudice or in any manner affect Mortgagee's right to realize upon or enforce any other security now or hereafter held by Mortgagee, it being agreed that Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as it may in its absolute discretion determine.

                     (b) No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Mortgagee or to which it may be otherwise entitled, may be exercised separately, successively, concurrently or independently, from time to time and as often as it may be deemed expedient by Mortgagee and Mortgagee may pursue inconsistent remedies.

                     (c) The failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof. Any failure by Mortgagee to insist upon strict performance by Mortgagor of any of the terms and provisions of this Mortgage or of the other Loan Documents shall not be deemed to be a waiver of any of the terms or provisions of this Mortgage or other Loan Documents, and Mortgagee shall have the right thereafter to insist upon strict performance by Mortgagor of any and all of them.

                     (d) Neither Mortgagor nor any other person now or hereafter obligated for payment of all or any part of the sums now or hereafter secured by this Mortgage shall be relieved of such obligation by reason of the failure of Mortgagee to comply with any request of Mortgagor or of any other person so obligated to take action to foreclose on this Mortgage or otherwise enforce any provisions of the Mortgage or the other Loan Documents, or by reason of the release, regardless of consideration, of all or any part of the security held for the indebtedness secured by this Mortgage, or by reason of any agreement or stipulation between any subsequent owner of the Premises and Mortgagee extending the time of payment of modifying the terms of this Mortgage or other Loan Documents without first having obtained the consent of Mortgagor or such other person; and in the latter event Mortgagor and all such other persons shall continue to be liable to make payments according to the terms of any such extension of modification agreement, unless expressly released and discharged in writing by Mortgagee.

                     (e) Mortgagee may release, regardless of consideration, any part of the security held for the indebtedness secured by this Mortgage without, as to the remainder of the security, in any way impairing or affecting the lien of this Mortgage or its priority over any subordinate lien.

              34. Giving of Notice. Any notice which either party hereto may desire or be required to give to the other party pursuant to this Mortgage or any of the Loan Documents shall be in writing and the mailing thereof shall be by registered mail, return receipt requested, postage prepaid, addressed to Mortgagor at the address set forth in the heading of this Mortgage or to Mortgagee at the address set forth in the heading of this Mortgage (or at such other place as either party hereto may by notice in writing designate as a place for service of notice); only such notices as are given in accordance with the foregoing shall constitute service of notice hereunder, and shall be deemed effective upon mailing.

              35. Counsel Fees. If Mortgagee becomes a party to any suit or proceeding affecting the Premises or title thereto, the lien created by this Mortgage or Mortgagee's interest therein, or if Mortgagee has engaged counsel to prepare or review any of the Loan Documents or other items required by Mortgagee as conditions precedent to the granting of the loan to Mortgagor evidenced thereby, or to the disbursement of any funds secured hereby, whose fees and costs Mortgagor has agreed to pay as a condition of Mortgagee's commitment to grant such loan, or if Mortgagee engages counsel to collect any of the indebtedness or to enforce performance or stipulations of this Mortgage, the Loan Agreement, the Agreement or any Loan Documents, Mortgagee's costs, expenses and counsel fees and costs, whether or not suit is instituted, shall be paid to Mortgagee by Mortgagor on demand, with interest at the Default Rate and until paid they shall be deemed to be part of the indebtedness under the Agreement and secured by this Mortgage.

              36. Governing Law. This Mortgage shall be governed by the laws of the state in which the Property is located. In the event that any provision or clause of any of the Loan Documents conflicts with applicable laws, such conflicts shall not affect other provisions of such Loan Documents which can be given effect without the conflicting provision, and to this end the provisions of the Loan Documents are declared to be severable. This instrument cannot be waived, amended, changed, released, discharged or satisfied orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, amendment, change release, discharge or satisfaction is sought.

              37. Mortgagor's Waiver of Rights. Mortgagor waives the benefit of all laws now existing or that hereafter may be enacted providing for : (i) any appraisement before sale of any portion of the Premises, and (ii) the benefit of all laws that may be hereafter enacted in any way extending the time for the enforcement of the collection of the Obligations or the debt evidenced thereby or creating or extending a period of redemption from any sale made in collecting such debt. To the full extent Mortgagor may do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, and Mortgagor, for Mortgagor, Mortgagor's successors and assigns, and for any and all persons ever claiming any interest in the Premises, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the secured indebtedness and marshalling in the event of foreclosure of the liens hereby created. Mortgagor hereby waives and releases all errors, defects and imperfections in any proceeding instituted by Mortgagee under the Agreement or this Mortgage or the other Loan Documents, or any of them, and, unless specifically required herein, all notices of Mortgagor's default or of Mortgagee's election to exercise, or Mortgagee's actual exercise of any option under the Agreement or this Mortgage or the other Loan Documents. If any law referred to in this Section and now in force, of which Mortgagor, Mortgagor's successors and assigns or other person may take advantage despite this Section, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to preclude the application of this Section. Mortgagor expressly waives and relinquishes any and all rights and remedies which Mortgagor may have or be able to assert by reason of the laws of the state in which the Property is located pertaining to the rights and remedies of sureties.

              38. Statement by Mortgagor. Either party within ten (10) days after being given notice, will furnish to the other party or to any proposed successor in interest to such party, a written certification stating the unpaid principal balance of and interest owing under the Agreement and any other amounts secured by this Mortgage and stating whether any offset or defense exists against such principal, interest and other amounts.

              39. Captions. The captions or heading at the beginning of each Section hereof are for the convenience of the parties and are not a part of this Mortgage.

              40. Invalidity of Certain Provisions. If the lien of this Mortgage is invalid or unenforceable as to any part of the debt, or if the lien is invalid or unenforceable as to any part of the Premises, the unsecured or partially secured portion of the debt shall be completely paid prior to the payment of the remaining and secured or partially secured portion of the debt, and all payments made on the debt, whether voluntary or under foreclosure or other enforcement action or procedure, shall be considered to have been first paid on and applied to the full payment of that portion of the debt which is not secured or fully secured by the lien of this Mortgage.

              41. Subrogation. To the extent that proceeds received by Mortgagor as a result of this transaction are used to pay any outstanding lien, charge or prior encumbrance against the Premises, such proceeds have been or will be advanced by Mortgagee at Mortgagor's request and Mortgagee shall be subrogated to any and all rights and liens held by any owner or holder of such outstanding liens, charges and prior encumbrances, irrespective of whether such liens, charges or encumbrances are released.

              42. Certain Definitions. Whenever used in this Mortgage, unless the context clearly indicates a contrary intent:

                     (a) The word "Mortgagor" shall mean the person who executes this Mortgage and any subsequent owner of the Premises and his respective heirs, executors, administrators, successors and assigns (and provided that nothing in this definition shall be deemed to permit any sale or transfer of the Premises);

                     (b) The word "Mortgagee" shall mean the person who has issued the Letter of Credit secured hereunder whether or not specifically named herein as "Mortgagee", or any subsequent assignee of such issuer;

                     (c) The word "person" shall mean individual, corporation, partnership or unincorporated association;

                     (d) The use of any gender shall include all genders;

                     (e) The singular number shall include the plural and the plural the singular as the context may require.

                     (f) If Mortgagor be or consist of more than one person, all agreements, conditions, covenants, provisions, stipulations, warrants of attorney, authorizations, waivers, releases, options, undertakings, rights and benefits made or given by Mortgagor shall be joint and several, and shall bind and affect all persons who are defined as "Mortgagor" as fully as though all of them were specifically named herein wherever the word "Mortgagor" is used.

              43. Interest Rate Not Reduced on Judgment. In the event Mortgagee obtains any judgment against Mortgagor on this Mortgage or on the Agreement, whether such judgment is obtained by confession or otherwise interest shall accrue on the judgment in the same manner and at the same rate as provided in the Agreement, notwithstanding any law, custom or legal presumption to the contrary, subject only to the usury saving clauses of the Agreement and this Mortgage, until Mortgagee has received payment in full of all amounts due it pursuant to this Mortgage and the Agreement secured hereby.

              44. CONSENT TO JURISDICTION AND VENUE. IN ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER ARISING OUT OF OR RELATED TO THIS MORTGAGE OR THE RELATIONSHIP ESTABLISHED HEREUNDER, EACH UNDERSIGNED PARTY HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN ANY COUNTY IN THE COMMONWEALTH OF PENNSYLVANIA WHERE MORTGAGEE MAINTAINS AN OFFICE AND AGREES NOT TO RAISE ANY OBJECTION TO SUCH JURISDICTION OR TO THE LAYING OR MAINTAINING OF THE VENUE OF ANY SUCH PROCEEDING IN SUCH COUNTY. EACH UNDERSIGNED PARTY AGREES THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE DULY EFFECTED UPON IT BY MAILING A COPY THEREOF, BY REGISTERED MAIL, POSTAGE PREPAID, TO EACH UNDERSIGNED PARTY.

              45. WAIVER OF JURY TRIAL. EACH UNDERSIGNED PARTY HEREBY WAIVES, AND MORTGAGEE BY ITS ACCEPTANCE HEREOF THEREBY WAIVES TRIAL BY JURY IN ANY LEGAL PROCEEDING INVOLVING DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACTOR OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATED TO THIS MORTGAGE OR THE RELATIONSHIP ESTABLISHED HEREUNDER, THIS PROVISION IS A MATERIAL INDUCEMENT FOR MORTGAGEE TO ENTER INTO, ACCEPT OR RELY UPON THIS MORTGAGE.








              IN WITNESS WHEREOF, Mortgagor has caused this Mortgage to be executed the day and year first above written and acknowledges receipt of a true copy of this Mortgage and Security Agreement.

                                        LANNETT COMPANY, INC.


                                        By: ______________________________


                                        Attest:___________________________








COMMONWEALTH OF PENNSYLVANIA:
                                 SS.
COUNTY OF PHILADELPHIA      :


              On this, the 30th day of April, 1999, before me the subscriber, a Notary Public in and for the Commonwealth of Pennsylvania, personally appeared _________________ who acknowledged himself to be the ______________________________ of LANNETT COMPANY, INC., a Delaware
corporation, and that he as such officer executed the foregoing instrument for the purposes therein contained.

              IN WITNESS WHEREOF, I have hereunto set my hand and notarial seal.

                               ________________
                                NOTARY PUBLIC
                            MY COMMISSION EXPIRES:











                              SECURITY AGREEMENT
                     (Accounts, Inventory and Equipment)


THIS AGREEMENT is made this 30th day of April, 1999, between FIRST UNION NATIONAL BANK, a national banking association (the "Bank"), and Lannett Company, Inc. (the "Debtor") with an office at 9000 State Road, Philadelphia, Pennsylvania 19136.

         Debtor is obligated to the Bank, pursuant to the terms of certain reimbursement agreements between Assignor and Assignee of even date herewith (collectively the "Reimbursement Agreement") in the amounts of $3,769,945.20 and $2,349,276.72 respectively (collectively the "Obligation"). As security for Debtor's obligations under the Reimbursement Agreement Debtor has agreed to enter into this Security Agreement.


1. DEFINITIONS. As used herein and in any separate agreement between the Bank and the Debtor in connection with this Agreement:

         (a) "Account" means any right to payment for goods sold or leased or for services rendered which is not evidenced by an Instrument or Chattel Paper, whether or not it has been earned by performance including all rights to payment under a charter or other contract involving the use or hire of a vessel and all rights incident to such charter or contract.

         (b) "Qualified Account" means any Account meeting all the following specifications: (i) it is lawfully owned by the Debtor and subject to no lien, security interest or prior assignment, and the Debtor has the right of assignment thereof and the power to grant a security interest therein;
                  (ii) it is a valid and enforceable Account, representing the undisputed indebtedness of an Account Debtor to the Debtor; (iii) it is not subject to any defense, set-off, counter-claim, credit, allowance or adjustment; (iv) no substantial part of any goods, the sale of which has given rise to the Account, has been returned, rejected, lost or damaged, (v) if it arises from the sale of goods by the Debtor, such sale was an absolute sale and not on consignment or on approval or on a sale or return basis nor subject to any other repurchase or return agreement, and such goods have been shipped to the Account Debtor; (vi) if it arises from the performance of services, such services have actually been performed; (vii) it arose in the ordinary course of the Debtor's business; (viii) no notice of the Bankruptcy, receivership, reorganization, insolvency, or financial embarrassment of the Account Debtor has been received; (ix) the Account Debtor is not a subsidiary or affiliate of the Debtor, does not control the Debtor, and is not under the control of or under common control with the Debtor; and (x) the Account meets such other specifications and requirements which may from time to time be established by the Bank.

         (c) "Account Debtor" means the Person who is obligated on an Account or General Intangible.

         (d) "Chattel Paper" means a writing or writings which evidence both a monetary obligation and a security interest in or a lease of specific goods.

         (e) "Collateral" means (i) all of the Debtor's Inventory now owned or hereafter acquired. (ii) all of the Debtor's Documents of Title now owned or hereafter acquired; (iii) all of the Debtor's Accounts now existing or hereafter arising; (iv) all of the Debtor's Farm Products now existing or hereafter arising; (v) all of the Debtor's General Intangibles, Chattel Paper and Instruments now existing or hereafter acquired or arising; (vi) all guarantees of the Debtor's existing and future Accounts and General Intangibles and all other security held by the Debtor for the payment or satisfaction thereof, (vii) the goods or the services, the sale or lease or performance of which gave rise to any Account or General Intangible of the Debtor, including any returned goods; (viii) all of the Debtor's Equipment now owned or hereafter acquired; (ix) any balance or share belonging to the Debtor of any deposit, agency or other account with any bank and any other amounts which may be owing from time to time by any bank to the Debtor; (x) all property of any nature whatsoever of the Debtor now or hereafter in the possession of or assigned or hypothecated to the Bank for any purpose: and (xi) all Proceeds of all of the foregoing, including all Proceeds of other Proceeds.

         (f) "Debtor" means the Person who executes this Agreement as such. The Debtor may be either a borrower from the Bank or a guarantor of the indebtedness of another to the Bank, and in either case is the Person obligated to pay the Liabilities secured hereby.

         (g) "Document of Title" means a bill of lading, dock warrant, dock receipt, warehouse receipt or order for the delivery of goods, and also any other document which in the regular course of business or financing is treated as adequately evidencing that the Person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.

         (h) "Farm Products" means crops or livestock or supplies used or produced in farming operations or products of crops or livestock in their unmanufactured states (such as ginned cotton, woolclip, maple syrup, milk and eggs), if they are in the possession of a Debtor engaged in raising, fattening, grazing or other farming operations.

         (i) "Equipment" means tangible personal property held by the Debtor for use primarily in business and includes equipment, machinery, furniture, fixtures, dies, tools, and all accessories and parts now or hereafter affixed thereto.

         (j) "General Intangibles" means all personal property of every kind and description of Debtor other than goods, Accounts, Chattel Paper, Documents of Title, Instruments and money, and includes without limitation choses in action, books, records, customer lists, tax, insurance and other kinds of refunds, patents, trademarks, copyrights, trade names, plans, licenses and other rights in personal property.

         (k) "Instrument" means a negotiable instrument or a security or any other writing which evidences a right to the payment of money and is not itself a security agreement or lease and is of a type which is, in ordinary course of business, transferred by delivery with any necessary endorsement or assignment.

         (1) "Inventory" means tangible personal property held by the Debtor for sale or lease or to be furnished under contracts of service, tangible personal property which the Debtor has so leased or furnished, and raw materials, work in process and materials used, produced or consumed in Debtor's business, and shall include tangible personal property returned to the Debtor by the purchaser following a sale thereof by the Debtor and tangible personal property represented by Documents of Title. All equipment, accessories and parts at any time attached or added to items of Inventory or used in connection therewith shall be deemed to be part of the Inventory.

         (m) "Liabilities" means all existing and hereafter incurred or arising indebtedness, obligations and liabilities of the Debtor to the Bank, whether absolute or contingent, direct or indirect and out of whatever transactions arising, and includes without limitation, all matured and unmatured indebtedness, obligations and liabilities of the Debtor under or in connection with existing and future loans and advances evidenced by promissory notes or otherwise, letters of credit, acceptances, all other extensions of credit, repurchase agreements, security agreements, mortgages, overdrafts, foreign exchange contracts and all other contracts for payment or performance, indemnities, and all indebtedness, obligations and liabilities under any guaranty or surety agreement, or as co-maker or co-obligor with any person for any of the foregoing, including without limitation all interest, expenses, costs (including collection costs) and fees (including reasonable attorney's fees and prepayment fees) incurred, arising or accruing (whether prior or subsequent to the filing of any bankruptcy petition by or against any Debtor) under or in connection with any of the foregoing, and further including all such indebtedness, obligations and liabilities of the Debtor (i) to others which the Bank may have obtained by assignment, participation, subrogation, merger or otherwise, and (ii) to subsidiaries of the Bank.

         (n) "Person" means an individual, a corporation, a government or governmental subdivision or agency or instrumentality, a business trust, an estate, a trust, a partnership, a cooperative, an association, two or more Persons having a joint or common interest, or any other legal or commercial entity.

         (o) "Proceeds" means whatever is received when Collateral is sold, exchanged, collected or otherwise disposed of, including without limitation insurance proceeds.

         (p) "Reimbursement Agreement" has the meaning set forth in the Background section of this Agreement.

2. SECURITY INTEREST IN COLLATERAL. As Security for the payment of the Liabilities the Debtor hereby assigns to the Bank and grants to the Bank a lien upon and security interest in the Collateral. Without the written consent of the Bank. the Debtor will not create, incur, assume or suffer to exist any other liens or security interests in the Collateral.

3. COLLECTION OF ACCOUNTS. The Bank hereby authorizes the Debtor to collect all Accounts from the Account Debtors. The Proceeds of Accounts so collected by the Debtor shall be received and held by the Debtor in trust for the Bank. Unless otherwise agreed by the Bank, the Debtor shall deliver to the Bank within one day of the receipt thereof by the Debtor all Proceeds in the form of cash, checks, drafts, notes and other remittances received in payment of or on account of any of the Debtor's Accounts. Such Proceeds shall be deposited in a special non-interest bearing bank account (the "Cash Collateral Account") maintained with the Bank over which the Bank alone shall have power of withdrawal. All Proceeds other than cash shall be deposited in precisely the form in which received, except for the addition thereto of the endorsement of the Debtor when necessary to permit collection of the items, which endorsement the Debtor agrees to make. The Debtor will not commingle any such Proceeds with any of the Debtor's other funds or property but will hold them separate and apart from any other funds or property and upon an express trust for the Bank until deposit thereof is made in the Cash Collateral Account. Periodically, at the Bank's discretion, the Bank will apply all or any part of the collected Proceeds of Accounts on deposit in the Cash Collateral Account to the payment in full or in part of such of the Liabilities and in such order as the Bank may elect. The authority hereby given to the Debtor to collect the Proceeds of Accounts in trust for the Bank may be terminated by the Bank at any time. The Bank shall have the right at any time, acting if it so chooses in the Debtor's name, to collect the Debtor's Accounts itself, to sell, assign, compromise, discharge or extend the time for payment of any Account, to institute legal action for the collection of any Account, and to do all acts and things necessary or incidental thereto. The Debtor hereby ratifies all that the Bank shall do by virtue hereof. The Bank may at any time, without notice to the Debtor, notify any Account Debtor that the Account payable by such Account Debtor has been assigned to the Bank and is to be paid directly to the Bank. At the Bank's request the Debtor shall so notify Account Debtors and shall indicate on all billings to Account Debtors that payments thereon are to be made to the Bank. Without the written consent of the Bank, the Debtor shall not compromise, discharge, extend the time for payment of or otherwise grant any indulgence or allowance with respect to any Account.

4. PROCESSING AND SALES OF INVENTORY. So long as the Debtor is not in default hereunder, the Debtor shall have the right, in the regular course of its business, to process and sell its Inventory.

5.       OTHER AGREEMENTS OF DEBTOR.

         (a) The Debtor shall keep complete and accurate books and records and make all necessary entries therein to reflect the quantities, costs, values and location of its Inventory and Equipment, and the transactions and facts giving rise to its Accounts and General Intangibles and all payments, credits and adjustments applicable thereto. The Debtor shall keep the Bank fully and accurately informed as to the location of all such books and records pertaining to the Collateral and shall permit the Bank's agents to have access to all such books and records and any other records pertaining to the Debtor's business which the Bank may request and, if deemed necessary by the Bank, to remove them from the Debtor's place of business or any other place where the same may be found for the purpose of examining, auditing and copying the same. Any of the Debtor's books and records so removed by the Bank's agents shall be returned to the Debtor by the Bank as soon as the Bank shall have completed its inspection, audit or copying thereof. The Bank shall have the right to communicate with Account Debtors and Debtor's accountant to the extent reasonably necessary to verify account balances and any information provided by the Debtor. The Bank's right to take possession of the Debtor's books and records pertaining to the Collateral shall be enforceable at law by action of replevin or by any other appropriate remedy at law or in equity, and the Debtor consents to the entry of judicial orders or injunctions enforcing such right without any notice to the Debtor or any opportunity to be heard.

         (b) In the event that any lien, assessment or tax liability against the Debtor shall arise, whether or not entitled to priority over the security interest of the Bank created hereby, the Debtor shall give prompt notice thereof in writing to the Bank. The Bank shall have the right (but shall be under no obligation) to pay any tax or other liability of the Debtor deemed by the Bank to affect its interest. The Debtor shall repay to the Bank any sums which the Bank shall have so paid, together with interest thereon at the rate payable by the Debtor, at the time of payment by the Bank, with respect to the Liabilities (or the highest such rate, if there be more than one;, but in no event less than six percent (6%) per annum and the Debtor's liability to the Bank for such repayment with interest shall be included in the Liabilities. In addition, the Bank shall be subrogated to the extent of the payment made by it to all rights of the recipient of such payment against the assets of the Debtor. The Debtor shall furnish to the Bank at such times as the Bank may require proof satisfactory to the Bank of the making of payments or deposits required by applicable law with respect to amounts withheld by the Debtor from wages and salaries of employees and amounts contributed by the Debtor on account of federal and other income or wage taxes and amounts due under the Federal Insurance Contributions Act. The Debtor represents, warrants and agrees that, in respect to all employee pension or other benefit plans maintained by the Debtor or any of its subsidiaries, the Debtor is in full compliance, and will continue to comply fully, with the Employee Retirement Income Security Act of 1974, as amended and all rules and regulations adopted thereunder or pursuant thereto. The Debtor continuously represents and warrants to the Bank that all Collateral consisting of goods has been and will continue to be produced in compliance with the requirements of the Fair Labor Standards Act, including Sections 206 and 207 thereof, and will immediately notify Bank if Debtor has any reason to believe otherwise.

         (c) If any of the Debtor's Accounts or General Intangibles arises out of a contract with the United States or any department, agency or instrumentality thereof, the Debtor will immediately notify the Bank thereof in writing and execute any instruments and take any steps required by the Bank in order that the security interest of the Bank hereunder in the Debtor's General Intangibles under such contract and in all Accounts arising thereunder and in the Proceeds thereof shall be perfected under the provisions of the Federal Assignment of Claims Act.

         (d) If any of the Debtor's Accounts is or becomes evidenced by a promissory note, a trade acceptance or any other instrument for the payment of money, the Debtor will promptly deliver such instrument to the Bank appropriately endorsed to the Bank's order. Regardless of the form of such endorsement, the Debtor hereby waives presentment, demand, notice of dishonor, protest and notice of protest and all other notices with respect thereto.

         (e) The Debtor will keep its Inventory and Equipment insured against such casualties and in such amounts as the Bank shall require. All insurance policies shall be written for the benefit of the Debtor as the insured, and shall name the Bank as loss payee, and such policies shall be delivered to and held by the Bank. All such policies of insurance shall provide for at least ten days' advance notice in writing to the Bank of any cancellation thereof, and shall insure Bank notwithstanding the act or neglect to act of Debtor. If the Debtor fails to pay the premiums on any such insurance, the Bank shall have the right (but shall be under no obligation) to pay such premiums for the Debtor's account. The Debtor shall repay to the Bank any sums which the Bank shall have so paid, together with interest thereon at the rate payable by the Debtor, at the time of payment by the Bank, with respect to the Liabilities (or the highest such rate, if there be more than one), but in no event less than six percent (6%) per annum and the Debtor's liability to the Bank for such repayment with interest shall be included in the Liabilities. The Debtor hereby assigns to the Bank any return or unearned premium which may be due upon cancellation of any such policies for any reason whatsoever and directs the insurers to pay to the Bank any amounts so due. The Debtor's rights to receive payment of such return or unearned premiums and the proceeds of any such insurance are included in the Accounts and General Intangibles which are hereby subjected to a security interest.

         (f) The Debtor will maintain the Equipment in good condition and repair, and will pay the cost of repairs to or maintenance of the same and will not permit anything to be done that may impair the value of the Equipment.

         (g) The Bank shall have the right to take possession of any Inventory and the Debtor hereby assigns to the Bank its right of stoppage in transit with respect to any Inventory. All costs of transportation, packing, storage and insurance of any Inventory which the Bank may take into its possession shall be promptly repaid to the Bank by the Debtor, together with interest thereon at the rate payable by the Debtor, at the time of payment by the Bank, with respect to the Liabilities (or the highest such rate, if there be more than one), but in no event less than six percent (6%) per annum and the Debtor's liability to the Bank for such repayment with interest shall be included in the Liabilities. If any of the Debtor's Inventory is or becomes represented by a Document of Title, the Bank may require that such Document of Title be in such form as to permit the Bank or anyone to whom the Bank may negotiate the same to obtain delivery of the Inventory represented thereby, and that it be delivered into the possession of the Bank.

         (h) At such intervals as the Bank may require, the Debtor shall submit to the Bank a schedule reflecting in form and detail satisfactory to the Bank the quantities, cost and value of its Inventory and Equipment, and the amounts of all its outstanding Accounts and the amount of the Accounts which are Qualified Accounts and the value of all its General Intangibles. The Bank may also require the Debtor to submit to the Bank copies of the invoices pertaining to all or any of its Accounts and evidence of shipment of the Inventory the sale or leasing of which have given rise to such Accounts.

         (i) The Debtor shall promptly notify the Bank of any event causing deterioration, loss or depreciation in value of any substantial portion of the Debtor's Inventory or Equipment and the amount of such loss or depreciation. The Debtor shall permit the Bank's agents to have access to its Inventory and Equipment from time to time, as requested by the Bank, for purposes of examination, inspection, and appraisal thereof and verification of the Debtor's records pertaining thereto. Upon demand by the Bank, in the case of Inventory and upon default by the Debtor in the case of Equipment, the Debtor shall assemble the Inventory and Equipment and make them available to the Bank at such place as may be designated by the Bank which is reasonably convenient to both parties. At the request of the Bank, the Debtor shall lease warehousing space in the Debtor's own premises to the Bank for the purpose of taking any Inventory into the custody of the Bank without removal thereof from such premises and will erect such structures and post such signs as the Bank may require in order to place such Inventory under the exclusive control of the Bank.

         (j) The Debtor will promptly notify the Bank (i) of any material adverse change in the Debtor's financial condition or in the financial condition of any Account Debtor or in the collectibility of any of its Accounts, (ii) of all claims, rejections, returns and adjustments which may result in a reduction of the liability of any Account Debtor on an Account, and (iii) of any Qualified Account which shall cease for any reason to meet the specifications fixed hereby for Qualified Accounts.

         (k) The Debtor warrants that the Debtor's chief executive office and all of its offices where it keeps its records concerning the Collateral, all locations at which it keeps its Inventory and Equipment and all locations at which it maintains a place of business are listed in Section 18 hereof. Debtor further warrants that Debtor has no plans for the removal of the Collateral to any location not set forth in Section 18. The Debtor shall promptly notify the Bank in writing of any change in the Debtor's name, chief executive office or the location of the Debtor's records, of any change in the location of the Collateral, of any change in the location of any place of business and of the establishment of any new place of business. If any of the Collateral or any of the Debtor's records concerning the Collateral are at any time to be located on premises leased by the Debtor or on premises owned by the Debtor, subject to a mortgage or other lien, the Debtor shall obtain and deliver to the Bank, prior to the delivery of any Collateral or records concerning the Collateral to said premises, an agreement in form satisfactory to the Bank, waiving the landlord's or mortgagee's or lienholder's rights to enforce any claim against the Debtor for moneys due under the lease, mortgage or other lien by levy of distraint or other similar proceedings against the Collateral or the Debtor's records concerning the Collateral and assuring the Bank's ability to have access to the Collateral and the Debtor's records concerning the Collateral in order to exercise its rights hereunder to take possession thereof.

         (1) The Debtor shall pay to the Bank on demand, with interest at the rate payable by the Debtor, at the time of payment by . the Bank, with respect to the Liabilities (or the highest such rate, if there be more than one), but in no event less than six percent (6%) per annum, any and all expenses (including reasonable attorney's fees and legal expenses, filing fees, searches, and termination costs), which may have been incurred by the Bank (i) to enforce payment of any Account or to enforce any General Intangibles or to enforce any of the Liabilities, whether as against an Account Debtor, the Debtor or any guarantor or surety of any Account Debtor or of the Debtor; or (ii) in the enforcement, prosecution or defense of any action growing out of or connected with the subject matter of this Agreement, the Liabilities, the Collateral or any of the Bank's rights therein or thereto; or (iii) in connection with the custody, preservation, use, operation, preparation for sale or sale of any Collateral; or (iv) in connection with preparation and completion of this Agreement and any and all related agreements and consummation of the financing arrangements described herein and any modification or extension hereof, or (v) with respect to the enforcement, protection or preservation from time to time of the Bank's rights under this Agreement or with respect to the Collateral. The Debtor's liability to the Bank for such repayment with interest shall be included in the Liabilities and is secured by the Collateral.

         (m) The Debtor shall provide the Bank with all financial statements or other financial documents as the Bank may from time to time require. The Debtor further covenants and agrees to execute from time to time any and all agreements and documents (including financing statements) which the Bank may request in order to perfect its lien on the Collateral and otherwise carry out the provisions of this Agreement. The Debtor further authorizes the Bank to file a carbon, photographic or other reproduction of this Agreement or a financing statement previously filed under this Agreement as a financing statement in any jurisdiction. If certificates of title are issued or outstanding with respect to any of the Collateral, the Debtor will cause the security interest of the Bank to be properly noted thereon and will promptly deliver such certificates to the Bank.

         (n) Without the prior written consent of the Bank, the Debtor shall not sell or otherwise dispose of its Equipment and, except in the ordinary course of business, the Debtor shall not sell or dispose of its Inventory.

6.       ENVIRONMENTAL MATTERS.

         (a) As used in this Agreement, the following terms shall have the following meanings: (i) "Environmental Laws" means any and all applicable federal, state and local environmental laws, rules and regulations whether now existing or hereafter enacted together with all amendments, modifications and supplements thereof, and (ii) "Hazardous Materials" means any contaminants, hazardous substances, regulated substances, or hazardous wastes which may be the subject of liability pursuant to any Environmental Law.

         (b) The Debtor represents and warrants that no property owned or leased by the Debtor or any subsidiary of the Debtor is in violation of any Environmental Laws, no Hazardous Materials are present on said property and neither the Debtor nor any subsidiary of the Debtor has been identified in any litigation, administrative proceedings or investigation as a responsible party for any liability under any Environmental Laws.

         (c) The Debtor shall not use, generate, treat, store, dispose of or otherwise introduce, or permit any subsidiary to use, generate, treat, store, dispose of or otherwise introduce, any Hazardous Materials into or on any property owned or leased by the Debtor, and will not, and will not permit any subsidiary to, cause, suffer, allow or permit anyone else to do so, except in an environmentally safe manner through methods which have been approved by and meet all of the standards of the federal Environmental Protection Agency and any other federal, state or local agency with authority to enforce Environmental Laws. The Debtor hereby agrees to indemnify, reimburse, defend and hold harmless the Bank and its directors, officers, agents and employees ("Indemnified Parties") for, from and against all demands, liabilities, damages, costs, claims, suits, actions, legal or administrative proceedings, interest, losses, expenses and reasonable attorney's fees (including any such fees and expenses incurred in enforcing this indemnity) asserted against, imposed on or incurred by any of the Indemnified Parties, directly or indirectly pursuant to or in connection with the application of any Environmental Law, to acts or omissions occurring at any time on or in connection with any property owned or leased by the Debtor or any subsidiary of the Debtor or any business conducted thereon.

7. DEFAULT. The Debtor shall be in default hereunder upon the occurrence of any of the following events:

         (a) The nonpayment when due of any amount payable on any of the Liabilities by the Debtor or by any other person liable, either absolutely or contingently, for payment, including endorsers, guarantors and sureties (each such person is referred to as a "Obligor");

         (b) If the Debtor or any Obligor has failed to observe or perform any existing or future agreement of any nature whatsoever with the Bank (other than those described in clause (a) above);

         (c) If any representation, warranty, certificate, financial statement or other information made or given by the Debtor or any Obligor to the Bank is materially incorrect or misleading;

         (d) If the Debtor or any Obligor shall become insolvent or make an assignment for the benefit of creditors or if any petition shall be filed by or against the Debtor or any Obligor under any bankruptcy or insolvency law;

         (e) The entry of any judgment against the Debtor or any Obligor which remains unsatisfied for 15 days or the issuance of any attachment, tax lien, levy or garnishment against any property of material value in which the Debtor or any Obligor has an interest;

         (f) If any attachment, levy, garnishment or similar legal process is served upon the Bank as a result of any claim against the Debtor or any Obligor or against any property of the Debtor or any Obligor;

         (g) The dissolution, merger, consolidation or change in control (as control is defined in Rule 12b-2 under the Securities Exchange Act of 1934) of any Debtor which is a corporation or partnership, or the sale or transfer of any substantial portion of any Debtor's assets, or if any agreement for such dissolution, merger, or consolidation, change in control, sale or transfer is entered into without the written consent of Bank;

         (h)      The death of any Debtor or Obligor who is a natural person;

         (i) If the Bank determines reasonably and in good faith that an event has occurred or a condition exists which has had, or is likely to have, a material adverse effect on financial condition or creditworthiness of the Debtor or any Obligor;

         (j) If the Debtor or any Obligor shall fail to remit promptly when due to the appropriate government agency or authorized depository, any amount collected or withheld from any employee of the Debtor for payroll taxes, Social Security payments or similar payroll deductions;

         (k) If any Obligor shall attempt to terminate or disclaim such Obligor's liability for the Liabilities;

         (1) If the Bank shall reasonably and in good faith determine and notify the Debtor that any collateral is insufficient as to quality or quantity;

         (m) If the Debtor shall fail to pay when due any material indebtedness for borrowed money other than to the Bank; or

         (n) If the Debtor shall be notified of the failure of the Debtor or any Obligor to provide such financial and other information promptly when reasonably requested by the Bank.

         (o)      If the Debtor is in default under the Reimbursement
                  Agreement.

8. ACCELERATION AND ENFORCEMENT RIGHTS. Whenever the Debtor shall be in default as aforesaid, (i) the Bank may declare the entire unpaid amount of such of the Liabilities as are not then due and payable to become immediately due and payable without notice to or demand on any Obligor; and (ii) the Bank may at its option exercise from time to time any or all rights and remedies available to it under the Uniform Commercial Code or otherwise available to it, including the right to collect, receipt for, settle, compromise, adjust, sue for, foreclose or otherwise realize upon any of the Collateral and to dispose of any of the Collateral at public or private sale(s) or other proceedings, with or without advertisement, and the Debtor agrees that the Bank or its nominee may become the purchaser at any such sale(s). Bank shall have the unconditional right to retain and obtain the full benefit of all Collateral until all Liabilities of the Debtor to the Bank are paid and satisfied in full. If any notification of intended disposition of the Collateral is required by law, such notice shall be deemed reasonable if mailed at least 7 days before such disposition addressed to the Debtor at its Address shown herein. If any Note secured hereby is payable on demand, Bank's right to require payment shall not be restricted or impaired by the absence, non-occurrence or waiver of an Event of Default, and it is understood that if such Note is payable on demand, the Bank may require payment at any time.

9. APPLICATION OF COLLATERAL. The Proceeds of any Collateral received by the Bank at any time before or after default, whether from sale of Collateral or otherwise, may be applied to the payment in full or in part of such of the Liabilities and in such order as the Bank may elect. The Debtor, to the extent that it has any right, title or interest in any of the Collateral, authorized Bank to proceed against the Collateral in any order that Bank may determine and waives and releases any right to require the Bank to collect any of the Liabilities from any source other than from the Collateral under any theory of marshalling of assets, or otherwise, and specifically authorizes the Bank to proceed against any of the Collateral in which the Debtor has a right, title or interest with respect to any of the Liabilities in any manner that the Bank may determine.

10. POWER OF ATTORNEY. The Debtor does hereby appoint any officer or agent of the Bank as the Debtor's true and lawful attorney in-fact, with power to endorse the name of the Debtor upon any notes, checks, drafts, money orders, or other instruments of payment or Collateral that may come into possession of Bank; to sign and endorse the name of the Debtor upon any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against Account Debtors, assignments, verifications and notices in connection with Accounts, and any instruments or documents relating thereto or to the Debtor's rights therein; and to give written notice to such office and officials of the United States Postal Service to effect such change or changes of address so that all mail addressed to the Debtor may be delivered directly to Bank (Bank will return all mail not related to the Liabilities or the Collateral); granting unto Debtor's said attorney full power to do any and all things necessary to be done with respect to the above transactions as fully and effectually as Debtor might or could do, and hereby ratifying all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be irrevocable for the term of this Agreement and all transactions hereunder.

11. TERM. The term of this Agreement shall commence with the date hereof and end on the date when, after receipt of written notice of the termination of this Agreement from either party to the other, which notice may be given by either party at any time, there shall be no Liabilities outstanding.

12. SUCCESSORS AND ASSIGNS. All provisions herein shall inure to, and become binding upon, the heirs, executors, administrators, successors, representatives, receivers, trustees and assigns of the parties, provided, however, that this Agreement shall not be assignable by the Debtor without the prior written approval of the Bank.

13. CONFESSION OF JUDGMENT. The Debtor hereby irrevocably authorizes and empowers any attorney of any court of record to appear for and confess judgment against the Debtor for the unpaid amount of the Liabilities as evidenced by an affidavit signed by an officer of the Bank setting forth the amount then due, plus 15% thereof, but no less than $5,000, as an attorney's commission, with costs of suit, release of errors, and without right of appeal. If a copy hereof, verified by an affidavit, shall have been filed in said proceeding, it shall not be necessary to file the original as a warrant of attorney. The Debtor waives the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect. No single exercise of the foregoing warrant and power to confess judgment shall be deemed to exhaust the power, whether or not any such exercise shall be held by any -court to be invalid, voidable, or void, but the power shall continue undiminished and may be exercised from time to time as often as the Bank shall elect, until all Liabilities have been paid in full.

14. THE DEBTOR'S AUTHORITY AND CAPACITY, ETC. The Debtor represents and warrants that the Bank is obtaining and shall maintain at all times a first lien on all of the Collateral. If the Debtor is a corporation, the Debtor further represents and warrants that it is duly organized, validly in existence and in good standing in its state of incorporation and any other state where the nature or extent of its business requires qualification, that the execution and performance by the Debtor of this Agreement and any related agreements is authorized by the Debtor's Board of Directors and does not violate the Articles of Incorporation or by-laws of the Debtor or any other Agreement or contract by which the Debtor is bound. The Debtor represents and warrants that this Agreement is the legal, valid and binding obligation of the Debtor enforceable against the Debtor in accordance with its terms.

15. CONSENT TO JURISDICTION AND VENUE. IN ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER, EACH UNDERSIGNED PARTY HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN ANY COUNTY IN THE COMMONWEALTH OF PENNSYLVANIA WHERE THE BANK MAINTAINS AN OFFICE AND AGREES NOT TO RAISE ANY OBJECTION TO SUCH JURISDICTION OR TO THE LAYING OR MAINTAINING OF THE VENUE OF ANY SUCH PROCEEDING IN SUCH COUNTY. EACH UNDERSIGNED PARTY AGREES THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE DULY EFFECTED UPON IT BY MAILING A COPY THEREOF, BY REGISTERED MAIL, POSTAGE PREPAID, TO EACH UNDERSIGNED PARTY.

16. WAIVER OF JURY TRIAL. EACH UNDERSIGNED PARTY HEREBY WAIVES, AND THE BANK BY ITS ACCEPTANCE HEREOF THEREBY WAIVES, TRIAL BY JURY IN ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK TO ENTER INTO, ACCEPT OR RELY UPON THIS AGREEMENT.

17. MISCELLANEOUS. The construction and interpretation of this Agreement and all agreements shall be governed by the laws of the Commonwealth of Pennsylvania. No modification hereof shall be binding or enforceable unless in writing and signed by the party against whom enforcement is sought. If any provision of this Agreement is determined to be unenforceable or invalid, such determination shall not affect or impair the remaining provisions of this Agreement. No rights are intended to be created hereunder for the benefit of any third party beneficiary hereof. The individual signatory(ies) on behalf of the Debtor represents that he (they) is (are) authorized to execute this Agreement on behalf of the Debtor. This Agreement supplements the Debtor's obligations under any promissory notes or separate agreements with the Bank.

18. LOCATIONS OF DEBTOR. The Debtor represents and warrants that the following addresses (together with any additional addresses which may be shown on any attached schedule) correctly set forth all of the locations where the Debtor maintains a place of business, its records or the Collateral.

         Chief Executive Office:   9000 State Road, Philadelphia, PA 19136

19. NAME OF DEBTOR. The Debtor represents and warrants that the name of the Debtor shown on this Agreement is the correct, full legal name of the Debtor and that the Debtor has not at any time changed its name, identity or corporate structure, been the surviving corporation in a merger, acquired any other business, or engaged in business under an assumed name or trade name except as set forth below.









         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto under seal and intending to be legally bound on the day and year first above written.

                                    FIRST UNION NATIONAL BANK


                                    By ___________________________

                                    LANNETT COMPANY, INC.

                                    By ___________________________
                                    Name:
                                    Title:













                      ENVIRONMENTAL INDEMNITY AGREEMENT


                  THIS ENVIRONMENTAL INDEMNITY AGREEMENT (this "Agreement") made this 30th day of April, 1999 by LANNETT COMPANY, INC.("Indemnitor"), in favor of First Union National Bank ("Lender").

         A. Lender and Indemnitor have entered into (i) a reimbursement agreement of even date herewith, pursuant to which Lender shall issue a letter of credit in the amount of $3,769,945.20 on behalf of Indemnitor, and
(ii) a reimbursement agreement of even date herewith, pursuant to which Lender shall issue a letter of credit in the amount of $2,349,276.72 on behalf of Indemnitor. Collectively, the transactions referred to in (i) and
(ii) above are referred to as the "Loan", and the reimbursement agreements are referred to herein as the "Reimbursement Agreement."

         B. The Loan shall be governed by the terms of the Reimbursement Agreement between Indemnitor and Lender, and secured by a certain mortgage (the "Mortgage") encumbering certain property of Indemnitor, as more fully described on Exhibit "A" attached hereto and made a part hereof (the "Property"). The Reimbursement Agreement, and Mortgage and other documents are each a "Loan Document" and are referred to hereinafter collectively as the "Loan Documents".

         C. As a condition to entering into the Reimbursement Agreement, the Lender requires that the Indemnitor execute and deliver this Agreement in favor of the Lender.

         D. To induce the Lender to make the Loan, the Indemnitor desires to execute and deliver this Agreement for the benefit of the Lender.

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

         "Agreed Rate" means a rate per annum equal to the interest rate per annum determined under the Reimbursement Agreement.

         "CERCLA" means the Comprehensive Environmental Response
Compensation, and Liability Act of 1980 (42 U.S.C. ss.9601, et seq.), as heretofore or hereafter amended from time to time.

         "Environmental Laws" collectively means and includes all present and future laws and any amendments (whether common law, statute, rule, order, regulation or otherwise), permits, and other requirements or guidelines of governmental authorities applicable to the Property and relating to the environment and environmental conditions or to any Hazardous Substance or Hazardous Substance Activity (including, without limitation, CERCLA, the Federal Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss.6901, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. ss.6901, et seq., the Federal Water Pollution Control Act, 33 U.S.C. ss.1251, et seq., the Clean Air Act, 33 U.S.C. ss.7401, et seq., the Clean Air Act, 42 U.S.C. ss.7401, et seq., the Toxic Substances Control Act, 15 U.S.C. ss.2601-2629, the Safe Drinking Water Act, 42 U.S.C. ss.300f-300j, the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. ss.1101, et seq., and any so-called "Super Fund" or "Super Lien" law, environmental laws administered by the Environmental Protection Agency, the Pennsylvania Solid Waste Management Act, 35 P.S. ss.ss.6018.101-108, the Pennsylvania Hazardous Sites Cleanup Act, 35 Pa. C.S.A. ss.ss.6020.101, et seq., any similar state and local laws and regulations, all amendments thereto and all regulations, orders, decisions, and decrees now or hereafter promulgated thereunder).

         "Environmental Losses" means Losses (as hereinafter defined) suffered or incurred by the Lender, arising out of or as a result of: (i) the occurrence, prior to a Foreclosure Transfer (as hereinafter defined), of any Hazardous Substance Activity; (ii) any violation, prior to a Foreclosure Transfer, of any applicable Environmental Laws, Federal, state or local, relating to the Property or to the ownership, use, occupancy, or operation thereof; (iii) any investigation, inquiry, order, hearing, action, or other proceeding by or before any governmental agency in connection with any Hazardous Substance Activity occurring or allegedly occurring prior to a Foreclosure Transfer; (iv) any claim, demand or cause of action, or any action or other proceeding, whether meritorious or not, brought or asserted against the Lender, regardless of when such claim, demand, or cause of action or other proceeding brought or asserted, which directly or indirectly relates to, arises from or is based on any of the matters described in Clause (i),
(ii) or (iii) or any allegation of any such matters.

         "Foreclosure Transfer" means the transfer of title to all or any part of the Property at a foreclosure sale under the Mortgage, either pursuant to judicial decree or the power of sale contained in the Mortgage, or by deed in lieu of such foreclosure, or under the jurisdiction of a Bankruptcy court.

         "Hazardous Substance" means, at any time, (i) asbestos and any asbestos containing material and any substance that is then defined or listed in, or otherwise classified pursuant to, any Environmental Laws or any applicable laws or regulations as a "hazardous substance", "hazardous material", "hazardous waste", "infectious waste", "toxic substance", "toxic pollutant" or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, or "EP toxicity", (ii) any petroleum and drilling fluids, produced waters, and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources and (iii) petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive matter, and medical waste.

         "Hazardous Substance Activity" means any actual use, packaging, labeling, treatment, leaching, spill, cleanup, storage, holding, existence, release, emission, discharge, generation, processing, abatement, removal, disposition, handling or transportation of any Hazardous Substance from, under, into or on the Property or surrounding property (but only concerning surrounding property to the extent of seepage, release, discharge, migration, disposal or other actions from the Property to the surrounding property or from the surrounding property to the Property).

         "Losses" means any and all losses, liabilities, damages, demands, claims, actions, judgments, causes of action, assessments, penalties, costs and expenses incurred by the Lender (including, without limitation, all amounts contributed for investigation, monitoring, remediation, response action, removal, restoration and permit acquisition and the reasonable fees and disbursements of outside legal counsel, environmental experts, and accountants and the reasonable charges of in-house legal counsel and accountants). In addition, "Losses" also means all foreseeable and unforeseeable consequential damages.

         2. Indemnification. Indemnitor hereby agrees to indemnify, defend (with attorneys acceptable to the Lender) and hold harmless the Lender and its directors, officers, employees, partners, attorneys, agents, successors and assigns from and against any and all Environmental Losses.

         3. Use of Property. Without limiting the provisions of Section 2 hereof, the Property is not now used and shall not hereafter be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce, process or in any manner deal with Hazardous Substances, and no Hazardous Substances are installed, placed or in any manner dealt with on the Property, except as permitted under Section 6 hereof.

         4. Compliance with Environmental Laws. Indemnitor has complied, and shall comply and cause all tenants and other occupants of the Property to comply, with all Environmental Laws which apply or pertain to the Property to the uses thereon or therein by any tenant or occupant. Indemnitor acknowledges that Hazardous Substances may permanently and materially impair the value and use of the Property and that breach of this covenant constitutes willful misconduct and intentional waste of the Property.

         5. Site Visits, Observations and Testing. Lender and its agents and representatives shall have the right at any reasonable time to enter and visit the Property and the improvements located on the Property ("Improvements") for the purposes of observing the Property, taking and removing soils or groundwater samples, and conducting tests on any part of the Property or the Improvements. Lender is under no duty, however, to visit or observe the Property or to conduct tests, and any such acts by Lender shall be solely for the purpose of protecting Lender's security and preserving Lender's rights. No site visit, observation or testing by Lender shall result in a waiver of any default of Indemnitor or impose any liability on Lender. In no event shall any site visit, observation or testing by Lender by a representation that Hazardous Substances are or are not present in, on or under the Property or the Improvements, or that there has been or shall be compliance with any Environmental Law or any other applicable governmental law. Neither Indemnitor nor any other person or entity is entitled to rely on any site visit, observation or testing by Lender. Lender owes no duty of care to protect Indemnitor or any other person or entity from or against, or to inform Indemnitor or any other person or entity of, any Hazardous Substances or any other adverse condition affecting the Property or the Improvements. Lender shall not be obligated to disclose to Indemnitor or any other person or entity any report or findings made as the result of, or in connection with, any site visit, observation or testing by Lender. In each instance, Lender shall give Indemnitor reasonable notice before entering the Property or the Improvements. Lender shall make reasonable efforts to avoid interfering with Indemnitor's use of the Property or the Improvements in exercising any rights provided in this section.

         6. Exception for Ordinary and Reasonable Use of Hazardous Substances Permitted by Law. Nothing in this Agreement shall preclude Indemnitor from using Hazardous Substances, provided such use is permitted by applicable Environmental Laws, and provided the Hazardous Substances are of such types and in such quantities as is ordinary and reasonable in the operation or maintenance of the Property or in the ordinary course of business of Indemnitor.

         7. Independent Obligations. The obligations of Indemnitor under this Indemnity are independent of, and shall not be measured or affected by (i) any amounts at any time owing under the Loan, or secured by the Mortgage,
(ii) the sufficiency or insufficiency of any collateral (including, without limitation, the Property) given to the Lender to secure repayment of the Loan, (iii) the consideration given by the Lender or any other party in order to acquire the Property or any portion thereof, (iv) the modification, expiration or termination of any of the documents or instruments relating to the Loan, (v) the discharge or repayment in full of the Loan (including, without limitation, by amounts paid or credit bid at a foreclosure sale or by discharge in connection with a deed in lieu of foreclosure), or (vi) any extension of time for performance under the Loan Documents.

         8. Rights Cumulative. The rights of the Lender under this Indemnity shall be in addition to any other rights and remedies of the Lender against Indemnitor under the Loan Documents or at law or in equity (including, without limitation, any right of reimbursement or contribution pursuant to CERCLA), and shall not in any way be deemed a waiver of any such rights.

         9. Payment of Obligations. All obligations of Indemnitor hereunder shall be payable on demand and any amount due and payable hereunder to the Lender by Indemnitor which is not paid within five (5) days after written demand therefor from the Lender shall bear interest from the date of such demand at the Agreed Rate.

         10. Confession of Judgment. Upon the occurrence of any event of default, Indemnitor irrevocably authorizes the prothonotary or any attorney of any court of record in Pennsylvania or elsewhere to appear for and confess judgment against the Indemnitor for any and all amounts unpaid under this Agreement, including interest therefrom to date of payment (such amount and the occurrence of such event of default to be evidenced by a complaint or an affidavit signed by an officer of the Lender), together with fees of counsel, disbursements and costs of suit, releasing all errors and waiving rights of appeal. If a copy of this Agreement, verified by affidavit, shall have been filed in such proceeding, it shall not be necessary to file the original as a warrant of attorney. Indemnitor waives the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect. No single exercise of this warrant and power to confess judgment shall be deemed to exhaust this power, whether or not any such exercise shall be held by any court to be invalid, voidable or void, but this power shall continue undiminished and may be exercised from time to time as often as the Lender shall elect until all amounts due under this Agreement shall have been paid in full.

         11. Notice of Actions. Indemnitor shall immediately notify the Lender in writing of (i) any governmental or regulatory actions instituted or threatened in writing under any Environmental Laws affecting the Property or any indemnity hereunder, including, without limitation, any notice of inquiry, inspection, abatement or noncompliance, (ii) all claims made or threatened in writing by any third party against Indemnitor or the Property relating to any Hazardous Substance or a violation of Environmental Laws, and
(iii) Indemnitor's discovery of any occurrence or condition on the Property or any real property adjoining the Property which could subject Indemnitor or the Property to a claim under any Environmental Law or to any restrictions on ownership, occupancy, transferability or use of the Property under any Environmental Law in connection with the matters covered by this Indemnity.

         12. Notice of Claim. The Lender agrees that it shall provide Indemnitor with written notice of any claim or demand which the Lender has determined could give rise to a right of indemnification under this Indemnity. Such notice shall be given promptly after the Lender becomes aware of facts that render the indemnities herein applicable and shall specify, to the best of the Lender's knowledge, the facts giving rise to the alleged claim, and the amount to the extent determinable, of liability for which indemnity is asserted. Indemnitor agrees that in any action, suit or proceeding brought against the Lender, the Lender may be represented by counsel also representing Indemnitor and mutually acceptable to Indemnitor and the Lender, except that in the case of (a) conflict of interest by said counsel in representing both Indemnitor and the Lender, (b) the existence of adverse interests between Indemnitor and the Lender, or (c) said counsel not being satisfactory to the Lender or not defending the Lender in a satisfactory manner, in the Lender's sole discretion, then the Lender shall have the right to be represented by counsel of its choice without affecting or otherwise impairing the indemnities hereunder and, to the extent fees and disbursements of the Lender's counsel (either representing both the Lender and Indemnitor or the Lender alone) are incurred in protecting the Lender's interest, Indemnitor agrees to pay such fees and disbursements within fifteen
(15) days after demand and if not paid within such 15-day period, shall bear interest from the date of such demand at the Agreed Rate. The Lender agrees that it will not settle or otherwise compromise any such action, suit or proceeding without the prior written consent of Indemnitor, which consent shall not be unreasonably withheld or delayed. Indemnitor also agrees that it will not settle or compromise such action, suit or proceeding without the Lender's prior written consent which will not be unreasonably withheld.

         13. Attorneys' Fees. If the Lender retains counsel for advice or other representation in any litigation, contest, dispute, suit or proceeding (whether instituted by the Lender, Indemnitor, or any other party, including any governmental agency charged with enforcement of any Environmental Laws) in any way relating to this Indemnity and the indemnities described herein, or to enforce the indemnities hereunder, then all of the attorneys' fees arising from such services and all related expenses and court costs shall be payable by Indemnitor within fifteen (15) days of demand, and if not paid within such 15 day period shall bear interest from the date of demand at the Agreed Rate.

         14. Survival of Indemnitor's Obligations. (a) The obligations of Indemnitor hereunder shall remain in full force without regard to, and shall not be impaired by the following, any of which may be taken in such manner, upon such terms and at such times as the Lender, in its sole discretion, deems advisable without the consent of, or notice to, Indemnitor, nor shall any of the following give Indemnitor any recourse or right of action against the Lender: (1) any express or implied amendment, modification, renewal, supplement, extension or acceleration of or to any of the Loan Documents; (2) any exercise or non-exercise by the Lender of any right or privilege under any of the Loan Documents; (3) any Bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Indemnitor, or any affiliate thereof, or any action taken with respect to this Indemnity by any trustee or receiver, or by any court, in any such proceeding, whether or not Indemnitor shall have had notice or knowledge of any of the foregoing; (4) any release, waiver or discharge of Indemnitor or any endorser from liability under any of the Loan Documents (other than liability under this Indemnity) or any grant to the Lender of a security interest, lien or encumbrance in any of Indemnitor's property; (5) any subordination, compromise, settlement, release (by operation of law or otherwise), discharge, collection, or liquidation of any of the Loan Documents or any collateral described in any of the Loan Documents or otherwise, or any substitution with respect thereto; (6) any assignment or other transfer of any of the Loan Documents, in whole or in part; (7) any acceptance of a partial performance of any of the obligations of Indemnitor;
(8) any consent to the transfer of any collateral described in the Loan Documents; (9) any bid or purchase at any sale of the collateral described in the Loan Documents; and (10) any acts of Lender with respect to any Hazardous Substance other than those acts which constitute the gross negligence or willful misconduct of the Lender.

                  (b) Indemnitor unconditionally and jointly and severally waives: (1) any right to require the Lender to exhaust any collateral described in the Loan Documents or to pursue any other remedy whatsoever; (2) any defense arising by reason of any invalidity or enforceability of any of the Loan Documents or any disability of any guarantor, if any; and (3) any defense based upon an election of remedies by the Lender, including, without limitation, any election to proceed by judicial or nonjudicial foreclosure of any security, whether real property or personal property security, or by deed in lieu thereof.

         15. No Waiver Respecting Violations of Environmental Law. Indemnitor's obligations hereunder shall in no way be impaired, reduced or released by reason of the Lender's omission or delay to exercise any right described in connection with any notice, demand, warning or claim regarding violations of any Environmental Law governing the Property.

         16. No Election of Remedies. Indemnitor waives any right to require that any action be brought by the Lender against any other person, or that any other remedy under the Loan Documents be exercised. The Lender may, at its option, proceed against Indemnitor in the first instance to collect monies when due or obtain performance under this Indemnity, without first resorting to any other remedy under the Loan Documents.

         17. Successors and Assigns. This Indemnity shall be binding upon Indemnitor, its successors and assigns, and shall inure to the benefit of and shall be enforceable by the Lender, its successors, endorsees, and assigns (including, without limitation, any entity to which the Lender assigns or sells all or any portion of its interest in the Loan). As used herein, the singular shall include the plural and the masculine shall include the feminine and neuter and vice versa, as the context so requires.

         18. Notices. (a) All notices, demands, requests, consents, approvals and other instruments ("Notices") under this Indemnity shall be in writing and, unless otherwise expressly provided herein, shall be addressed to the intended recipient at the following address:

                  If to Indemnitor:

                  LANNETT COMPANY, INC.
                  9000 State Street
                  Philadelphia, PA   19136
                  Attention:  Jeffrey M. Moshal, Vice President Finance

                  With a copy to:

                           J. Randolph Lawlace, Esquire
                           Fox, Rothschild, O'Brien & Frankel
                           2000 Market Street, 10th Floor
                           Philadelphia, PA  19103-3291

                  To Lender:

                  FIRST UNION NATIONAL BANK
                  123 South Broad Street
                  Philadelphia, Pa. 19109
                  Attention: Jane Sobieski, Vice President

                  With copy to:

                  Obermayer Rebmann Maxwell & Hippel LLP
                  19th Floor
                  One Penn Center
                  1617 John F. Kennedy Blvd.
                  Philadelphia, Pa. 19103

All notices shall be either delivered to such party by express courier service, delivery charges prepaid and receipt acknowledged in writing, or mailed to such party by certified mail, return receipt requested, postage prepaid. Either party hereto may at any time and from time to time by Notice given as herein provided change the address to which future Notices to such party are to be given.

                  (b) No Notice given by any party hereto shall be of any force or effect unless such Notice is given in accordance with all of the provisions hereof.

                  (c) All Notices shall be deemed to have been given and received (i) one day after delivery to a private, overnight air courier service; or (ii) three (3) business days after mailing if deposited, postage prepaid, in first class United States mail.

         17. Governing Law. This Indemnity shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. Each of the parties hereto agrees to submit to the jurisdiction and service of process of any court having jurisdiction over the Property to the same extent and with the same force and effect as if they were residents at the Property.

         18. Severability. Every provision of this Indemnity is intended to be severable. If any provision of this Indemnity or the application of any provision hereof to any party or circumstance is declared to be illegal, invalid or unenforceable for any reason whatsoever by a court of competent jurisdiction, such invalidity shall not affect the balance of the terms and provisions hereof or the application of the provision in question to any other party or circumstance, all of which shall continue in full force and effect.

         19. No Waiver. No failure or delay on the part of the Lender to exercise any power, right or privilege under this Indemnity shall impair any such power, right or privilege, or be construed to be a waiver of any default or an acquiescence therein, nor shall any single or partial exercise of such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No provision of this Indemnity may be changed, waived, discharged or terminated except with the written consent of the Lender.

         20. Costs of Enforcement. If Lender brings any action or proceeding to enforce any of its rights under this Agreement, the prevailing party shall be entitled to recover attorneys' fees, costs and expenses from the non-prevailing party.

         21. No Third Party Beneficiaries. Except for any purchasers of all or any part of the Loan (and such parties' successors and assigns), the parties hereto do not intend to confer any rights or benefits hereunder on any parties other than the parties hereto, their successors and permitted assigns, if any.

         22. Intentionally Omitted.

         23. Capitalized Terms. All capitalized terms used herein and not defined herein shall have the respective meanings given to such terms in the Mortgage.

         24. Entire Agreement. This Indemnity and the Loan Documents constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter contained in this Indemnity; provided that in the case of any conflict or inconsistency between or among the terms of this Agreement and the Loan Documents with respect to the subject matter hereof, the terms of this Indemnity shall govern and control.

         25. Captions. The captions by which the paragraphs of this Agreement are designated are for convenience of reference only and do not define, describe or limit the scope or the intent of this Agreement.







IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Attest:                         INDEMNITOR:

                                LANNETT COMPANY, INC.

______________________          By:__________________________
(Seal)

Attest:                         LENDER:

                                FIRST UNION NATIONAL BANK


____________________            By:__________________________
(Seal)